UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)
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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

NRG ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
2025 Annual Meeting of Stockholders and Proxy Statement
      , 2025
Fellow Stockholders:
We are pleased to invite you to attend NRG Energy, Inc.’s Annual Meeting of Stockholders, which will be held virtually via the Internet at 9:00 a.m. Eastern Time on Thursday, May 1, 2025 at www.virtualshareholdermeeting.com/NRG2025.
Details regarding attendance and the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
On behalf of everyone at NRG, I thank you for your ongoing interest and investment in NRG Energy, Inc. We are committed to acting in your best interests. If you have any questions with respect to voting, please call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll free).
Sincerely,
LAWRENCE S. COBEN
President, Chief Executive Officer and Chair of the Board
THIS PROXY STATEMENT AND THE PROXY CARD ARE
BEING DISTRIBUTED ON OR ABOUT       , 2025.

NRG Energy, Inc.
910 Louisiana Street, Houston, Texas 77002
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
When: Thursday, May 1, 2025, 9:00 a.m. Eastern Time
Where: Via the internet at www.virtualshareholdermeeting.com/NRG2025

We are pleased to invite you to join our Board of Directors and senior leadership at the NRG Energy, Inc. 2025 Annual Meeting of Stockholders. For more information about the Annual Meeting, including how stockholders can ask questions during the Annual Meeting, please see page 102 of the accompanying Proxy Statement.
ITEMS OF BUSINESS
1.
To elect eleven directors.

2.
To approve, on a non-binding advisory basis, NRG Energy, Inc.’s executive compensation.

3.
To ratify the appointment of KPMG LLP as NRG Energy, Inc.’s independent registered public accounting firm for the 2025 fiscal year.

4.
To approve the Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements.

5.
To vote on a stockholder proposal for simple majority vote, if properly presented at the meeting.

In addition, we may transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.
RECORD DATE
You are entitled to vote if you were a stockholder of record of our common stock at the close of business on March 3, 2025.
HOW TO VOTE
Even if you plan to participate in the Annual Meeting, please vote right away using one of the following advance voting methods. Make sure to have your proxy card or voting instruction form in hand and follow the instructions on the card or form.
Via the Internet before the Annual Meeting:
You may vote at www.proxyvote.com, from anywhere in the world, 24 hours a day, 7 days a week, up until 11:59 p.m. Eastern Time on April 30, 2025.
By phone:
You may vote 24 hours a day, 7 days a week, up until 11:59 p.m. Eastern Time on April 30, 2025, by calling (800) 690-6903 from a touch-tone phone.
By mail:
If you received a paper copy of the materials, you may mark, sign, date and mail your proxy card or voting instruction card in the enclosed, postage-paid address envelope, as soon as possible as it must be received by the Company prior to May 1, 2025, the Annual Meeting date.
Via the Internet during the Annual Meeting:
You can vote electronically during the Annual Meeting. To be admitted to the Annual Meeting, please visit www.virtualshareholdermeeting.com/NRG2025. Stockholders or their legal proxies must enter the 16-digit control number found on their proxy card, voting instructions form, or other proxy materials. You can find instructions for voting online during the virtual Annual Meeting on page 101 of the accompanying Proxy Statement.
By Order of the Board of Directors,
CHRISTINE A. ZOINO
Corporate Secretary

2025 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

Who Is The Company’s Transfer Agent?	102
Why Did I Receive A One-Page Notice In The Mail Regarding The Internet Availability Of Proxy Materials Instead Of A Full Set Of Proxy Materials?	102
What Is “Householding”?	103
How Can I Request Additional Materials?	103
Whom Should I Call If I Have Questions About The Annual Meeting?	103
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS	104
APPENDIX A — AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	A-1

Proxy Statement Highlights
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding NRG Energy, Inc.’s 2024 performance, please review NRG Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024.
ROADMAP OF VOTING MATTERS
Stockholders are being asked to vote on the following matters at the 2025 Annual Meeting of Stockholders of NRG Energy, Inc. (NRG or the Company):
Proposal	Board Recommendation
Proposal 1. Election of directors (Page 36)
The Board of Directors (Board) and the Governance and Nominating Committee believe that the 11 director nominees possess the necessary qualifications, attributes, skills and experiences to provide advice and counsel to the Company’s management and effectively oversee the business and the long-term interests of our stockholders.	FOR each director nominee
Proposal 2. Approval, on a non-binding advisory basis, of NRG’s executive compensation (Say on Pay Proposal) (Page 47)

The Company seeks a non-binding advisory vote to approve the compensation of its named executive officers for 2024 as described in the Compensation Discussion and Analysis beginning on page 62, including the compensation tables and applicable narrative discussion. The Board values stockholders’ opinions, and the Compensation Committee will take into account the outcome of the Say on Pay Proposal when considering future executive compensation decisions.
FOR
Proposal 3. Ratification of the appointment of KPMG LLP as NRG Energy, Inc.’s independent registered public accounting firm for the 2025 fiscal year (KPMG Ratification Proposal) (Page 48)
The Audit Committee and the Board believe that the retention of KPMG LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of KPMG LLP.	FOR
Proposal 4. Approval of Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements (Charter Amendments Proposal) (Page 49)
The Board and Governance and Nominating Committee believe the approval of the Amended and Restated Certificate of Incorporation to eliminate supermajority voting	FOR

Proposal	Board Recommendation
requirements is in the best interests of the Company and its stockholders.
Proposal 5. A stockholder proposal for simple majority vote, if properly presented (Simple Majority Vote Stockholder Proposal) (Page 51)

The stockholders are being asked to consider a stockholder proposal titled “Simple Majority Vote.”
The Company is not responsible for the content of this stockholder proposal or supporting statement. The Board recommends a vote AGAINST this stockholder proposal as it is redundant and unnecessary in light of Proposal 4.
AGAINST

2024 BUSINESS AND SUSTAINABILITY HIGHLIGHTS
In 2024, we executed across all our strategic priorities and delivered numerous business successes, as summarized below.

Strong Performance in Financial Metrics
Exceeded midpoint of our previously raised guidance ranges for each of our financial metrics, while continuing to execute on our strategic plan
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Returning Capital
Returned $1.263 billion to shareholders, through $925 million in share repurchases and $338 million in common stock dividends
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Virtual Power Plant (VPP)
Executed partnership agreement with Renew Home, a VPP platform formed by the combination of Google’s Nest Renew and OhmConnect
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Advancing Development
Advancing development of 1.5 GW of dispatchable generation in the ERCOT market
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Credit Ratings
Achieved our target credit metrics of 2.50x – 2.75x Net Debt to Adjusted EBITDA, a full year earlier than our original target

Sustainability is an integral part of our corporate strategy, as it directly impacts our business success and value creation. We are committed to reducing our environmental footprint and positively affecting the communities in which our customers and employees live and work. Our longstanding commitment to sustainability is summarized below. In addition, the Sustainability at NRG section, beginning on page 26, further describes our sustainability framework.

CORPORATE GOVERNANCE HIGHLIGHTS
We are committed to maintaining the highest standards of corporate governance, which promote the long-term interests of our stockholders, strengthen Board and management accountability, and help build public trust in the Company. The Governance of the Company section beginning on page 10 describes our corporate governance framework, which incorporates the following principles:
• Annual election of directors
• Majority voting for directors in uncontested elections
• 11 director nominees, of which 10 are independent
• Proxy access for stockholders to nominate directors
• Committees consisting solely of independent directors
• Broad array of skills, experiences and backgrounds
• Regular executive sessions of independent directors
• Risk oversight by full Board and Committees
• Oversight by the Finance and Risk Management Committee of our data privacy and security practices, cybersecurity-related risks and our cybersecurity program
• Commitment to sustainability, and oversight of environmental, social and governance (ESG) matters
• Anti-hedging and anti-pledging policies
• Annual Board and committee evaluation process, periodically using a third-party facilitator
• Robust director onboarding and continuing education programs

EXECUTIVE COMPENSATION HIGHLIGHTS
The objectives of our executive compensation program are to align executive pay with stockholder value and to incentivize executives to achieve our corporate goals. The Compensation Discussion and Analysis section beginning on page 62 describes our executive compensation program, which incorporates the following principles:
• Significant portion of executive compensation is “at-risk” to align with stockholder interests and promote company business strategy through ties to performance metrics
• Require above-median performance for vesting of performance-based long-term incentive compensation awards at target
• Robust stock ownership guidelines
• NYSE compliant clawback policy and clawback provisions in award agreements
• Double trigger for the payment of cash severance and the vesting of equity upon a change in control
• Engage an independent compensation consultant to advise on compensation matters
• Ensure our compensation practices do not encourage undue risk taking
• Engage in a comprehensive performance evaluation process for all named executive officers (NEOs) and annual management succession and leadership development efforts
• Conduct a pay equity survey at least every three years
YEAR IN REVIEW

Pay for Performance. Our strong performance in 2024 drove commensurate results in our Annual Incentive Plan (AIP) and Long Term Incentive Plan (LTIP), demonstrating alignment between Company performance and executive compensation.

•

LTIP Results. Our 98th percentile Total Shareholder Return (TSR) achievement relative to our performance peer group (the constituents of the S&P 500) drove maximum results for our NEOs’ relative performance stock unit (RPSU) awards.

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AIP Results. Achievement of each of our 2024 financial metrics resulted in Adjusted Free Cash Flow before Growth (Adjusted FCFbG) and Adjusted EBITDA goals under the AIP to exceed target at 200% and 185%, respectively.

SUMMARY OF DIRECTOR NOMINEES
Name and primary occupation	Age	Director since	Independent	Other public company boards	Standing Committee membership
					A	C	G&N	F
Lawrence S. Coben (Chair of the Board) President and Chief Executive Officer, NRG Energy, Inc.	66	2003	NO	1
E. Spencer Abraham Chairman and Chief Executive Officer, The Abraham Group	72	2012	YES	3		★
Antonio Carrillo (Lead Independent Director) President and Chief Executive Officer, Arcosa, Inc.	58	2019	YES	1		●
Matthew Carter, Jr. Chief Executive Officer, Intrado Life & Safety, Inc.	64	2018	YES	1		●	●
Heather Cox President, Insights & Empowerment, Zelis Healthcare Inc.	54	2018	YES	1		●	★
Elisabeth B. Donohue Former Chief Executive Officer, Publicis Spine	59	2020	YES	1			●	★
Marwan Fawaz Former Executive Advisor, Google and Alphabet	62	2023	YES	1			●	●
Kevin T. Howell Former Chief Operating Officer, Dynegy Inc.	67	2024	YES	0	●			●
Alexander Pourbaix Executive Chair and Former President and Chief Executive Officer, Cenovus Energy	59	2023	YES	2	●	●
Alexandra Pruner Senior Advisor, Perella Weinberg Partners	63	2019	YES	1	★			●
Marcie C. Zlotnik Co-Founder, Former Chief Operating Officer and Chair, StarTex Power	62	2023	YES	0	●		●
★ Chair ● Member
A Audit Committee	G&N Governance and Nominating Committee
C Compensation Committee	F Finance and Risk Management Committee

QUESTIONS AND ANSWERS
Please see the Questions and Answers section beginning on page 98 for important information about the proxy materials, voting and the 2025 Annual Meeting of Stockholders. Additional questions may be directed to our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 or proxy@mackenziepartners.com.
LEARN MORE ABOUT OUR COMPANY
You can learn more about the Company, view our governance materials and much more by visiting our website, www.nrg.com. Information contained on our website is not incorporated into or a part of this Proxy Statement.
Please also visit our 2025 Annual Meeting of Stockholders website at www.proxyvote.com to easily access the Company’s proxy materials or vote through the Internet.

About this Proxy Statement
We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of NRG Energy, Inc. for the 2025 Annual Meeting of Stockholders (Annual Meeting) and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held virtually via the Internet on Thursday, May 1, 2025, 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/NRG2025. In this Proxy Statement, “we,” “us,” “our,” “NRG” and the “Company” refer to NRG Energy, Inc.
You are receiving this Proxy Statement because you own shares of our common stock, par value $0.01 per share, that entitle you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on Thursday, May 1, 2025.
Each of the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (Annual Report on Form 10-K) is available at www.proxyvote.com. If you would like to receive, without charge, a paper copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, please send your request to Investor Relations, 804 Carnegie Center, Princeton, New Jersey 08540.
Forward-Looking Statements. This Proxy Statement contains information that may constitute “forward-looking statements.” Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “may,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements expressing general views about future operating results, are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in Item 1A — Risk Factors in our Annual Report on Form 10-K and those described from time to time in our future reports filed with the Securities and Exchange Commission (SEC).

ABOUT NRG
NRG is a leading energy and smart home services company fueled by market-leading brands, proprietary technologies and complementary sales channels. Across the U.S. and Canada, NRG delivers innovative, sustainable solutions, predominately under brand names such as NRG, Reliant, Direct Energy, Green Mountain Energy and Vivint, while also advocating for competitive energy markets and customer choice. NRG has a customer base that includes approximately 8 million residential customers (comprised of 6 million retail energy customers and 2 million smart home customers) in addition to commercial, industrial, and wholesale customers, supported by approximately 13 GW of generation as of December 31, 2024.
NRG sold 154 TWhs of electricity and 1,833 MMDth of natural gas in 2024, making it one of the largest competitive energy retailers in the U.S. As of the end of 2024, NRG had recurring electricity and/or natural gas sales in 25 U.S. states, the District of Columbia, and 8 provinces in Canada, and Vivint Smart Home, Inc. (Vivint) served customers in all 50 U.S. states. NRG’s retail brands, collectively, have the largest share of competitively served residential electric customers in Texas and is one of the largest business-to-business providers of power and natural gas in North America, including to manufacturing, industrial, and data center facilities.
COMPANY STRATEGY
NRG’s strategy is to maximize stockholder value by being a leader in the emerging convergence of energy and smart automation in the home and business. Through a diversified supply strategy, the Company sells reliable electricity and natural gas to its customers in the markets it serves, while also providing innovative home solutions to customers. NRG’s unique combination of assets and capabilities enables the Company to develop and sell highly differentiated offerings that bring together everyday essential services like powering and securing the home through a seamless and integrated experience. This strategy is intended to enable the Company to optimize its unique integrated platform to delight customers, generate recurring cash flow, significantly strengthen earnings and cost competitiveness, and lower risk and volatility. Sustainability is a philosophy that underpins NRG’s strategy and facilitates value creation across NRG’s business.
To effectuate the Company’s strategy, NRG is focused on:
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serving the energy needs of end-use residential, commercial and industrial, and wholesale counterparties in competitive markets and optimizing additional revenue opportunities through its multiple brands and channels;

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offering a variety of energy products, smart home products and services that are differentiated by innovative features, premium service, integrated platforms, sustainability and loyalty/affinity programs;

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excellence in operating performance of its assets;

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achieving the optimal mix of supply to serve its customer load requirements through a diversified supply strategy; and

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engaging in disciplined and transparent capital allocation.

Governance of the Company
CORPORATE GOVERNANCE GUIDELINES AND CHARTERS
The Board has adopted Corporate Governance Guidelines (Guidelines) that, along with the Amended and Restated Certificate of Incorporation, as amended (Current Certificate of Incorporation), the Sixth Amended and Restated By-laws (By-laws), the charters of the committees of the Board (Committees), and the Lead Independent Director Charter (LID Charter), provide the framework for the governance of the Company. The Board’s Governance and Nominating Committee is responsible for periodically reviewing the Guidelines and recommending any proposed changes to the Board for approval. The Guidelines, together with the charters of all of the Committees, the LID Charter, and the Company’s Code of Conduct, are available on the Governance section of the Company’s investor relations website at https://investors.nrg.com. In addition, stockholders who desire to receive such items in print may request them from the Company’s Corporate Secretary by writing to NRG Energy, Inc., 804 Carnegie Center, Princeton, New Jersey 08540.
GOVERNANCE PRACTICES
The Board and Company are committed to maintaining the highest standards of corporate governance practices and principles. The Board has taken a proactive approach in applying leading governance practices to its structure. Furthermore, as described in the Guidelines, the Board follows a series of governance practices that it believes foster effective Board oversight and accountability to you, our stockholders. These practices include:
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Executive and director stock ownership guidelines to align interests with our stockholders;

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Annual performance evaluations of the Board and each of its standing Committees, as well as peer feedback for individual directors;

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Director orientation and continuing education program, including site visits and information sessions with management;

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Ongoing succession planning and talent development programs for the Chief Executive Officer (CEO) and other senior management, including annual engagement between senior management and the Board regarding personal development plans, successor designation, and assessment of bench strength for key senior leadership positions;

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Access to and engagement of outside advisors and consultants to assist the Board and the Committees in the performance of their duties, as appropriate; and

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Active engagement with our stockholders regarding governance practices and other matters.

PROXY ACCESS
To facilitate engagement with our stockholders, our By-laws provide for proxy access. Under the proxy access provisions in our By-laws, a stockholder (or group of up to 20 stockholders) continuously owning at least 3% of our outstanding common stock for a period of at least three years prior to the date of the nomination may nominate and include in our proxy materials for the following annual meeting director nominees constituting up to 20% of the Board. To do so, the stockholder must submit the information required by Article II, Section 15 of our By-laws to the Company’s Corporate Secretary as described further under “Stockholder Proposals and Director Nominations for the 2026 Annual Meeting of Stockholders — Director Nominees for Inclusion in the Proxy Materials for the 2026 Annual Meeting of Stockholders (Proxy Access).”
RISK OVERSIGHT

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The Board has responsibility for overall risk oversight of the Company.

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Committees, especially the Finance and Risk Management Committee, play a key role in risk oversight.

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Risk oversight includes understanding the material risks to the business and what steps management is taking or should be taking to manage those risks, as well as understanding and determining the appropriate risk tolerance for the Company.

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To define the Company’s risk tolerance, the Board reviews and approves the annual business plan, budget and long-term plan, strategic initiatives, acquisitions and divestitures, and capital allocation plan.

The Board performs its risk oversight function in several ways. The Board monitors, reviews and reacts to strategic and corporate risks through reports by management, including the enterprise risk management team, which is further described below, and through the Committees of the Board. While several Committees have responsibilities for addressing risk, the Board primarily conducts this oversight function through the Finance and Risk Management Committee. The Finance and Risk Management Committee is responsible for company-wide enterprise risk management. The Company’s enterprise risk management team, comprised of senior management and key personnel in and around the finance, commercial operations and risk functions, reports to the Finance and Risk Management Committee on a regular basis.

BOARD COMMITTEES RISK OVERSIGHT FOCUS
The table below summarizes the significant role the various Committees play in carrying out the risk oversight function.
Committee	Risk Oversight Focus Area
Audit	Reviews and evaluates our policies with respect to risk assessment and risk management. Oversees financial risks, which includes reviewing the effectiveness of our SEC internal controls, conducting a detailed review of the financial portions of our SEC reports, approving the independent auditor and the annual audit plan, and receiving and considering periodic reports from our independent auditor, our internal auditor and our corporate compliance officer.
Compensation
Oversees risks related to our compensation policies and practices, with input from management and Pay Governance LLC (Pay Governance), the Compensation Committee’s independent outside compensation consultant. For more information on the Compensation Committee’s role with respect to oversight of risks related to compensation policies, see “Compensation Discussion and Analysis — Oversight of Risks Related to Compensation Policies,” beginning on page 74.

Finance and Risk Management	Oversees risks related to our capital structure, liquidity, financings and other capital markets transactions as well as risks related to our trading of fuel, transportation, energy and related products and services, regulatory compliance, and information technology systems, data privacy and security and cybersecurity matters and the Company’s management of the risks associated with such activities. For a detailed discussion of our cybersecurity strategy, please refer to Item 1C — Cybersecurity in our Annual Report on Form 10-K.
Governance and Nominating	Oversees our strategies and efforts to manage our environmental, economic and social impacts, including our environmental, climate change, sustainability and political expenditure policies and programs.
The Chairs of each of the Committees regularly report to the Board on all matters reviewed by their respective Committees, thereby providing the Board with the opportunity to identify and discuss any risk-related issues or request additional information from management or the Committees that may assist the Board in its risk oversight role. To this end, risk-related issues presented to the Committees are routinely presented to the full Board to ensure proper oversight.

BOARD STRUCTURE AND LEADERSHIP

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Chair of the Board: Lawrence S. Coben

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Number of regular meetings in 2024: 5

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Appointment of Lead Independent Director

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Annual election of directors

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Majority voting for directors

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Active engagement by all directors

• Number of current directors: 11 • Number of special meetings in 2024: 4 • Regular executive sessions of independent directors • Each Committee led by an independent director
The Board believes that an effective board leadership structure is highly dependent on the experience, skills and personal interaction between persons in leadership roles. Directors stand for election annually. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier death, resignation or removal.
As stated in the Guidelines, the Board believes that it is in the best interest of the Company for the Board to determine whether or not to separate the roles of Chair and CEO based upon the present circumstances. Furthermore, our LID Charter provides that, if the Chair and CEO are the same person, the Board will elect an independent director to serve as Lead Independent Director.
In August 2024, Dr. Coben was appointed President and CEO while continuing to serve as Chair. In choosing to combine the Chair and CEO roles under Dr. Coben, the Board considered various factors, including Dr. Coben’s long tenure with the Company and on the Board, his in-depth knowledge of the Company’s operations and the risks it faces, the current composition of the Board, and the Company’s governance structure, including its well-functioning Committees composed entirely of independent directors as well as its strong Lead Independent Director.
In connection with Dr. Coben’s appointment as permanent CEO in August 2024, Mr. Carrillo was appointed as Lead Independent Director. Dr. Coben and Mr. Carrillo work closely together in complementary roles. As CEO, Dr. Coben focuses on the day-to-day operations of the Company and establishes the Company’s strategic plan. Dr. Coben also leads the Board’s responsibilities for reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions, assessing major risks facing the Company and management, and overseeing succession planning, most notably at the CEO level, and he presides over the Board and its Committees as they perform their broad and varied oversight functions. As Lead Independent Director, Mr. Carrillo reviews Board agendas in collaboration with Dr. Coben, and recommends matters for the Board to consider and information to be provided to the Board. Mr. Carrillo also serves as principal liaison between the Chair and the independent directors.
The Guidelines provide that non-executive directors meet in executive session regularly following Board meetings. As Lead Independent Director, Mr. Carrillo presides over these sessions. Also, pursuant to the By-laws, Mr. Carrillo has been designated as an “alternate member” of all Committees to replace any absent or disqualified members of a Committee.
Directors are encouraged to attend the annual meetings of stockholders. All of the then sitting directors attended the 2024 Annual Meeting of Stockholders. During the 2024 fiscal year, each director attended more than 75% of the total number of Board meetings and meetings of the Committees on which they served (during the periods when they served).

DIRECTOR INDEPENDENCE
Under the Guidelines and the New York Stock Exchange (NYSE) listing standards, a majority of the Board must be composed of independent directors. The Board determines the independence of our directors by applying the independence principles and standards established by the NYSE. These standards provide that a director is independent only if the Board affirmatively determines that such director does not have a direct or indirect material relationship with the Company, which may include commercial, industrial, consulting, legal, accounting, charitable, familial and other business, professional and personal relationships.
The Board conducts a review of the independence of the Company’s directors (other than Dr. Coben, our CEO) at least on an annual basis. In its most recent review, the Board considered, among other things:
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Any employment relationships between the Company and its directors or their immediate family members;

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Any affiliations of the Company’s directors or their immediate family members with the Company’s independent registered public accounting firm, compensation consultants, legal counsel and other consultants and advisors;

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Any transactions that would require disclosure as a related person transaction or that qualify for review under our related person transactions policy;

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Any transactions made in the ordinary course of business with a company in which a director serves on the board or as a member of the executive management team;

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Any transactions involving payments made by the Company to educational or charitable institutions; and

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Any general factors that may impact the independence of the Company’s directors in the view of the Board.

In addition, because the Company provides retail electricity services through certain of its subsidiaries, the Board also considered instances where certain of its directors either received electricity or natural gas services from the Company or serve as directors of businesses that received electricity or natural gas services from the Company.
The Board has determined that all of the Company’s directors are independent under the Guidelines and the NYSE listing standards, with the exception of Dr. Coben, our CEO.
Each of the Audit, Compensation, Governance and Nominating, and Finance and Risk Management Committees is made up solely of independent directors. In accordance with the Guidelines and NYSE listing standards, all members of the Audit and Compensation Committees meet additional independence standards applicable to audit and compensation committee members, respectively.

BOARD AND COMMITTEE EVALUATIONS
The Board conducts an annual performance evaluation of the Board as a whole and each of its Committees. All directors are required to assess whether the Board and the Committees are functioning effectively. The evaluation process provides an opportunity for the members of the Board to reflect upon their service and assess the effectiveness of the Board as a whole and each of the Committees in an effort to determine if improvements are warranted.
In order to enhance Board effectiveness and continually improve our governance practices, the Governance and Nominating Committee, which is responsible for the overall structure of the evaluation process, uses a third-party facilitator to assist with its annual Board evaluation program. The Governance and Nominating Committee believes that third-party evaluations strengthen Board effectiveness as the third-party facilitator brings broad market insight and an objective, candid perspective on a wide range of governance matters, including board dynamics, structure and composition, information practices, meeting schedules and agendas, decision-making and overall effectiveness. The Governance and Nominating Committee engages a third-party facilitator every other year; it did so in 2023 and plans to do so again in 2025.
In 2024, as part of its annual Board evaluation, the Governance and Nominating Committee asked the Board to consider responses to a broad range of questions regarding the functioning and effectiveness of the Board and its Committees. The Chair of the Governance and Nominating Committee held individual sessions with each of the directors to elicit feedback concerning the collective performance of the Board, and to gather information about areas where the Board may improve its effectiveness and performance. These discussion topics included the Board’s mix of skills, expertise, and experience; the priorities and impact of the Board; the transparency and communication of management with the Board; and specific feedback for other Board directors. Following completion of the interviews, the Chair of the Governance and Nominating Committee met with the Chair of the Board and the Lead Independent Director to discuss the responses, which were then presented to the full Board for discussion.
In addition, the Board conducted its annual performance evaluation of each Committee using an open-ended questionnaire in which all directors were required to assess the actions taken by each Committee on which the director served during the past year and suggest changes or improvements. The questions gave each director an anonymous opportunity to provide candid observations and affirmative feedback to their peers and management. This feedback helps the Board and Committees identify and consider themes or issues that have emerged, and provide feedback to management. Feedback received regarding individual directors is then shared with the Governance and Nominating Committee Chair and the individual directors.
The Board believes that the evaluation process described above evokes meaningful responses because it provides directors with the opportunity to share feedback in multiple formats at each of the Board, Committee, and individual levels. The process highlights the Board’s commitment to continuous self-improvement by identifying issues that may require honest and difficult conversations and supports the Board’s nomination and refreshment practices.

DIRECTOR NOMINEE SELECTION PROCESS
The Governance and Nominating Committee is responsible for identifying individuals whom the Committee believes are qualified to be Board members, in accordance with criteria set forth in the Guidelines, as well as the assessment, on an ongoing basis, of the members of the Board for purposes of continued service to the Board and Company.
The Governance and Nominating Committee provides its recommendations to the Board for approval based on considerations of certain criteria. Such criteria include an individual’s business experience and skills, independence, judgment, integrity, and ability to commit sufficient time and attention to the activities of the Board. Our Guidelines utilize a sliding scale for service on other public company boards, with consideration given to public company leadership roles and outside commitments. A director who also serves as our CEO may not serve on more than one board of a public company in addition to our Board, a director who also serves as Chair of our Board should not serve on more than two boards of public companies in addition to our Board, and other directors should not serve on more than three other boards of public companies in addition to our Board.
Each year, in considering the qualifications of potential Board nominees, the Governance and Nominating Committee reviews the number of boards on which the candidate sits, and each of our directors affirmatively disclose the number of public company boards on which they serve in connection with completing their annual director questionnaire.
In evaluating potential nominees, the Governance and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all Board members. The Governance and Nominating Committee considers the Company’s strategy and the particular skills, experiences and other qualifications that should be represented on the Board as a whole in light of the Company’s strategic direction. In addition to the factors listed above, the Governance and Nominating Committee considers an understanding of and experience in the retail and wholesale competitive energy market, customer expertise, finance, operations, and executive leadership. The Governance and Nominating Committee also assesses whether a nominee’s background, experience, personal characteristics, or skills will advance the Board’s goal of creating and sustaining a Board that can support and oversee management’s execution of the Company’s strategic priorities. The Board takes into account all of these factors when evaluating the Governance and Nominating Committee’s recommendations.

Listed below are summaries of specific qualifications that the Governance and Nominating Committee and the Board believe should be represented on the Board among other qualifications that a director may bring.
The Governance and Nominating Committee’s process for identifying and evaluating director nominees includes consultation with all directors, solicitation of proposed nominees from all directors, the engagement of one or more professional search firms, if deemed appropriate, interviews with prospective nominees by the Committee (and other directors, if deemed appropriate) and recommendations regarding qualified candidates to the full Board.
As noted above, the Board is continually evaluating the need for Board refreshment and has been focused on identifying individuals whose skills and experiences will enable them to make meaningful contributions to the Company in light of the Company’s evolving strategy and direction. The Board also aims to strike a balance between the knowledge and understanding of the business that comes from longer-term service on the Board with the ideas and perspectives that can come from adding new members.

BOARD SKILLS AND EXPERIENCE
Our director nominees represent a diverse mix of skills, experiences and viewpoints that are relevant to our Company and facilitate effective oversight. To illustrate the complementary nature of each director nominee’s skills and experience, the table below identifies six primary skills and experiences that the director nominees bring to the Board. In identifying these skills and experiences, each director nominee is limited to selecting six such areas. The table below therefore does not include all of the skills, experiences, and qualifications that each director nominee offers, and even though a particular skill, experience, or qualification is not listed, a director nominee may yet possess that skill, experience, or qualification. We believe that identifying six primary skills and experiences is a more meaningful presentation of the complementary contributions and value that each director nominee brings to their service on the Board and to the Company’s stockholders. See “Proposal No. 1 Election of Directors” for the biographies of our director nominees and a description of the skills and viewpoints that each director nominee brings to bear in their service to the Board and Committees.

BOARD COMPOSITION
The Board is committed to building a diverse and experienced membership with the requisite skills to provide exceptional leadership to the Company. Our Guidelines specify that the Governance and Nominating Committee is responsible for maintaining a diversity of skills, experiences and backgrounds on the Board. The differences in experience and expertise enable the Board to hear complementary perspectives from its members, which in turn enhances our decision-making, risk oversight, and performance.

DIRECTOR ONBOARDING AND CONTINUING EDUCATION
Half of our non-executive directors joined the Board since 2020, and nine of our ten non-executive directors joined within the last seven years, bringing with them new and diverse perspectives and leadership skills in strategically important areas. Given these relatively recent changes to our Board composition, we are committed to implementing thoughtful director orientation, board refreshment, and succession planning programs, so as to ensure that our newest directors are well-equipped to contribute fresh perspectives, effectively lead in strategically important areas, and safeguard the long-term interests of our stockholders.
Our Governance and Nominating Committee oversees the Company’s new director orientation program and continuing education program for existing directors. Our new director orientation program has three components. First, new directors receive background information about the Company, which includes a copy of our director handbook containing all relevant Company policies, selected earnings materials and transcripts, and the Company’s most recent SEC filings and sustainability report. Second, our new directors attend orientation sessions with each of the business and functional leads in order to familiarize themselves with the Company’s business and operations as well as the senior members of the management team. These orientation sessions include both in office meetings and site visits. Third, new directors engage in one-on-one sessions with Committee chairs and other Board members to review and discuss information about the Company, the business, the boardroom, and individual director roles and responsibilities. The Governance and Nominating Committee annually reviews the director onboarding policy.
Members of the Board are encouraged to participate in presentations and trainings as part of NRG’s continuing education program to stay informed on current topics of interest. These trainings include in boardroom sessions on topics of interest, such as cybersecurity or data privacy, or directors can select and participate in external education sessions of their choice.
BEYOND THE BOARDROOM
Members of the Board also participate in engagement opportunities outside of Board meetings, which allows them to gain greater insight into the Company’s businesses and industries. Engagement outside of Board meetings also allows directors to gain a deeper understanding of NRG’s strategic goals, as well as the performance of the Company, our President and CEO and other members of management, and the Board as a whole.
Directors hold individual discussions among themselves and with our President and CEO, along with informal individual and small group meetings with other members of senior management. This practice allows members of the Board to gain insight into NRG’s management development program and to assist with succession planning.
Additionally, the Chair of the Board, the Lead Independent Director, and Committee Chairs regularly hold discussions among themselves and with members of management to plan future meetings.
BOARD COMMITTEES
The Board has the following four standing Committees: Audit, Compensation, Governance and Nominating, and Finance and Risk Management.
The membership and the functions of each Committee are described below. Each of the standing Committees has adopted a charter that describes each such Committee’s roles and responsibilities. The charters of all of the standing Committees are available on the Governance section of the Company’s investor relations website at https://investors.nrg.com.

AUDIT COMMITTEE
• Current Members: Alexandra Pruner (Chair), Kevin T. Howell, Alexander Pourbaix and Marcie C. Zlotnik
• Number of regular meetings in 2024: 4 • Number of special meetings in 2024: 0
• Audit Committee Financial Experts: Alexandra Pruner and Marcie C. Zlotnik

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Primary Responsibilities: Appoints, retains, oversees, evaluates, and compensates the independent auditors; reviews the annual audited and quarterly consolidated financial statements; and reviews major issues regarding accounting principles and financial statement presentations

• Independence: All members
The Audit Committee represents and assists the Board with respect to matters involving the accounting, auditing, financial reporting, internal controls, and legal compliance functions of the Company and its subsidiaries, including assisting the Board in its oversight of the integrity of the Company’s financial statements, the qualifications, independence, and performance of the Company’s independent auditors, the performance of the Company’s internal audit function, the Company’s compliance with legal and regulatory requirements, and effectiveness of the Company’s legal and regulatory compliance functions. Among other things, the Audit Committee:
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appoints, retains, oversees, evaluates, and compensates the independent auditors;

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reviews the annual audited and quarterly consolidated financial statements;

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reviews major issues regarding accounting principles and financial statement presentations;

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reviews earnings press releases and earnings guidance provided to analysts and rating agencies;

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reviews with the independent auditors the scope of the annual audit, and approves all audit and permitted non-audit services provided by the independent auditors;

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considers the adequacy and effectiveness of the Company’s internal control and reporting system;

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with the advice and assistance of the Finance and Risk Management Committee, reviews in a general manner the processes by which the Company assesses and manages risk; provided, however, the Audit Committee is not required to duplicate the work of the Finance and Risk Management Committee;

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reviews periodically the Company’s tax policies and any pending audits or assessments;

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reports regularly to the Board regarding its activities and prepares and publishes required annual Audit Committee reports;

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establishes procedures for the receipt, retention, and treatment of complaints and concerns regarding accounting, internal accounting controls, or auditing matters;

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oversees the internal audit and corporate compliance functions; and

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annually evaluates the performance of the Audit Committee and the adequacy of its charter.

Until August 2024, the Audit Committee was comprised of Anne C. Schaumburg (Chair), Antonio Carrillo, Paul W. Hobby, Alexandra Pruner, and Marcie C. Zlotnik.
COMPENSATION COMMITTEE
• Current Members: E. Spencer Abraham (Chair), Antonio Carrillo, Matthew Carter, Jr., Heather Cox, and Alexander Pourbaix
• Number of regular meetings in 2024: 4
• Number of special meetings in 2024: 0
• Primary Responsibilities: Oversees the Company’s overall compensation structure, policies, and programs
• Independence: All members
The Compensation Committee oversees the Company’s overall compensation structure, policies, and programs. Among other things, the Compensation Committee:
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reviews and recommends to the Board annual and long-term goals and objectives relevant to the compensation of the President and CEO, evaluates the performance of the President and CEO in light of those goals and objectives, and determines, approves, and recommends to the Board for approval the compensation level of the President and CEO based on such evaluation;

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reports to the Board its review of annual and long-term goals and objectives relevant to the compensation of the Chief Financial Officer (CFO), the Executive Vice Presidents and any other officer designated by the Board, evaluates those officers’ performance in light of those goals and objectives, determines and approves compensation levels based on such evaluations and reviews and approves employment arrangements, severance arrangements and benefits plans;

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reviews and recommends to the Board the compensation, incentive compensation and equity-based plans that are subject to Board approval;

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reviews and approves stock incentive awards for executive officers other than the President and CEO;

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makes recommendations regarding, and monitors compliance by officers and directors with, the Company’s stock ownership guidelines;

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reviews and recommends to the Board the compensation of directors for service on the Board and its Committees;

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annually reviews the Company’s CEO and senior management succession plans;

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reviews and approves employment agreements and severance arrangements, benefit plans not otherwise subject to Board approval, and corporate goals and objectives for officers other than the President and CEO;

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reviews and discusses with management the Compensation Discussion and Analysis (CD&A) to be included in the Company’s proxy statement or annual report on Form 10-K, and based on such review and discussions, recommends to the Board that the CD&A be included in the Company’s proxy statement or annual report on Form 10-K, as applicable;

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evaluates any conflicts of interest and the independence of any outside advisors engaged by the Compensation Committee;

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reviews and oversees the Company’s overall compensation strategy, structure, policies, programs, risk profile and any stockholder advisory votes on the Company’s compensation practices and assesses whether the compensation structure establishes appropriate incentives for management and employees;

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annually evaluates the performance of the Compensation Committee and the adequacy of its charter; and

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performs such other responsibilities as may be delegated to it by the Board from time to time that are consistent with its purpose.

The Compensation Committee may delegate to one or more subcommittees such power and authority as the Compensation Committee deems appropriate. No subcommittee shall consist of fewer than two members, and the Compensation Committee may not delegate to a subcommittee any power or authority that is required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole.
The Compensation Committee has the authority to retain at the expense of the Company such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the Compensation Committee in the evaluation of directors, or, if applicable, CEO or senior executive compensation, and to approve the consultant’s fees and other retention terms.
Pay Governance, the Compensation Committee’s independent compensation consultant for fiscal year 2024, assisted with executive pay decisions and worked with the Compensation Committee to formulate the design of the executive compensation program for 2024.
Until August 2024, the Compensation Committee was comprised of E. Spencer Abraham (Chair), Antonio Carrillo, Matthew Carter, Jr., Heather Cox, Paul W. Hobby, and Alexander Pourbaix.
GOVERNANCE AND NOMINATING COMMITTEE
• Current Members: Heather Cox (Chair), Matthew Carter, Jr., Elisabeth B. Donohue, Marwan Fawaz and Marcie C. Zlotnik
• Number of regular meetings in 2024: 4
• Number of special meetings in 2024: 4
• Primary Responsibilities: Recommends director candidates and provides guidance on governance related matters
• Independence: All members
The Governance and Nominating Committee recommends director candidates to the Board for election at the annual meetings of stockholders, periodically reviews the Guidelines and recommends changes to the Board, and provides guidance to the Board with respect to governance related matters. Among other things, the Governance and Nominating Committee:
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identifies and reviews the qualifications of potential nominees to the Board consistent with criteria approved by the Board, and assesses the contributions and independence of incumbent directors in determining whether to recommend them for re-election;

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establishes and reviews procedures for the consideration of Board candidates recommended by the Company’s stockholders;

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makes recommendations to the Board concerning the structure, composition, and functioning of the Board and its Committees;

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reviews and assesses the channels through which the Board receives information, and the quality and timeliness of information received;

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reviews and recommends to the Board retirement and other tenure policies for directors;

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reviews and approves Company policies applicable to the Board, the directors and officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (Exchange Act);

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reviews and reports to the Board regarding potential conflicts of interests of directors;

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recommends to the Board director candidates for the annual meeting of stockholders, and candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

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oversees the Company’s strategies and efforts to manage its environmental, economic and social impacts, including, but not limited to, the Company’s environmental, climate change and sustainability policies and programs;

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oversees, in conjunction with a third-party (every other year), the evaluation of the Board, each of its Committees and management;

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annually monitors directorships in other public companies held by directors and senior officers of the Company;

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reviews the Company’s political contribution policy and the Company’s memberships in trade associations or other business associations that engage in lobbying activities or make independent expenditures relating to political campaigns or initiatives;

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reviews the Company’s charitable giving policy;

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oversees the orientation process for new directors and programs for the continuing education of existing directors;

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annually evaluates the performance of the Governance and Nominating Committee and the appropriateness of its charter; and

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performs such other responsibilities as may be delegated to it by the Board from time to time that are consistent with its purpose.

FINANCE AND RISK MANAGEMENT COMMITTEE
• Current Members: Elisabeth B. Donohue (Chair), Marwan Fawaz, Kevin T. Howell and Alexandra Pruner
• Number of regular meetings in 2024: 4
• Number of special meetings in 2024: 0
• Primary Responsibilities: Oversight of trading, power marketing and risk management issues
• Independence: All members
The Finance and Risk Management Committee assists the Board in fulfilling its responsibilities with respect to the oversight of trading, power marketing and risk management issues at the Company, and reviews and approves certain financial transactions. Among other things, the Finance and Risk Management Committee:
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reviews, reports and makes recommendations to the Board on management recommendations or proposals regarding the Company’s and its subsidiaries’: (i) capital structure, (ii) liquidity, (iii) need for credit or debt or equity financing, (iv) amounts, timing and sources of capital market transactions, and (v) financial hedging and derivative activities;

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reviews and approves, or authorizes officers to approve, the pricing and other terms and conditions of transactions relating to debt or equity financings, financial hedging and derivatives activities, and other similar financial activities, in each case which have been reviewed and approved by the Board;

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reviews and approves, or authorizes officers to approve, repurchases, early redemption or other similar actions with respect to the Company’s securities;

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reviews and approves, or authorizes officers to approve, the pricing and other terms and conditions of financing transactions related to mergers, acquisitions, tender offers, and reorganizations which have been reviewed and approved by the Board;

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reviews and approves, or authorizes officers to approve, the pricing and other terms and conditions of securities offerings which have been reviewed and approved by the Board;

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approves determinations of the fair market value of assets and investments of the Company for purposes of the Company’s note indentures, senior secured credit agreement or other similar financing documents where fair market value is required to be determined by the Board or by a Committee of the Board;

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reviews with management, on a periodic basis, contributions to employee benefit retirement plans of the Company, investment performance, funding, asset allocation policies and other similar performance measures of the employee benefit retirement plans of the Company;

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oversees the Company’s policies and procedures established by management to assess, monitor, manage and control the Company’s material risk exposures, including operational, business, financial and commodity market (including marketing and trading of fuel, transportation, energy and related products and services, and hedging of generation portfolio obligations), strategic, credit, liquidity, climate change-related and reputational risks;

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oversees matters related to the security of and risks related to information technology systems and procedures, including the Company’s data privacy and security practices, cyber-security program and cyber- related risks;

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advises and assists the Audit Committee in its review of the processes by which management and the Committee assess the Company’s exposure to risk;

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approves, as appropriate, the Company’s power marketing and trading transactions, limits, policies, practices and procedures, and counter-party credit limit and policies, and approves exceptions to policies, as necessary;

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reviews and approves transactions exceeding the President and CEO’s individual authority limits under the Company’s risk management policies;

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annually evaluates the performance of the Finance and Risk Management Committee and the appropriateness of its charter; and

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performs such other responsibilities as may be delegated to it by the Board from time to time that are consistent with its purpose.

Until August 2024, the Finance and Risk Management Committee was comprised of Alexandra Pruner (Chair), Elisabeth B. Donohue, Marwan Fawaz, Kevin T. Howell and Anne C. Schaumburg.

SUSTAINABILITY AT NRG
Sustainability is a philosophy that underpins and facilitates value creation across our business for all stakeholders. It is an integral piece of our corporate strategy and ties directly to business success, reduced risk, and enhanced reputation. We are committed to positively affecting the communities in which our customers and employees live and work and reducing our environmental footprint while ensuring the long-term reliability, competitiveness, and success of NRG.
As we help to drive the energy transition through increasingly more sustainable products and solutions, our goal is to provide more clean energy choices to our customers and help reduce overall environmental and social impacts associated with the use of our products.
This includes providing sustainable energy solutions to customers, optimizing our generation on an ongoing basis, reducing the carbon footprint of our operations, leveraging cleaner energy technologies such as battery storage, cleaner natural gas products, and the incorporation of renewables.
Additionally, we aim to empower our employees to reach their full potential and contribute meaningfully to our collective success. We support the advancement of our employees through health, safety, personal and professional growth, and workforce initiatives where all voices are heard and valued.
We have a long history of sustainability initiatives and disclosures, beginning in 2009 when we submitted our first report to the Climate Disclosure Project (now known as CDP). Since then, we have promoted transparency and reported on our efforts, as illustrated in the timeline below.

SUSTAINABILITY GOVERNANCE
BOARD OF DIRECTORS
At NRG, we have adopted an integrated governance approach to the oversight of sustainability issues, including climate change. Our full Board has ultimate responsibility for climate risk oversight as a component of the Company’s business strategy. The Committees are then structured to conduct more in-depth reviews of specific sustainability issues, with the Governance & Nominating Committee formally responsible for the Company’s sustainability policies and programs.
The rationale for formalizing the governance structure for climate and other sustainability-related issues is to ensure that the Board and its Committees are ensuring that all material risks to the company are mitigated and for guiding NRG’s pursuit of significant business opportunities. Sustainability is formally included as an agenda item at a full Board meeting and is discussed separately by the Governance and Nominating Committee at least once per year. In addition, sustainability-related matters are also discussed at other Board and Committee meetings as the context requires. For example, the Compensation Committee regularly discusses ESG compensation metrics in the context of annual compensation plan design and achievement of compensation plan metrics.

OVERSIGHT RESPONSIBILITIES	SELECTED ESG TOPICS ADDRESSED AT LEAST ANNUALLY
BOARD		Overall oversight of ESG risks and opportunities, and integration of ESG risks and opportunities into the Company's long-term strategy • Annual sustainability update and review of sustainability reporting • Certain responsibilities delegated to board committees for more in-depth review and analysis	> Climate strategy, goals, and progress > Talent and culture > Safety and well-being > Cybersecurity and data analytics > Community relations and philanthropy
COMMITTEES	**1 Audit**	• Oversight of ESG disclosure and processes and controls to ensure disclosures are accurate, consistent, and comparable	> Quarterly review of disclosure in Form 10-K/Qs and earnings releases > Ethics and Compliance
COMMITTEES	**2 Compensation**	• Oversight of accountability for ESG goals and the talent and management succession to execute the ESG strategy	> Review of executive compensation program and succession planning for senior management
COMMITTEES	**3 Governance and Nominating**	• Oversight of ESG engagement, board composition, and ongoing board education on ESG matters • Oversight of corporate sustainability issues	> Annual sustainability update > Annual review of political spending > Ongoing Board refreshment and director onboarding and training program
COMMITTEES	**4 Finance and Risk Management**	• Oversight of risk assessment of material ESG sustainability risks such as climate change	> Review of new and emerging risks

EXECUTIVE MANAGEMENT
Responsibility for our overall sustainability approach begins with our CEO, who is tasked with reviewing all sustainability-related strategies, goals, and metrics, which are then finalized and approved by the Board before implementation. Sustainability strategy development, implementation, and reporting are led by our Chief Sustainability Officer (CSO) and a dedicated corporate sustainability team. In particular, our corporate sustainability team is responsible for developing our climate-related policy positions, coordinating between policy and commercial initiatives, engaging with stakeholders, and advising on decarbonization pathways for the Company as well as business and residential low-carbon energy solutions.

CUSTOMERS
Our expertise brings customers closer to achieving their energy and sustainability goals through a range of retail renewable electricity plans, tailored demand response programs, active energy management tools, and energy efficiency consulting and products. Our long-term strategy includes supporting cleaner natural gas products and additional personalized products and services allowing for more connected devices within a residence.
Across our retail brands, such as NRG, Reliant, Direct Energy, and Green Mountain Energy, we offer zero-emission or low-emission retail electricity rate plans and carbon offsets. When paired with smart home technologies from our Vivint brand, these products and services bring residential customers a unique, end-to-end smart home experience.
We provide energy load reduction through demand response programs to support large customers’ energy management and enable grid stability in times of high demand. Our team delivers reliable, competitively priced natural gas supply and related solutions to companies, state and local governments, and households, helping them achieve their climate goals. We also work to help reduce the carbon impact of gas consumption through high-quality carbon offsets and renewable natural gas (RNG) products. We expect natural gas to become less carbon intensive over time through advancements in emerging lower carbon and/or methane gas forms such as RNG, certified natural gas, and hydrogen.
We are continuously evaluating opportunities for renewable and storage power purchase agreements (PPAs) in support of our strategy, as well as reviewing new technologies and pilot programs. We leverage our market expertise to partner with developers to bring new, additional renewable electricity or storage capacity to the grid. This approach allows us to stay agile and meet customer needs for sustainable energy solutions while supporting our business strategy.
HUMAN CAPITAL
Employees power the work of NRG. We provide comprehensive compensation and benefits to our colleagues, including employees represented by labor unions, as well as tools and resources to help them thrive in their personal lives and grow in their careers. We negotiate with labor unions in good faith and are proud of the cooperative relationships we have built together over the years.
SAFETY

The safety of our employees is of paramount importance to us. Responsibility for safety is instilled at every level. To further this culture, we have adopted a Safety-Over-Production policy, which empowers any of our colleagues to take actions necessary to comply with safety rules and requirements, even if these actions result in reduced production at our facilities.
Given our strong focus on employee involvement, we continue to perform well in safety. We finished the year with an injury rate of 0.27, better than the top decile in the industry.

NRG 5-Year Safety Record
Total Recordable Injury Rate
0.6
0.5
0.4
0.3
0.2
0.1
0.0
.32
.30
.27
.20
.27
2020
2021
2022
2023
2024
NRG Actual
Top Decile Target

EMPLOYEE ENGAGEMENT
We recognize that we must live our values to serve our customers and our communities. One of our core Power Values includes seeking to create work environments where our colleagues are treated fairly and respectfully and where each voice matters. We are building on that position by reshaping our hiring and promotions practices, continually improving our policies and supporting our Business Resource Groups (BRGs). In these BRGs, employees can share, learn, and receive support from colleagues with whom they have an affinity based on shared backgrounds or interests. We strive to be a place of employee growth that celebrates the individual and champions our backgrounds. Our BRGs include the following:

BELIEVE

Black Employees Leading in Inclusion, Excellence, Vision, and Education.

CYCLING TEAM

Promotes social, recreational, and health aspects of cycling.

EARLY CAREER SUCCESS

Jumpstart early career professionals through development.

EXPLORE MORE

Promotes and advocates for outdoor activities.

EV CLUB

Educates members about the EV market and trends.

HOLA! CLUB

Fosters cultural diversity among Latin and Hispanic members.

ONE SPACE

Promotes and builds awareness for the LGBTQ+ community.

POWER SPEAKERS

Empowers member's public speaking and leadership skills.

RISE

Promotes diversity and inclusion for Indigenous persons.

RUNNING CLUB

Brings together employees who enjoy running.

VETS+

Committed to bettering the lives of all Military Veterans.

visABILITY

Celebrates diverse perspectives and experiences of employees and customers.

VIVIDH

Serves as a platform to South Asian employees.

WOMEN IN POWER

Empowers, strengthens, and connects female employees.

Supporting our 1NRG culture, we merged NRG and Vivint’s employee resource groups, enhancing the overall member experience by providing broader opportunities for professional development and community impact. By uniting groups with shared missions, this transition strengthened networks, increased leadership support, and aligned resource group efforts more strategically with organizational goals.
Additionally, to recognize employees’ positive contributions to our corporate culture and the communities where we live and work, we launched a new set of enterprise-wide awards. The NRG Impact Awards highlight employees who embody our purpose and live out our values in three award categories: Volunteer of the Year, Community Champion, and Purpose on Point.
We expanded NRG’s Patrol to Power (P2P) partnership with the Department of Defense, by including additional business units. Through the Department of Defense’s SkillBridge program, which creates opportunities for transitioning service members, we were able to increase the number of veteran candidates that were hired full time, reflecting the program’s continued success in supporting veterans’ career transitions.
Additionally, we are honored to be recognized for our ongoing commitment to fostering an evolving, forward-thinking workplace with accolades such as the Vets Indexes 4 Star Employer Award. These achievements reflect our dedication to continuous growth, innovation, and creating an environment where all individuals can thrive.
TALENT DEVELOPMENT
We deploy various talent development strategies and programs to develop leaders who can execute on our strategy and drive value for all stakeholders. The Board regularly engages with management on leadership development and succession planning, including providing feedback on development plans and bench strength for key senior leader positions. In 2024, we continued our Emerging Executive Leaders Program to strengthen the identified pipeline of future executives and create a cohort of high-potential candidates to work on active company challenges or opportunities. Additionally, we expanded a front-line leader program called Peak Leadership to the entire company with the intent to onboard first-level leaders into their leadership role in select business units and will look to continue growing the initiative in 2025. We also have a performance management tool that emphasizes a continuous feedback loop and a robust online training curriculum covering topics such as leadership, communication, and productivity.
HEALTH AND WELLNESS
For several years, we have invested in the well-being of our employees and their families by providing programs that holistically support their physical, emotional, social, and financial wellness. Through these programs, we empower employees to take control of their well-being and focus on what matters most to them for a healthy, secure future. We include well-being goals as a metric in our AIP, ensuring participants are motivated to improve their overall well-being.
We actively provide employees with virtual, hybrid, and in-person health and wellness activities. Throughout 2024, we hosted a wide variety of educational sessions on various wellbeing topics from mental health to summer safety and continued our annual movement challenge and on-site preventive health clinics. The benefits team established partnerships throughout the organization including numerous BRGs, Marketing, positiveNRG, the Workplace Resilience team and Safety to bring tailored events and topics of interest to employees. These partnerships led to well-being representation at the annual Safety Rodeo and our sweeping breast cancer awareness campaign. We continued our annual survey of employees on well-being, with a focus on understanding how employees perceive their physical, emotional, social and financial well-being, and intend to address matters as they arise. In 2024, we enhanced our annual employee engagement survey to deepen our insight into the drivers of engagement and trained leaders on how to see insights specific to their teams. Business leaders partner with the Talent & Culture team to identify initiatives that serve the needs and priorities coming from these surveys. Examples of these initiatives include efforts to clarify career development paths, increase recognition or communication programs, and host employee focus groups.
TOTAL REWARDS
We seek to provide market-competitive compensation and benefits benchmarked against the industries in which we operate: energy, consumer services, and, where appropriate, the entire market. To ensure incentives are properly aligned with business needs and can attract and retain qualified employees, the Compensation Committee of the Board reviews our total rewards programs, including benchmarking, risk assessment, and program design. We offer full-time employees incentives designed to motivate and reward success. We continue to evaluate our offerings, taking into consideration the needs of our employees to ensure they are competitive and best serve our employees. Every two years, we engage an independent third party to benchmark our compensation and benefits programs against our peers and report the results to the Compensation Committee.
In 2024, we continued to include well-being goals in the AIP tying a portion of incentive compensation directly to improvements in employee physical, emotional, and financial well-being. For the first time, we provided regional “pop-up” clinics to our larger locations, making preventative care more convenient than ever.
We continued our support of employees by partnering with the National Council for Behavioral Health to initiate our Mental Health First Aid program. This program safely, respectfully, and effectively opens the conversation about mental illness and addiction, encourages employees to recognize and take responsibility for their mental health, teaches managers to recognize and speak to employees about mental health concerns, and complements and supports existing benefit and wellness programs and company policies and procedures.

COMMUNITY AND PHILANTHROPY
We are committed to positively impacting people, communities, and the environment. Our social responsibility efforts reflect what it means to lead by example in our industry and our desire to make the world brighter. Through NRG’s philanthropic program, positiveNRG, we create a workplace that empowers employees by supporting communities, causes, and organizations they elect to champion. The platform offers multiple touchpoints that allow for engagement with non-profit organizations via volunteering and donations and internal employee team building.
We encourage employees at every level of our organization to participate in positiveNRG Impact Week, our annual week of giving. In 2024, positiveNRG Impact Week continued to focus on strengthening food security, and employees across the United States and Canada packed over one million meals for individuals facing hunger. Through employee participation, we donated, packed or prepared over 1.6 million meals. Additionally, volunteers had the opportunity to participate in various food preparation and gardening activities. This effort showcased the collective power of teamwork and highlighted NRG’s commitment to making a tangible impact and addressing critical needs in the communities where we live and work. In addition, the Vivint Gives Back foundation held its annual holiday celebration, “Sub for Santa” during which we impacted 3,400 kids in 84 communities across the United States, and 52 homes and 52 clean water systems were built as part of our annual Impact Trip that was held in Guadalajara, Mexico in 2024.

Approximately
$7.6MM
donated through NRG charitable giving in 2024[1]

Approximately
5,749
volunteers engaged

Nearly
1,105
charitable organizations impacted by volunteers and donations

47
U.S. states and Canadian provinces where employees volunteered

Approximately
41,666
hours volunteered

35%
employees engaged via volunteering

1 Inclusive of all monetary, in-kind and TeamNRG donations. Does not include employee donations.

ENVIRONMENT
GOALS AND PROGRESS

50%	net-zero	100%
reduction in GHG emissions by the end of 20251	by 2050	electrification of company- owned light-duty fleet vehicles by 2030

1
From a 2014 base year

We integrate environmental considerations into strategic and operational decisions. We have demonstrated our commitment by reducing our environmental impact in several areas. Our annual SOx and NOx air emissions have declined significantly since 2014. In addition, we established industry-leading 2-degree Celsius-aligned greenhouse gas (GHG) emission reduction goals in 2015 and became the first power company to earn validation of these goals from the Science Based Targets initiative (SBTi). At that time, our goals were to reduce GHG emissions by 50% by 2030 and 90% by 2050.
In 2019, NRG announced the acceleration of its goals to align with prevailing climate science, which urged limiting global warming in the postindustrial era to 1.5-degree Celsius. These updated goals target a 50% reduction by 2025 from our 2014 base year and net-zero emissions by 2050, encompassing scope 1, scope 2, and the employee business travel portion of scope 3 emissions.

The chart to the right presents carbon dioxide equivalent (CO2e) emissions and generation output from our domestic generation portfolio, including leased facilities and those accounted for through equity method investments. Prior year information was adjusted to remove divested assets. Since our base year of 2014, CO2e emissions have fallen by 34 million metric tons of CO2e or 57%, equivalent to avoiding GHG emissions for more than 87 billion miles driven by an average gasoline-powered passenger vehicle. The decrease is attributed to fleet-wide annual net generation reductions and an overall market-driven shift from coal as a primary fuel to natural gas. The achievement of NRG’s 2025 emissions reduction targets could be impacted by volatility within the power markets, driven by market conditions and changes in regulatory policies. The chart includes generation from all fuels represented in our portfolio — coal, natural gas, oil, and renewables — which is discussed further in our Annual Report on Form 10-K.

U.S. CO_2e Emissions and Generation

80
60
40
20
0
61
58
31
25
40
33
42
35
31
24
32
25
2014
2020
2021
2022
2023
2024
U.S. CO2e Emissions (million metric tons)
U.S. Generation (TWh)
Rest of fleet
RGGI and AB32
50% target

In furtherance of our sustainability commitment, in 2021, we added a sustainability goal to electrify 100% of company-owned, light-duty fleet vehicles by 2030. NRG also joined the Climate Group’s EV100 initiative to share best practices with other organizations electrifying their fleets and to support our customers in their transition to electric vehicles.

ENVIRONMENTAL MANAGEMENT AND OPERATIONS
Since environmental responsibility is instilled at every level of NRG, we have an Environment-Over-Production policy, which empowers our colleagues to take necessary actions to comply with environmental requirements even if such actions result in reduced production at our facilities.
As part of our ongoing operations, NRG complies with numerous environmental requirements. In addition, we carefully measure and track compliance with environmental requirements and our own more stringent standards using Environmental Key Performance Indicators (EKPIs) so that we can improve continually. These measures are reported internally to management and our Board and externally in our annual sustainability report.

Environmental Performance Metric
% of base year (lower is better)
BASE YEAR
62%
48%
43%
36%
2014
2021
2022
2023
2024

* Base year totals have been recalculated to reflect the composition of the NRG generation fleet. In some cases, that has resulted in differences from percentages previously reported.

Our EKPI metric counts environmental incidents such as reportable spills, permit deviations, and receipt of Notices of Violation. Fewer incidents result in a lower score. The chart to the right shows the Company’s annual EKPI score as a percentage of base year 2014, which is indexed to 100%. In 2024, we experienced a decrease in EKPIs and further improvement against our 2014 base year.
SUPPLY CHAIN
Our supply chain initiatives include evaluating risks and opportunities in our purchased goods and services, enhancing the ways we select suppliers, developing strong manufacturing standards and internal policies, and promoting environmental disclosure practices for those with whom we do business. The importance we place on supply chain transparency has also led us to pursue external collaboration with other companies in our sector through organizations such as the Natural Gas Supply Collaborative, a voluntary collaborative of natural gas purchasers, which promotes safe and responsible practices for natural gas supply.
NRG has a robust Supplier Code of Conduct as well as a Human Rights and Social Responsibility in Manufacturing Standards Policy. We require all contract manufacturers (including subcontractors) to adhere to this policy. Third-party audits are conducted regularly, and we report the results of such third-party manufacturing audits to the Audit Committee.

STOCKHOLDER AND STAKEHOLDER ENGAGEMENT
We have a robust outreach program in which we discuss with our stockholders and stakeholders our business strategy and sustainability goals, as well as seek their feedback on our governance, sustainability, and compensation practices. We greatly value the views of our stockholders, which are communicated to the Board and have in the past driven changes to our governance and compensation practices. During 2024, one or more members of management spoke with stockholders representing more than two-thirds of our shares outstanding.
In the fall of 2024, as part of our annual outreach campaign, members of our Legal, Sustainability, Investor Relations, and/or Executive Compensation teams met with stockholders collectively representing approximately 40% of our outstanding shares of common stock to discuss numerous topics, including business strategy, executive compensation, sustainability, management changes and Board composition, and the director evaluation and onboarding process. Our CEO and Lead Independent Director also participated in certain meetings with select stockholders.
Additionally, we conduct off-season engagement sessions throughout the year to address various topics of our stockholders’ and stakeholders’ choosing. Our engagement program, taken as a whole, enables us to maintain an ongoing dialogue and ensures alignment between our governance and sustainability practices and evolving expectations.
COMMUNICATION WITH DIRECTORS
Stockholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, NRG Energy, Inc., 804 Carnegie Center, Princeton, New Jersey 08540. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in her discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

Proposals to be Voted
PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our By-laws provide that the number of directors will be determined by the Board. The number of directors is currently set at eleven.
Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier death, resignation, or removal. Each of the nominees for director named in this Proxy Statement have been recommended and nominated by the Governance and Nominating Committee.
The persons named as proxies on the proxy card intend to vote the proxies for the election of the nominees to the Board listed below. Each nominee listed below has consented to being named in this Proxy Statement and to serve as a director if elected. The biography for each director includes the specific experience, qualifications, attributes, and skills that led the Board to conclude that the nominee should serve as a director. The Board believes that each of the director nominees has valuable individual skills and experiences that, taken together, provide the Company with the variety and depth of knowledge, judgment, and vision necessary to provide effective oversight of the Company.

E. Spencer Abraham Age: 72 Director Since: 2012 Board Committees: Compensation (Chair)
Qualifications and Experience
Secretary Abraham’s over two decades at the highest levels of domestic and international policy and politics give him the experience necessary to provide a significant contribution to the Board. As a former U.S. Senator and former U.S. Secretary of Energy who directed key aspects of the country’s energy strategy, he provides the Board unique insight into public policy and regulatory-related issues. In these capacities, he developed policies and regulations to ensure the nation’s energy security, oversaw the Department of Energy’s environmental management program (a multibillion-dollar environmental remediation project), was responsible for domestic oil and gas development and nuclear energy policy, and led the landmark nuclear nonproliferation program between the United States and Russia.
Business Experience
•
Chairman and Chief Executive Officer, Abraham Group LLC (2005 to present)

•
Senior Advisor, Blank Rome Government Relations LLC (May 2016 to present)

•
Secretary of Energy (2001 to January 2005)

•
U.S. Senator for the State of Michigan (1995 to 2001)

Other Public Company Boards
•
PBF Energy Inc. (August 2012 to present)

•
Two Harbors Investment Corp. (May 2014 to present)

•
Uranium Energy Corp. (October 2015 to present)

Former Public Company Boards
•
Occidental Petroleum Corporation (May 2005 to May 2020)

•
GenOn Energy, Inc. (January 2012 to December 2012)

Antonio Carrillo Age: 58 Director Since: 2019 Board Committees: Compensation
Qualifications and Experience
Mr. Carrillo’s executive management experience with industrial and infrastructure companies, balanced with service on a public company, customer-facing board, provides the Board with both complex management experience as well as important and diverse customer perspectives.
Business Experience
•
President and Chief Executive Officer, Arcosa Inc. (November 2018 to present)

•
Senior Vice President and Group President of Construction, Energy, Marine and Components of Trinity Industries Inc. (April 2018 to November 2018)

•
Chief Executive Officer, Orbia Advance Corporation (2012 to February 2018)

Other Public Company Boards
•
Arcosa Inc. (November 2018 to present)

Former Public Company Boards
•
Dr. Pepper Snapple Group, Inc. (2015 to 2018)

•
Trinity Industries Inc. (2014 to November 2018)

Matthew Carter, Jr. Age: 64 Director Since: 2018 Board Committees: Compensation, Governance and Nominating
Qualifications and Experience
Mr. Carter’s experience as a chief executive officer brings valuable management expertise and significant corporate leadership, brand management and technology expertise to the Board.
Business Experience
•
Chief Executive Officer, Intrado Life & Safety, Inc. (October 2023 to present)

•
Chief Executive Officer, Aryaka Networks, Inc. (September 2018 to October 2023)

•
President, Chief Executive Officer and Director, Inteliquent, Inc. (June 2015 to February 2017)

•
President, Sprint Enterprise Solutions, Sprint Corporation (September 2013 to January 2015)

Other Public Company Boards
•
Jones Lang LaSalle Incorporated (November 2018 to present)

Former Public Company Boards
•
USG Corporation (2012 to 2018)

•
Inteliquent, Inc. (2015 to 2017)

•
Apollo Education Group, Inc. (2012 to 2017)

Lawrence S. Coben Age: 66 Director Since: 2003 Board Committees: None
Qualifications and Experience
Dr. Coben has served as our President and CEO since August 2024 and Chair of the Board since 2017. His experience as a chief executive officer and investor in the energy industry brings a valuable cross-section of skills to the Board. He brings to the Board significant managerial, strategic, and financial expertise, particularly as it relates to company financings, transactions and development initiatives. As our President and CEO, he also provides our Board with management’s perspective regarding NRG’s day-to-day operations and overall strategic plan.
In addition, as the founder of the Sustainable Preservation Initiative and longtime Executive Director of the Escala Initiative, he is uniquely positioned to understand and provide insight to the Board on matters relating to human rights and inequality, and as founder of Catalyst Energy Corporation, one of the first alternative energy companies in the United States, he gained extensive experience in the investment and development of sustainable energy projects.
Business Experience
•
President and CEO, NRG Energy, Inc. (August 2024 to Present)

•
Interim President and CEO, NRG Energy, Inc. (November 2023 to August 2024)

•
Consulting Scholar, University of Pennsylvania Museum of Archaeology and Anthropology (2012 to present)

•
Executive Director, Escala Initiative (formerly Sustainable Preservation Initiative) (2011 to 2024)

•
Chairman and Chief Executive Officer, Tremisis Energy Corporation LLC and its affiliates (2003 to 2017)

•
Senior Principal, Sunrise Partners L.P. (January 2001 to January 2004)

•
Independent Consultant (1997 to January 2001)

•
Chief Executive Officer, Bolivian Power Company (1994 to 1996)

•
Founder and Senior Vice President, Catalyst Energy Corporation (1983 to 1988)

Other Public Company Boards
•
Cox ABG (December 2024 to present)

Former Public Company Boards
•
Freshpet, Inc. (November 2014 to April 2024)

Heather Cox Age: 54 Director Since: 2018 Board Committees: Governance and Nominating (Chair), Compensation
Qualifications and Experience
Ms. Cox is able to provide the Board with significant insight based on her digital transformation, innovation, technology, operations and customer service experience.
Business Experience
•
President, Insights & Empowerment, Zelis Healthcare Inc. (May 2023 to present)

•
Chief Digital Health and Analytics Officer, Humana Inc. (August 2018 to June 2022)

•
Executive Vice President and Chief Technology & Digital Officer, United Services Automobile Association Inc. (October 2016 to March 2018)

•
Chief Executive Officer, Financial Technology Division and Head of Citi FinTech of Citigroup, Inc. (November 2015 to September 2016)

•
Chief Client Experience, Digital and Marketing Officer, Global Consumer Bank of Citigroup, Inc. (April 2014 to November 2015)

•
Executive Vice President, U.S. Card Operations, Capital One (August 2011 to August 2014)

Other Public Company Boards
•
Gryphon Digital Mining Inc. (February 2024 to present)

Former Public Company Boards
•
Atlantic Union Bank (August 2022 to July 2023)

Elisabeth B. Donohue Age: 59 Director Since: 2020 Board Committees: Finance and Risk Management (Chair), Governance and Nominating
Qualifications and Experience
Ms. Donohue’s experiences in brand and consumer led marketing brings valuable diversity of thought and expertise to the Board as NRG advances its strategic transformation to a consumer services company led by dynamic retail brands. She not only brings extensive experience in global consumer marketing but has been at the forefront of both digital, data and technology advancements in the marketing ecosystem. As chief executive officer of two major marketing agencies, Ms. Donohue partnered with many of the world’s leading consumer-led companies.
Business Experience
•
Chief Executive Officer, Publicis Spine (October 2017 to January 2020)

•
President of Board of Trustees, Milton Academy (2015 to 2022)

•
Publicis Management Committee (2017 to 2020)

•
Global Brand President, Starcom Worldwide (April 2016 to October 2017)

•
Chief Executive Officer, Starcom USA (2009 to 2016)

Other Public Company Boards
•
Gap Inc. (November 2021 to present)

Former Public Company Boards
•
AcuityAds Holdings Inc. (June 2021 to June 2022)

•
Synacor, Inc. (May 2017 to April 2021)

Marwan Fawaz Age: 62 Director Since: 2023 Board Committees: Finance and Risk Management, Governance and Nominating
Qualifications and Experience
Mr. Fawaz brings more than 30 years of experience in the media, telecommunications, smart home technology and broadband sectors along with experience in general information technology services and strategies. He is the former executive advisor for Google and its parent company, Alphabet Inc., after joining Alphabet as the CEO of Nest Labs. His wealth of knowledge and expertise developed from his past experiences provides the Board with valuable insight as the Company seeks to effectuate its strategy at the intersection of energy and home services.
Business Experience
•
Executive Advisor, Google and Alphabet Inc. (2019 to 2022)

•
Chief Executive Officer, Nest Labs (2016 to 2019)

Other Public Company Boards
•
CSG Systems International, Inc. (March 2016 to present)

Former Public Company Boards
•
Synacor, Inc. (December 2011 to April 2021)

Kevin T. Howell Age: 67 Director Since: 2024 Board Committees: Audit, Finance and Risk Management
Qualifications and Experience
Mr. Howell brings more than 20 years of experience in the power industry, serving as an accomplished power and natural gas executive with extensive commercial leadership responsibilities at various energy companies. Mr. Howell provides the Board with valuable insight on the core generation, trading, and operations components of the Company’s business.
Business Experience
•
Chief Operating Officer, Dynegy Inc. (2011 to 2013)

•
Regional President, NRG Texas, and Executive Vice President, Commercial Operations, NRG Energy, Inc. (2005 to 2010)

•
President, Dominion Energy Clearinghouse (2001 to 2005)

Former Public Company Boards
•
Atlantic Power Corp (January 2015 to June 2021)

Alexander Pourbaix Age: 59 Director Since: 2023 Board Committees: Audit, Compensation
Qualifications and Experience
Mr. Pourbaix brings valuable insight in the energy sector. The Board values his executive leadership skills, as well as his expertise for providing leadership to boards and ensuring ongoing strong governance, while supporting management’s execution of company strategy. Mr. Pourbaix also has a background in leading advocacy efforts including industry initiatives, government relations, and ESG engagement.
Business Experience
•
Executive Chair, Cenovus Energy Inc. (2017 to present)

•
President and Chief Executive Officer, Cenovus Energy Inc. (2017 to 2023)

•
Chief Operating Officer, TransCanada Corporation (2015 to 2017)

•
Executive Vice President and President, Development, TransCanada Corporation (2014 to 2015)

•
President, Energy and Oil Pipelines, TransCanada Corporation (2010 to 2014)

•
President, Energy and Executive Vice President, Corporate Development, TransCanada Corporation (2009 to 2010)

•
President, Energy, TransCanada Corporation (2006 to 2009)

•
President, Power, TransCanada Corporation (1998 to 2006)

Other Public Company Boards
•
Canadian Utilities Limited (November 2019 to present)

•
Cenovus Energy Inc. (November 2017 to present)

Former Public Company Boards
•
Trican Well Services Ltd. (May 2012 to December 2019)

Alexandra Pruner Age: 63 Director Since: 2019 Board Committees: Audit (Chair), Finance and Risk Management
Qualifications and Experience
Ms. Pruner brings extensive financial and industry experience and expertise to the Board, which is valuable to the review of the Company’s financings, transactions, and overall financial oversight. In addition, the Board also values her involvement in the Houston and greater Texas community, which is the Company’s principal market.
Business Experience
•
Senior Advisor, Perella Weinberg Partners; Tudor, Pickering, Holt & Co. (December 2018 to present)

•
Partner and Chief Financial Officer, Perella Weinberg Partners (December 2016 to November 2018)

•
Co-Founder and Chief Financial Officer, Tudor, Pickering, Holt & Co. (February 2007 to 2016)

Other Public Company Boards
•
Plains All American Pipeline, L.P. (December 2018 to present)

Former Public Company Boards
•
Anadarko Petroleum Corporation (November 2018 to August 2019)

Marcie C. Zlotnik Age: 62 Director Since: 2023 Board Committees: Audit, Governance and Nominating
Qualifications and Experience
Ms. Zlotnik has more than 20 years of experience in the development, improvement, and turnaround of the retail electricity sector. Having co-founded StarTex Power (subsequently sold to Constellation Energy) and Gexa Energy, she has a deep understanding of operational, business improvement and customer/employee retention areas. A proven entrepreneur, the Board values Ms. Zlotnik’s knowledge of operations, service, and marketing as well as government regulation in Texas, the Company’s primary market.
Business Experience
•
Co-Founder and Chief Operating Officer, StarTex Power (2004 to 2013)

•
Co-Founder, President and Principal Accounting Officer, Gexa Energy (2000 to 2003)

Former Public Company Boards
•
Just Energy (September 2020 to December 2022)

•
Crius Energy LLC (April 2018 to July 2019)

The Board recommends a vote “FOR” the election to the Board of each of the foregoing nominees. Proxies received by the Board will be voted “FOR” each of the nominees unless a contrary vote is specified.

DIRECTOR COMPENSATION
ELEMENTS OF DIRECTOR COMPENSATION
The total annual compensation received by our non-employee directors for their service as Board members, Lead Independent Director, and Chairs of the Committees of the Board, if applicable, is described below. The Compensation Committee, with the advice of Pay Governance, annually evaluates the compensation of our non-employee directors. Dr. Coben, our CEO, does not receive separate compensation as a director or Chair of the Board.
Compensation Element	Compensation Amount ($)
Annual Cash Retainer	120,000
Annual Equity Retainer	179,000
Lead Independent Director Retainer	45,000
Audit Committee Chair Retainer	35,000
Other Committee Chair Retainer	20,000
Employee Directors	No compensation
A non-employee director who is newly appointed to the Board, other than in connection with an annual meeting of stockholders, receives the Annual Equity Retainer and a pro rata portion of the Annual Cash Retainer upon appointment. With respect to the Committee Chair Retainers and the Lead Independent Director Retainer, 50% is received in the form of cash and 50% is received in the form of deferred stock units (DSUs). Non-employee directors may, however, elect to receive the cash portion of their annual compensation as DSUs.
Each DSU is equivalent in value to one share of NRG’s common stock and represents the right to receive one such share of common stock, payable at the time elected by the non-employee director. In the event that a non-employee director’s service with the Company is terminated for any reason other than cause, DSU awards are payable in accordance with such non-employee director’s deferral election. If a non-employee director’s service with the Company is terminated for cause, the award is forfeited. In connection with the grants of the DSUs, each non-employee director also receives dividend equivalent rights (DERs) which become exercisable proportionately with the DSUs to which they relate.

DIRECTOR COMPENSATION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024
The following table sets forth information regarding the compensation awarded to, earned by or paid to our non-employee directors who served on the Board during the fiscal year ended December 31, 2024.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
E. Spencer Abraham	130,000	189,054	319,054
Antonio Carrillo(2)(3)	138,740	201,575	340,315
Matthew Carter, Jr.	120,000	179,010	299,010
Heather Cox	130,000	189,054	319,054
Elisabeth B. Donohue(3)	128,329	189,080	317,409
Marwan Fawaz	120,000	179,010	299,010
Paul W. Hobby(4)	120,000	179,010	299,010
Kevin Howell	120,000	179,010	299,010
Alexander Pourbaix(2)	120,000	179,010	299,010
Alexandra Pruner(3)	136,247	196,625	332,872
Anne C. Schaumburg(5)	137,500	196,506	334,006
Marcie C. Zlotnik	120,000	179,010	299,010
(1)
Reflects the grant date fair value of DSUs awarded determined in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation  —  Stock Compensation, the full amount of which is recorded as a compensation expense in the income statement for fiscal year 2024 for awards granted during such year and is expected to be recorded in the same manner for awards granted during 2025. The grant date fair value was based on the closing price of our common stock, as reported on the NYSE, on the date of grant, which was $81.00 per share on June 1, 2024, and $73.50 per share on August 1, 2024.

(2)	Mr. Carrillo and Mr. Pourbaix elected to forgo cash compensation for services as a director and instead received DSUs.
(3)
Effective August 1, 2024, Mr. Carrillo was appointed as Lead Independent Director, Ms. Donohue was appointed Chair of the Finance and Risk Management Committee and Ms. Pruner was appointed Chair of the Audit Committee.

(4)	Mr. Hobby completed his service on the Board on September 30, 2024.
(5)	Ms. Schaumburg completed her service on the Board on September 30, 2024.

The following table sets forth the aggregate number of stock awards (DSUs and DERs) held by each of the non-employee directors as of December 31, 2024. The non-employee directors did not own any option awards as of December 31, 2024.
Name	Stock Awards(1)
E. Spencer Abraham	75,811
Antonio Carrillo	18,611
Matthew Carter, Jr.	40,029
Heather Cox(2)	24,130
Elisabeth B. Donohue	22,178
Marwan Fawaz(3)	—
Paul W. Hobby(3)(4)	—
Kevin Howell	5,385
Alexander Pourbaix	7,927
Alexandra Pruner	29,250
Anne C. Schaumburg(5)	—
Marcie C. Zlotnik	5,991
(1)	All DSUs held by the directors are payable upon termination of service as a Board member, other than the DSUs held by the directors described in footnotes 2 and 3 below.
(2)	Ms. Cox has 5,176 DSUs and 632 DERs that are payable on June 1, 2026.
(3)	Mr. Fawaz and Mr. Hobby elected to convert their DSUs to shares of common stock immediately on the date of grant.
(4)	Mr. Hobby completed his service on the Board on September 30, 2024.
(5)	Ms. Schaumburg completed her service on the Board on September 30, 2024. All of Ms. Schaumburg’s outstanding DSUs and DERs converted to common stock on that date.
DIRECTOR STOCK OWNERSHIP GUIDELINES
Directors are required to retain all stock received as compensation for the duration of their service on the Board, although they may sell shares as necessary to cover tax liability associated with the conversion of DSUs to common stock. Exceptions to these requirements may be made by the Board under special circumstances. No exceptions to such requirements were made for 2024.

PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Under Section 14A of the Exchange Act, the stockholders of the Company are entitled to vote at this year’s Annual Meeting to approve the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K of the rules and regulations under the Securities Act of 1933, as amended (Securities Act). Currently, this vote is conducted every year. The next vote will occur at the 2026 Annual Meeting of Stockholders.
As described more fully in the CD&A beginning on page 62, the Company’s executive compensation program is designed to attract, retain and reward top executive talent. The intent of the Company’s compensation program is to reward the achievement of the Company’s annual goals and objectives while supporting the Company’s long- term business strategy.
This proposal, commonly known as a “say on pay” proposal, gives stockholders the opportunity to express their views on the Company’s named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers as described in this Proxy Statement. Accordingly, the Board recommends that stockholders vote in favor of the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
The say on pay vote is advisory and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of the stockholders and to the extent there is a significant number of votes against the named executive officer compensation as disclosed in this Proxy Statement, stockholders’ concerns will be considered, and the Board and the Compensation Committee will evaluate actions necessary to address those concerns.

The Board recommends a vote “FOR” the approval of the Company’s executive compensation as disclosed in this Proxy Statement. Proxies received by the Board will be voted “FOR” the approval of the Company’s named executive officer compensation unless a contrary vote is specified.

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2025 FISCAL YEAR
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements. To execute this responsibility, the Audit Committee engages in a thorough annual evaluation of (i) the independent registered public accounting firm’s qualifications, performance and independence, (ii) whether the independent registered public accounting firm should be rotated, and (iii) the advisability and potential impact of selecting a different independent registered public accounting firm.
The Audit Committee appointed the firm of KPMG LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for the 2025 fiscal year at a meeting held in February. KPMG LLP has been retained as the Company’s independent registered public accounting firm continuously since May 2004. In accordance with SEC rules and KPMG LLP policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to the Company. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The Audit Committee is involved in the selection of KPMG LLP’s lead audit partner.
The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as the Company’s independent registered public accounting firm for the 2025 fiscal year is in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its selection. Representatives of KPMG LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

The Board recommends a vote “FOR” the ratification of the appointment of
KPMG LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year. Proxies received by the Board will be voted “FOR”
ratification unless a contrary vote is specified.

PROPOSAL NO. 4
APPROVAL OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS
We are committed to reviewing and adopting corporate governance practices that are in the best interests of both NRG and its stockholders. After reviewing our governance practices and in response to the stockholder proposal (Proposal 5), upon the recommendation of the Governance and Nominating Committee, the Board unanimously adopted and recommends that our stockholders approve the amendment and restatement of our Current Certificate of Incorporation (Amended Certificate of Incorporation), which includes certain amendments to eliminate supermajority voting requirements applicable to the Company’s common stock; to remove obsolete references to a classified Board and specify the standard for removal of directors in accordance with Delaware law and make other technical and administrative updates (collectively, the Charter Amendments).The text of the proposed Amended Certificate of Incorporation, marked to show the Charter Amendments, is set forth in Appendix A.
NRG’s Current Certificate of Incorporation contains one provision applicable to the Company’s common stock that calls for a supermajority vote of stockholders. Article Thirteen of the Current Certificate of Incorporation requires the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then outstanding shares of the Company eligible to be cast in the election of directors to alter, amend, or repeal Articles Nine, Ten, Twelve, or Thirteen of the Current Certificate of Incorporation.
•
Article Nine of the Current Certificate of Incorporation relates to the indemnification of directors and officers.

•
Article Ten of the Current Certificate of Incorporation relates to de-classification of the Board.

•
Article Twelve of the Current Certificate of Incorporation relates to prohibition on action by written consent of stockholders.

•
Article Thirteen of the Current Certificate of Incorporation contains the supermajority voting requirement.

If approved by our stockholders, the Charter Amendments would remove the supermajority provision in Article Thirteen of the Current Certificate of Incorporation, described above. Instead, subject to any certificate of designation of any series of preferred stock, any voting requirement for further amendments to the Amended Certificate of Incorporation will be governed by Delaware law, which is generally a majority of outstanding shares. Any existing rights of our outstanding series of preferred stock (10.25% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock) will not be affected by the Charter Amendments.
In addition to eliminating the supermajority voting requirement, the Charter Amendments would also eliminate obsolete references to a classified board structure that no longer exists and specify the standard for removal of directors, with or without cause, in accordance with Delaware law, and make other technical and administrative updates. The revisions to Article Seven of the Current Certificate of Incorporation reflect the Certificate of Amendment filed by the Company with the Secretary of State of the State of Delaware in December 2012 and do not reflect new changes.
No conforming amendments to the By-laws will be required to eliminate the supermajority voting requirements noted above. The majority voting standards currently set forth in the By-laws will remain unchanged.
The general description of the Charter Amendments is qualified in its entirety by reference to the proposed Amended Certificate of Incorporation, marked to show the Charter Amendments, set forth in Appendix A.

If approved by our stockholders, the Amended Certificate of Incorporation will become effective upon filing with the Secretary of State of the State of Delaware, which we expect to file promptly following the Annual Meeting. If the Amended Certificate of Incorporation is not approved by the stockholders, the Current Certificate of Incorporation will remain unchanged, and the provisions described above will remain in place.

The Board recommends a vote “FOR” approval of the Amended Certificate of Incorporation, to eliminate supermajority voting requirements. Proxies received by the Board will be voted “FOR” the Amended Certificate of Incorporation, unless a contrary vote is specified.

PROPOSAL NO. 5
STOCKHOLDER PROPOSAL FOR SIMPLE MAJORITY VOTE
The Company is not responsible for the content of this stockholder proposal or supporting statement.
John Chevedden (2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278) who is the beneficial owner of 40 shares of the Company’s common stock notified us that he intends to present the proposal set forth below for consideration at the Annual Meeting. The following stockholder proposal will be voted on at our Annual Meeting if properly presented by the stockholder proponent or by a qualified representative on behalf of the stockholder proponent.
Proposal No. 5 — Simple Majority Vote
Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes making the necessary changes in plain English.
Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.
This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy and Macy’s. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. This proposal topic also received overwhelming 98%-support at the 2023 annual meetings of American Airlines (AAL) and The Carlyle Group (CG).
The overwhelming shareholder support for this proposal topic at hundreds of major companies raises the question of why NRG Energy has not initiated this proposal topic on its own.
It is a good time to adopt this corporate governance improvement proposal when NRG Energy shareholders express dissatisfaction with NRG executive pay and the performance of 2 NRG directors. 20% of NRG Energy shareholders rejected executive pay in 2024 and 10% of NRG Energy shareholders rejected 2 NRG directors in 2024. A 5% rejection is often the norm at well performing companies for these 2 types of election results.
Please vote yes:
Simple Majority Vote — Proposal 5

NRG Board’s Statement in Opposition
The Board recommends that stockholders vote “AGAINST” Proposal 5.
The Board opposes Proposal 5 because the Board has already adopted the Charter Amendments (as described in Proposal 4), which, if approved by the stockholders at this Annual Meeting, would eliminate the supermajority voting requirements applicable to the Company’s common stock in the Current Certificate of Incorporation.
Specifically, as described in Proposal 4, the Charter Amendments would, among other things, eliminate the provision in Article Thirteen of the Current Certificate of Incorporation which requires a supermajority vote to alter, amend, or repeal Articles Nine, Ten, Twelve, or Thirteen of the Current Certificate of Incorporation, which the Board believes is appropriate and advisable.
Article VIII of the By-laws currently provides that any amendment or repeal of the By-laws by the Company’s stockholders shall require the affirmative vote of the holders of a majority of the Company’s outstanding shares. In connection with its careful review of the voting standards in the Company’s governing documents, the Board concluded that preserving this standard in the By-laws is in the best interests of the Company’s stockholders, given the important governance safeguards set out in the By-laws. Moreover, this standard is aligned with the minimum voting standard permitted under Delaware law for amendments to the Current Certificate of Incorporation, which standard would become effective if Proposal 4 is approved by the stockholders at this Annual Meeting.
Accordingly, the Board views Proposal 5 as redundant and unnecessary and recommends that stockholders vote “AGAINST” Proposal 5.
For the foregoing reasons, the Board recommends a vote “AGAINST” Proposal 5, the stockholder proposal for simple majority vote.

Executive Officers
Our executive officers are elected by the Board annually to hold office until their successors are elected and qualified. The biographical information for each of the executive officers is provided below.
Lawrence S. Coben
Age 66
President, Chief Executive Officer, and Chair of the Board
For biographical information for Dr. Coben, see “Proposal No. 1: Election of Directors.”
Woo-Sung (Bruce) Chung
Age 51
Executive Vice President and Chief Financial Officer
Mr. Chung has served as our Executive Vice President and Chief Financial Officer since June 2023. Prior to his service as Executive Vice President and Chief Financial Officer, Mr. Chung Served as Executive Vice President, Strategy, M&A, and NRG Services from July 2022 to June 2023, and served as Senior Vice President of Strategy, M&A, and NRG Services from August 2016 to July 2022. Mr. Chung served as a Managing Director at Energy Impact Partners, a private equity firm focused on energy technology investments, in 2016. Prior to his employment with Energy Impact Partners, Mr. Chung served in a number of different capacities focused on large-scale project and new business development at NRG from May 2008 to January 2016. Prior to his initial employment with us, Mr. Chung served as a director in the investment banking division of Citigroup and its predecessor firms providing capital markets advisory and M&A services to a number of regulated and unregulated power companies. During his banking career, Mr. Chung worked on a number of large capital markets and M&A transactions, including multiple assignments for the Company.
Brian Curci
Age 47
Executive Vice President and General Counsel
Mr. Curci has served as our Executive Vice President and General Counsel since March 2021. He served as our Senior Vice President and General Counsel from March 2018 to March 2021 and Senior Vice President and Deputy General Counsel from April 2017 to March 2018. Since joining us in 2007, Mr. Curci has served in various other legal roles, including as Corporate Secretary from October 2011 to July 2018. Prior to joining us, Mr. Curci was a corporate associate with the law firm Saul Ewing LLP in Philadelphia.
Robert J. Gaudette
Age 51
Executive Vice President, President of NRG Business and Wholesale Operations
Mr. Gaudette has served as our Executive Vice President of NRG Business and Market Operations since April 2022, and President of NRG Business and Market Operations since December 2024. Prior to that, Mr. Gaudette served as Senior Vice President, Business Solutions since December 2013. Prior to December 2013, Mr. Gaudette was Senior Vice President, C&I and Origination, starting in August 2013, and Senior Vice President, Product Development & Origination following the acquisition of GenOn in December 2012. Mr. Gaudette served as Senior Vice President and Chief Commercial Officer at GenOn from December 2010 to December 2012 and served as Vice President of Mirant’s Mid-Atlantic business unit from August 2009 to December 2010. During his career at

Mirant, which began in 2001, Mr. Gaudette worked in various other capacities including Director of West Power, Director of NYMEX Trading, Assistant to the Chief Operating Officer and NYMEX natural gas trader. Mr. Gaudette serves on the advisory board of Shift, an early stage company that provides a platform advising veterans on job prospects and linking them to opportunities.
Gin Kirkland Kinney
Age 51
Executive Vice President and Chief Administrative Officer
Ms. Kinney has served as our Executive Vice President and Chief Administrative Officer since December 2024. She served as our Senior Vice President, Communications and Philanthropy from November 2021 to December 2024, Vice President, NRG Energy from July 2015 to November 2021 and Managing Director, NRG Business from November 2012 to July 2015. Prior to joining us, Ms. Kinney served as the Vice President, Business Development of a private renewable energy company from November 2008 to October 2012. Prior to that, she served as the Director of Marketing & Communications for Heritage Green from June 2007 to September 2008.
Dak Liyanearachchi
Age 56
Executive Vice President and Chief Technology Officer
Mr. Liyanearachchi has served as our Executive Vice President and Chief Technology Officer since December 2024. He served as our Chief Data and Technology Officer from November 2021 to December 2024 and Chief Data and Analytics Officer from August 2020 to November 2021. Prior to joining us, Mr. Liyanearachchi served as the Chief Data & Analytics Officer of Hilton Worldwide from August 2017 to July 2020 and was a member of the Chief Data Officer Advisory Board of Gartner from February 2016 to August 2017. Prior to that, Mr. Liyanearachchi worked in various capacities at Catalina Marketing in Europe and the U.S. from September 2007 to August 2017, including as Executive Vice President, Chief Data & Analytics Officer, and Senior Vice President, Global Data & Analytics.
Rasesh Patel
Age 51
Executive Vice President, President of NRG Consumer
Mr. Patel has served as Executive Vice President, President of NRG Consumer since March 2024 when he assumed leadership of the NRG Home business. Mr. Patel served as Executive Vice President, Smart Home from March 2023 to March 2024. Prior to NRG’s acquisition of Vivint in March 2023, he had served as Chief Operating Officer of Vivint from May 2022 to March 2023. Prior to joining Vivint, Mr. Patel held various executive leadership roles at AT&T, including Chief Product and Platform Officer from March 2021 to May 2022, Executive Vice President and General Manager, Broadband and Video from September 2019 to March 2021, Senior Executive Vice President — Digital, Retail and Care from August 2017 to September 2019, Regional President, Central Region Mobility Sales & Service from November 2016 to July 2017, and Senior Vice President, Product Management from July 2015 to October 2016. Prior to its acquisition by AT&T, Mr. Patel served as Senior Vice President of Customer Experience for DIRECTV.
G. Alfred (Al) Spencer
Age 43
Senior Vice President and Chief Accounting Officer
Mr. Spencer has served as our Senior Vice President and Chief Accounting Officer since December 2023. In this position, Mr. Spencer serves as our principal accounting officer. Before joining us, he was Vice President, Controller and Principal Accounting Officer of JetBlue Airways Corporation (JetBlue) from May 2022 to December 2023.

Prior to JetBlue, Mr. Spencer served as Deputy CFO and Corporate Controller of the North American business of Paris-based Air Liquide SA, a manufacturer of industrial gases from August 2017 to May 2022. Also at Air Liquide, Mr. Spencer served as Vice President, North American Finance Transformation from April 2020 to December 2020 and Controller and Chief Accounting Officer from August 2017 to April 2020. Before joining Air Liquide, Mr. Spencer served in progressive roles of leadership at NCI Building System, Friedkin Services Group and ExpressJet Airline.

Stock Ownership of Directors, Named Executive Officers
and Certain Beneficial Owners
STOCK OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS
The following table sets forth information concerning beneficial ownership of the Company’s common stock as of March 3, 2025, for: (a) each director and the nominees for director; (b) NEOs; and (c) all current directors and executive officers as a group. The percentage of beneficial ownership is based on 203,666,967 shares of common stock outstanding as of March 3, 2025. The percentage of beneficial ownership also includes any shares that such person has the right to acquire within 60 days of March 3, 2025. Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares set forth in the following table.
The address of the directors and executive officers is c/o NRG Energy, Inc., 804 Carnegie Center, Princeton, New Jersey 08540.
Directors and Named Executive Officers	Common Stock(1)	Percent of Class (%)
Lawrence S. Coben	376,038(2)	*
Bruce Chung	40,846(3)	*
Brian Curci	93,667(4)	*
Robert J. Gaudette	38,734(5)	*
Rasesh Patel	14,511(6)	*
E. Spencer Abraham	82,820(7)	*
Antonio Carrillo	41,429(8)	*
Matthew Carter, Jr.	40,200(9)	*
Heather Cox	40,655(10)	*
Elisabeth B. Donohue	25,982(11)	*
Marwan Fawaz	5,882	*
Kevin T. Howell	105,407(12)	*
Alexander Pourbaix	7,960(13)	*
Alexandra Pruner	29,460(14)	*
Marcie C. Zlotnik	6,015(15)	*
All Directors and Executive Officers as a group (18 people)	1,110,387(16)	*

*	Less than one percent of outstanding common stock.
(1)
The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or dispositive power and (b) shares that such person or entity has the right to acquire within 60 days through the exercise of stock options or similar rights. See “Elements of Compensation — Long-Term Incentive Compensation” for a description of the terms of the RSUs, RPSUs, and DERs.

(2)
Includes 134,362 DSUs and 16,069 DERs accrued thereon, payable in the event Dr. Coben ceases to be a member of the Board, and 167,589 vested and unsettled RSUs. Excludes 42,562 unvested RSUs, 103,724 RPSUs, and 5,345 DERs.

(3)	Excludes 30,672 unvested RSUs, 82,092 RPSUs and 4,529 DERs.
(4)	Excludes 21,690 unvested RSUs, 61,382 RPSUs and 3,435 DERs.
(5)	Excludes 25,040 unvested RSUs, 70,095 RPSUs and 3,876 DERs.
(6)	Excludes 166,609 unvested RSUs, 91,766 RPSUs and 5,075 DERs.
(7)	Includes 64,347 DSUs and 11,789 DERs, payable in the event Secretary Abraham ceases to be a member of the Board.
(8)	Includes 17,415 DSUs and 1,276 DERs, payable in the event Mr. Carrillo ceases to be a member of the Board.
(9)	Includes 35,449 DSUs and 4,752 DERs, payable in the event Mr. Carter ceases to be a member of the Board.
(10)	Includes 22,127 DSUs and 2,106 DERs, payable in the event Ms. Cox ceases to be a member of the Board.
(11)	Includes 20,238 DSUs and 2,035 DERs, payable in the event Ms. Donohue ceases to be a member of the Board.
(12)	Includes 5,313 DSUs and 95 DERs, payable in the event Mr. Howell ceases to be a member of the Board.
(13)	Includes 7,824 DSUs and 138 DERs, payable in the event Mr. Pourbaix ceases to be a member of the Board.
(14)	Includes 26,471 DSUs and 2,905 DERs, payable in the event Ms. Pruner ceases to be a member of the Board.
(15)	Includes 5,882 DSUs and 135 DERs, payable in the event Ms. Zlotnik ceases to be a member of the Board.
(16)	Consists of the total holdings of directors, NEOs, and all other executive officers as a group.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS
The following table sets forth information for each person known to the Company to beneficially own more than five percent of the Company’s common stock, as of the date of their most recent Schedule 13D or Schedule 13G filing, as applicable, with the SEC. Percentage of beneficial ownership is based on 203,666,967 shares of common stock outstanding as of March 3, 2025. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the following table.
Principal Stockholder	Common Stock	Percent of Class (%)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	28,275,337(1)	13.9
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	19,697,644(2)	9.7
Putnam Investments, LLC 100 Federal Street Boston, Massachusetts 02110	15,189,691(3)	7.5
State Street Corporation 1 Congress Street, Suite 1 Boston, Massachusetts 02114	14,052,851(4)	6.9
Franklin Resources, Inc. One Franklin Parkway San Mateo, California 94403	11,459,605(5)	5.6
(1)
Based upon information set forth in the Schedule 13G/A filed on November 12, 2024 by The Vanguard Group, Inc. (Vanguard) reporting beneficial ownership as of September 30, 2024. Vanguard has sole dispositive power over 27,303,404 shares, shared voting power over 266,452 shares and shared dispositive power over 971,933 shares.

(2)
Based upon information set forth in the Schedule 13G/A filed on November 12, 2024 by BlackRock, Inc. (BlackRock) reporting beneficial ownership as of September 30, 2024. BlackRock has sole voting power over 18,441,115 shares and sole dispositive power over 19,697,644 shares.

(3)
Based upon information set forth in the Schedule 13G/A filed on February 14, 2024 by Putnam Investments, LLC (Putnam) reporting beneficial ownership as of December 31, 2023. Putnam has sole voting power over 14,950,531 shares and sole dispositive power over 15,189,691 shares.

(4)
Based upon information set forth in the Schedule 13G/A filed on January 30, 2024 by State Street Corporation (State Street) reporting beneficial ownership as of December 31, 2023. State Street has shared voting power over 10,305,240 shares and shared dispositive power over 14,041,876 shares.

(5)
Based upon information set forth in the Schedule 13G/A filed on November 21, 2024 by Franklin Resources, Inc. (Franklin) reporting beneficial ownership as of September 30, 2024. Franklin has sole voting power over 11,441,022 shares, sole dispositive power over 11,455,750 shares, and shared dispositive power over 3,855 shares.

DELINQUENT SECTION 16(A) REPORTS
The Company’s directors and executive officers and the beneficial owners of more than ten percent (10%) of the Company’s common stock are required to file under the Exchange Act reports of ownership and changes of ownership with the SEC.
Based solely on a review of copies of Section 16 filings filed electronically with the SEC and, as applicable, information provided to the Company by individual directors and executive officers and the beneficial owners of more than ten percent (10%) of the Company’s common stock, the Company believes that, during fiscal year 2024, all filing requirements applicable to directors and executive officers have been complied with in a timely manner, except for the following late Form 4 filings: (i) a Form 4 for each of Mr. Chung, Mr. Curci, Mr. Gaudette and Ms. Elizabeth Killinger due on January 4, 2024 and filed on January 5, 2024 to report an award of RSUs and certain transactions related to the vesting of certain RSUs, RPSUs, and DERs and related withholdings to satisfy certain tax obligations, due to an administrative issue in the calculation of their tax withholdings, and (ii) a Form 4 for Mr. Howell due on March 6, 2024 and filed on March 7, 2024 relating to an award of DSUs, due to an administrative issue relating to his EDGAR code.

Certain Relationships and Related Person Transactions
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS
The Board has adopted written policies and procedures to address potential or actual conflicts of interest and the appearance that decisions are based on considerations other than the best interests of NRG that may arise in connection with transactions with certain persons or entities (Related Person Policy). The Related Person Policy operates in conjunction with our Code of Conduct and is applicable to all “Related Person Transactions,” which are all transactions, arrangements or relationships in which:
•
the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•
the Company is a participant; and

•
any Related Person (as that term is defined below) has or will have a direct or indirect interest.

A “Related Person” is:
•
any person who is, or at any time during the applicable period was, a director of the Company or a nominee for director or an executive officer;

•
any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding common stock;

•
any immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, nominee for director, executive officer or more than 5% beneficial owner of common stock, and any person (other than a tenant or employee) sharing the household of such director, nominee for director, executive officer or more than 5% beneficial owner of common stock; and

•
any related party as the term is defined in Statement of Financial Accounting Standards No. 57.

A Related Person Transaction is subject to review and approval or ratification by the Governance and Nominating Committee. If the aggregate amount involved is expected to be less than $500,000, the transaction may be approved or ratified by the Chair of the Governance and Nominating Committee. As part of its review of each Related Person Transaction, the Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than the terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction. This Related Person Policy also provides that certain transactions, based on their nature and/or monetary amount, are deemed to be pre-approved or ratified by the Governance and Nominating Committee and do not require separate approval or ratification.
Transactions involving ongoing relationships with a Related Person will be reviewed and assessed at least annually by the Governance and Nominating Committee to ensure that such Related Person Transactions remain appropriate and in compliance with the Governance and Nominating Committee’s guidelines. The Governance and Nominating Committee’s activities with respect to the review and approval or ratification of all Related Person Transactions are reported periodically to the Board.

Executive Compensation
COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION TABLES AND OTHER ITEMS
COMPENSATION TABLES	77
Summary Compensation Table for Fiscal Year Ended December 31, 2024	77
Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2024	79
Outstanding Equity Awards at Fiscal Year-End for Fiscal Year Ended December 31, 2024	80
Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2024	81
Pension Benefits for Fiscal Year Ended December 31, 2024	81
Non-Qualified Deferred Compensation for Fiscal Year Ended December 31, 2024	81
EMPLOYMENT AGREEMENTS	81
TERMINATION, SEVERANCE AND CHANGE IN CONTROL	83
Severance and Change in Control	83
Treatment of Equity Awards for Termination and Change in Control	85
Potential Payments Upon Termination or Change in Control	88
CEO PAY RATIO	89
PAY VERSUS PERFORMANCE	89

EXECUTIVE SUMMARY
The objectives of our executive compensation program are to align executive pay with stockholder value and to incentivize executives to achieve our corporate goals. This CD&A describes the elements, implementation, and 2024 results of our executive compensation program.
Our strategy is to maximize shareholder value by being a leader in the emerging convergence of energy and smart automation in the home and business. Through a diversified supply strategy, NRG sells reliable electricity and natural gas to its customers in the markets it serves, while also providing innovative home solutions to customers. Our unique combination of assets and capabilities enables us to develop and sell highly differentiated offerings that bring together everyday essential services like powering and securing the home through a seamless and integrated experience. This strategy is intended to enable us to optimize our unique integrated platform to delight customers, generate recurring cash flow, significantly strengthen earnings and cost competitiveness, and lower risk and volatility. Sustainability is a philosophy that underpins NRG’s strategy and facilitates value creation across NRG’s business.
To effectuate our strategy, we focused on the following objectives in 2024:
•
serving the energy needs of end-use residential, commercial and industrial, and wholesale counterparties in competitive markets and optimizing product opportunities through our multiple brands and channels;

•
offering a variety of energy products and smart home products and services that are differentiated by innovative features, premium service, integrated platforms, sustainability and loyalty/affinity programs;

•
delivering excellent operating performance of our assets;

•
achieving the optimal mix of supply to serve our customer load requirements through a diversified supply strategy; and

•
engaging in disciplined and transparent capital allocation.

Management’s focus on achieving these objectives drove numerous business successes during 2024, including:
•
achieving our financial targets, exceeding the midpoint of our previously raised guidance ranges for each of our financial metrics;

•
entering into a definitive partnership agreement with Renew Home, a VPP platform formed by the combination of Google’s Nest Renew and OhmConnect;

•
advancing development on 1.5 GW of dispatchable generation in the ERCOT market;

•
returning $1.263 billion to shareholders through $925 million in share repurchases — exceeding our original share repurchase target by $100 million — and $338 million in common stock dividends; and

•
achieving our target credit metrics of 2.50x – 2.75x Net Debt to Adjusted EBITDA, a full year earlier than our original target.

Strong performance in key financial metrics drove commensurate results in our Annual Incentive Plan (AIP), demonstrating alignment between Company performance and NEO compensation.
In line with our strong performance, the goals of our AIP were also exceeded. For 2024, our Adjusted Free Cash Flow before Growth (Adjusted FCFbG) and Adjusted EBITDA achievements were above target at approximately 200% and 185%, respectively, and the Company’s performance under the ESG performance metric was at 128%. The individual awards for each of our NEOs are described in “Elements of Compensation — Annual Incentive Compensation — 2024 AIP Results and Payments”. Based on the accomplishments during 2024, we believe our eligible NEOs received AIP awards commensurate with the performance of the Company and their individual performance.
Strong Total Shareholder Return (TSR) performance over the most recent three-year performance period drove maximum results for our NEO’s relative performance stock unit (RPSU) awards.
Our compensation program ties a significant portion of our NEOs’ overall compensation to the achievement of increases in TSR through our long-term incentive program (LTIP). As a result of the Company’s relative TSR performance, the most recent RPSU awards that vested on January 2, 2025 paid out at 200% of target based on NRG’s approximate 156% increase in absolute TSR over the three-year performance period, which was calculated in accordance with the terms of the outstanding RPSU and measured against the TSR of the constituents of the S&P 500 as of the grant date. Refer to “Elements of Compensation — Long-Term Incentive Compensation” for a discussion of our LTIP.

KEY GOVERNANCE FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM
The compensation policies of our Board and Compensation Committee incorporate several key governance features, aligning our compensation program with the following best practices:
✓ What We Do:

✓
Pay for performance for NEOs including:

◦
Providing for a majority of NEO compensation that is variable and at risk,

◦
Delivery of a substantial majority of long-term incentive compensation using performance-based equity and

◦
Requiring above-median performance for performance-based vesting of long-term incentive compensation awards at target

✓ Require a double trigger for the payment of cash severance and the vesting of equity upon a change in control
✓ Maintain a robust clawback policy in accordance with applicable NYSE requirements and additional clawback provisions in compensation plans and award agreements
✓ Maintain robust stock ownership guidelines for our NEOs
✓ Provide market-level retirement benefits
✓ Denominate and settle all long-term incentive awards in equity
✓ Engage an independent compensation consultant to advise us on matters surrounding our compensation plans and program
✓ Ensure our compensation practices do not encourage undue risk taking (e.g., engage in robust risk monitoring and capping payments made under our AIP and performance equity program)
✓ Engage in a comprehensive performance evaluation process for all NEOs and annual management succession and leadership development efforts
✓ Hold an annual say on pay vote
✓ Conduct a pay equity survey at least every three years
× What We Don’t Do:
× No excise tax gross-ups upon a change in control
× No tax gross-ups on perquisites or benefits, other than for standard relocation benefits
× No pledging or hedging of our stock by NEOs or directors
× No employment agreements with NEOs other than the agreement with the CEO and the Vivint Employment Agreement (as defined below)
× No guaranteed bonus payments for our NEOs
× No guaranteed salary increases for NEOs
× No inclusion of unvested RPSUs or options for stock ownership requirements
× No supplemental executive retirement plans
× No grants below 100% of fair market value
× No loans to executives for purchases of Company securities on margin
× No backdating or repricing of stock options
× No dividend equivalent rights (DERs) on unearned equity awards
× No trades of our stock by our officers and directors without preclearance
× No excessive perquisites

EXECUTIVE COMPENSATION PROGRAM
2024 NAMED EXECUTIVE OFFICERS
This CD&A describes our executive compensation program for our NEOs in 2024, who are set forth in the table below:
NEO	Title
Lawrence S. Coben(1)	President, Chief Executive Officer, and Chair of the Board
Bruce Chung	Executive Vice President and Chief Financial Officer
Brian Curci	Executive Vice President and General Counsel
Robert J. Gaudette	Executive Vice President, President of NRG Business & Wholesale Operations
Rasesh Patel	Executive Vice President, President of NRG Consumer
(1) Dr. Coben, who previously served in an interim capacity, was appointed as permanent CEO effective August 1, 2024. He continues to serve as a director and the Chair of the Board.
GOALS AND OBJECTIVES OF THE PROGRAM
Our Compensation Committee designs and implements an executive compensation program that is intended to:
•
closely align our executive compensation with stockholder value creation, avoiding plans that encourage executives to take excessive risk;

•
support our long-term business strategy, while rewarding our executive team for their contributions to Company results and their individual accomplishments;

•
provide competitive compensation opportunities that allow us to recruit and retain a top-tier executive team in a competitive industry and to motivate our executive team to achieve superior performance over sustained periods; and

•
complement and advance NRG’s power values (Power Values), which are an integral part of our company culture.

The Compensation Committee is committed to aligning executive compensation with performance. The Compensation Committee’s objectives are achieved through the use of both short-term and long-term incentives. Total pay for our NEOs, including for 2024, is targeted at approximately the median of the market and, when appropriate, may be adjusted based on individual skills, tenure, experience, and other factors considered by the Compensation Committee.
Through the AIP, our NEOs are rewarded for achieving annual corporate and individual goals. Our long-term incentive compensation program is designed to reward our NEOs for long-term TSR outperformance and promote the retention of our executive talent.

THE COMPENSATION PROCESS
SAY ON PAY RESULTS
At our 2024 Annual Meeting of Stockholders, we received approximately 79% support from our stockholders for our say on pay proposal. Our Board and Compensation Committee consider the results of the say on pay proposal each year in informing annual compensation decisions. The Compensation Committee regularly reviews the compensation program so that it remains competitive and aligned with our stakeholders’ interests and the design principles, including through outreach to NRG’s stockholders, with whom the Company proactively engages throughout the year about a number of topics, including executive compensation. During 2024, we reached out to stockholders representing more than two-thirds (2/3) of our outstanding common stock to elicit feedback concerning employment agreements with our executives, our annual and long-term incentive plan structures, and our compensation program overall. In general, notwithstanding the slightly lower say on pay vote in 2024 for NEO compensation in 2023 as compared to prior years, based on our outreach efforts, we believe our investors support our overall compensation philosophy and program objectives.
As further described below in “Employment Agreements — Mr. Patel”, Mr. Rasesh Patel, who joined us in connection with our acquisition of Vivint in March 2023, is party to the supplemental employment agreement, dated December 6, 2022, amending his then-existing employment agreement with Vivint (collectively referred to as the Vivint Employment Agreement). The Vivint Employment Agreement, and the bonuses, walkaway rights, and tax gross-ups provided therein, will expire in April 2025. Following the expiration of such agreement, Mr. Patel will participate in NRG’s standard executive compensation program, which does not include such features.
COMPENSATION CONSULTANT
Pursuant to its charter, the Compensation Committee is authorized to engage, at the expense of the Company, a compensation consultant to provide independent advice, support, and expertise to assist the Compensation Committee in overseeing and reviewing our overall executive compensation strategy, structure, policies and programs, and to assess whether our compensation structure establishes appropriate incentives for management and other key employees. Pay Governance assists with executive and director pay assessments and works with the Compensation Committee to review the design of the executive compensation program.
Pay Governance reports directly to the Compensation Committee and provides no other remunerated services to the Company. Pay Governance does not provide services to any of our affiliates. In accordance with SEC rules and requirements, the Compensation Committee has affirmatively determined that no conflicts of interest exist between the Company and Pay Governance (or any individuals working on the Company’s account on behalf of Pay Governance).
SURVEY ANALYSIS FOR EXECUTIVE COMPENSATION
Given the consolidation within the deregulated power industry as well as NRG’s consumer-driven business strategy, the Compensation Committee, with guidance from Pay Governance, reviews size-adjusted compensation survey data for the three major industry sectors in which the Company competes for talent: energy industry, consumer products industry and general industry. The Compensation Committee also reviews and utilizes data from select peer companies when available.

ELEMENTS OF COMPENSATION
Our Compensation Committee considers a variety of components in its evaluation of compensation packages. While a portion of our compensation is fixed, a significant percentage of our NEO compensation is payable and/or realizable only if certain milestones or objectives are met. The following charts illustrate the target compensation opportunities typically approved by the Board and our Compensation Committee for the positions of CEO and all other NEOs, respectively, in accordance with our practices and pay-for-performance approach.
CEO Compensation Mix	Other NEO Average Compensation Mix
“At Risk” means there is no guarantee that the target value will be realized.
CEO COMPENSATION
The Board appointed Dr. Coben as CEO in August 2024, prior to which he served as our interim CEO since November 2023. In connection with Dr. Coben’s service as interim CEO from November 2023 to August 2024, he received the LTIP portion of his compensation solely in the form of RSUs. Taking into consideration the RSUs granted to Dr. Coben in 2023, the Board, upon the recommendation of the Compensation Committee, sought to align Dr. Coben’s total 2024 compensation with our typical CEO compensation structure described above. In doing so, the Board took into consideration advice from Pay Governance, the Compensation Committee’s independent consultant, to ensure alignment of Dr. Coben’s compensation as CEO with select peer companies and market data and practices. As a result, after due consideration, the Compensation Committee recommended, and the Board approved, a compensation package for 2024 that consisted of (i) a base salary, (ii) a grant of RPSUs and (iii) an AIP award opportunity (each value prorated for the period from August 1, 2024 to December 31, 2024 and calibrated to deliver a competitive level of total compensation), which are further described in “Employment Agreements — Dr. Coben” below.
For 2025 and going forward, pursuant to an employment agreement, dated August 1, 2024 (Coben Employment Agreement), Dr. Coben’s total compensation will align with our typical target compensation opportunities and structure for the CEO role.
BASE SALARY
Base salary compensates NEOs for their level of experience and expertise, for the responsibilities of their individual positions and for the continued expectation of superior performance. Recommendations on increases to base salary take into account, among other factors, prevailing market data for the position as provided by Pay Governance, the NEO’s individual performance, the general contributions of the NEO to overall corporate performance, and the level of responsibility of the NEO with respect to their specific position. In the first half of 2024, consistent with the industry trend and past practice, and in order to maintain market competitiveness, our CEO recommended, and the Compensation Committee approved, certain increases to the base salaries of NEOs as set forth in the table below.

In addition, during the second half of 2024, the Compensation Committee, with the advice of Pay Governance, conducted a comprehensive review of the base salaries of NRG’s executive officers (other than Dr. Coben). The Compensation Committee compared salary data for these executive officers against select peer companies and market data in order to further align the compensation structure with market levels and to reflect the current roles and responsibilities of the executive leadership team. The Compensation Committee also recognized the achievements of the executive officers in delivering on business objectives and delivering value to stockholders. As a result, the Compensation Committee made upward adjustments to the base salaries of NRG’s executive officers, other than Dr. Coben, in December 2024.
The following table sets forth the base salaries since December 31, 2023 for each NEO:
Name	Base Salary as of December 31, 2023 ($)(1)	Base Salary as of April 1, 2024 ($)(1)(2)	Base Salary as of December 31, 2024 ($)(1)
Lawrence S. Coben	100,000(3)	100,000(3)	1,450,000(4)
Bruce Chung	700,000	721,000	725,000
Brian Curci	530,450	556,973	600,000
Robert J. Gaudette	597,400	615,322	725,000
Rasesh Patel	695,564	716,431	725,000
(1) Actual salary earned in 2023 and 2024 rounded to the nearest dollar is set forth in the Summary Compensation Table below.
(2) Amounts provided in this column for Mr. Chung, Mr. Curci and Mr. Gaudette were effective in March 2024, and the amount for Mr. Patel was effective on April 1, 2024.
(3) This amount reflects Dr. Coben’s base salary while serving as interim CEO prior to entering into the Coben Employment Agreement.
(4) This amount reflects Dr. Coben’s base salary for service as permanent CEO following entry into the Coben Employment Agreement.
ANNUAL INCENTIVE COMPENSATION
OVERVIEW
Annual performance-based compensation awards are made under our AIP. AIP awards are short-term compensation designed to reward NEOs for meeting annual individual goals and Company financial and non-financial goals. The AIP opportunity is generally defined as a percentage of each NEO’s annual base salary. For 2024, AIP awards were based on the results of the achievement of the Company’s AIP performance criteria, as discussed in detail below.
2024 AIP AWARD PERFORMANCE CRITERIA
The AIP award performance criteria applicable to all active NEOs is based upon our 2024 corporate business strategy and individual contributions. The table below sets forth the 2024 AIP performance criteria and weightings applicable to all NEOs who were eligible for an AIP award.
Goal	Weight
Adjusted FCFbG(1)(2)	45%
Adjusted EBITDA(1)(3)	40%
ESG(4)	15%
Overall Funding	100%
Individual Performance Criteria Modifier	Multiply by up to ±20%

(1)	Our Consolidated Statement of Operations and Consolidated Statement of Cash Flows are found in Item 15 — Exhibits, Financial Statement Schedules to our Annual Report on Form 10-K.
(2)
Adjusted FCFbG refers to Cash Flow Provided by Operating Activities (less maintenance capex, environmental capex, net of funding and insurance reimbursements for property damage and operating expenses, dividends from preferred instruments treated as debt by rating agencies, and distributions to non-controlling interests), adjusted gain/losses and other impacts associated with unbudgeted acquisition or sale of operating assets, net emissions proceeds/purchases, and maintenance and environmental capex adjusted for major changes in timing of maintenance and environmental capex projects. Adjusted FCFbG excludes changes in nuclear decommissioning trust liability, growth investments, net receipts from settlement of acquired derivatives that include financing elements, changes in collateral, acquisition and divestiture transaction and integration costs, and impacts of certain major transactions approved by the Compensation Committee. This amount is further adjusted for the impact associated with special one-time, non-recurring unusual events approved by the Compensation Committee, which for the 2024 AIP included certain non-budgeted expenses.

(3)
Adjusted EBITDA refers to EBITDA plus adjustments. EBITDA consists of net income plus: income taxes, interest expense (net of interest income), amortization of finance costs and debt premium, loss on debt extinguishment, depreciation, amortization and asset retirement obligation expenses, amortization of power and fuel contracts, and amortization of emission allowances. Adjustments consist of mark-to-market gains or losses from forward position of economic hedges, plus adjustments to include the Adjusted EBITDA from unconsolidated affiliates, acquisition and divestiture transaction and integration costs, deactivation costs, gain/losses on write-offs, disposals, discontinued operations and purchase accounting impacts, adjusted gain/losses and other impacts associated with unbudgeted acquisitions or sale of operating assets and mark-to-market of forward position of economic hedges. This amount is further adjusted for the impact associated with special one-time, non-recurring unusual events approved by the Compensation Committee.

(4)	ESG refers to three metrics that are equally weighted, which are described in more detail below:

(a)
Customers — measured by Customer Focus Index (CFI), which measures the overall satisfaction of a customer with NRG’s products and services as well as a customer’s loyalty to NRG’s brand through the use of a net promoter score (NPS) that is determined through a customer survey. The NPS is an index ranging from -100 to 100. To calculate the NPS, detractors (those that score 6 or less out of 10) are subtracted from promoters (a score of 10 or 9). For example, if 50% or respondents to the survey are promotors and 10% are detractors, the NPS is 40%. In order to allow for the fact that NRG has multiple brands across multiple geographies and to account for NPS goals across those factors, goals are indexed into the single metric (the CFI). The Company uses an external company to assess NPS scores to achieve objective, measurable results.

(b)
Environment — includes the Environmental Performance Index (EPI), based on Environmental Key Performance Indictors (EKPIs) and the effectiveness of certain of our internal sustainability programs. The EKPI is calculated based on the achievement of threshold (37.5), target (27.0), and maximum (19.5) EKPI events.

(c)
People — includes measurements of results of our employee well-being survey (based on the composite average results of employee responses to three well-being questions with five multiple choice answers) and results of our workforce inclusion initiatives.

In addition to the quantitative financial and non-financial metrics, each NEO who is eligible for an AIP award opportunity is evaluated on their achievement of individual performance criteria, which impacts the determination of their awards payable under the AIP. The Compensation Committee assesses performance of each eligible NEO relative to the performance criteria applicable to each NEO and multiplies the total formulaic AIP award for each NEO by an individual performance factor of up to plus or minus 20%. These criteria are established at the beginning of each fiscal year and include measures tied to the leadership of the business. During 2024, such measures consisted of the following objectives designed to incentivize a focus on driving company-level strategic goals and delivering results: (1) deliver on our financial commitments, (2) advance our enterprise strategy, (3) demonstrate the combined strength of our integrated businesses, (4) delight customers and employees, and (5) act as 1NRG (all teams working together towards our business objectives).
Generally, the Compensation Committee adjusts the total AIP award opportunity for the position of CEO based on its own assessment of the performance criteria applicable to such position and recommends such award opportunity to the Board for approval. With respect to all other NEOs, the Compensation Committee considers the CEO’s recommendations for the NEOs and retains sole discretion to approve the AIP awards and to adjust the amount of, or eliminate any, awards that are otherwise payable under the AIP.
The 2024 target AIP award opportunities for the NEOs is expressed as a percentage of base salary as set forth in the table below. As noted below, Dr. Coben’s target AIP award was prorated for his partial year of service as CEO.

Name	Base Salary as of December 31, 2024 ($)	Target (% of Base Salary)(1)	Target AIP Award Opportunity ($)
Lawrence S. Coben(2)	1,450,000	125	759,760
Bruce Chung	725,000	100	725,000
Brian Curci	600,000	100	600,000
Robert J. Gaudette	725,000	100	725,000
Rasesh Patel(3)	725,000	60	435,000
(1)	Percentages in this column assume that each of the financial performance metrics and all quantitative and qualitative goals are achieved at target levels.
(2)	Dr. Coben’s target AIP award for 2024 was prorated for his partial year of service as CEO from August 1, 2024 through December 31, 2024.
(3)	Mr. Patel’s AIP target was set pursuant to the Vivint Employment Agreement. See “Employment Agreements — Mr. Patel” below.
Actual AIP payouts can range from 50% of the target percentage to 200% of the target percentage, which reflect the threshold and maximum AIP award opportunities, respectively. For each individual metric, there will be a 0% achievement unless the result meets the threshold level of performance.
2024 AIP RESULTS AND PAYMENTS
The following table details the quantitative financial and non-financial performance goals and results for 2024, as approved by the Compensation Committee:
Performance Metric	Weight	Threshold	Target	Maximum	Result	AIP Metric Result
Adjusted FCFbG ($ in millions)	45%	$1,357	$1,940	$2,135	$2,153	200%
Adjusted EBITDA ($ in millions)	40%	$2,378	$3,400	$3,742	$3,690	185%
ESG	15%	50%	100%	200%	128%	128%
Final Weighted AIP Result for Performance Metrics						183%
As discussed above, the ESG AIP result is based on the equal weighting of the achievement of three components of the ESG metric: Customers, Environment and People. In 2024, the Company achieved a CFI of 92% resulting in achievement of 92% on the Customers metric. The Environment metric achievement was 200% as the Company achieved over maximum on its EKPIs and based on the effectiveness of the Company’s internal sustainability programs. The People metric achievement was 93% based on the percentage increase in the Company’s employee wellness and inclusion initiatives.
With respect to AIP awards for 2024, the Compensation Committee approved a final AIP result of 183%, in accordance with the Company’s performance metrics results. Upon the recommendation of the CEO, the Compensation Committee reviewed and considered the contributions of each NEO during 2024, with a focus on the individual performance criteria, including the financial and operational commitments as well as the Company’s Power Values to advance the customer experience, maintain an enriching culture, and strengthen employee engagement. The Compensation Committee, after due consideration, determined to award each NEO the individual performance factor in the following table, which sets forth the AIP awards paid to each of the NEOs for 2024. The Compensation Committee believes that the payouts awarded to the eligible NEOs appropriately reflect the Company’s strong performance and ability to execute on our strategic plan.

Name	Base Salary as of December 31, 2024 ($)	AIP Target (%)	Percent of Target Achieved (%)	Individual Performance Criteria Modifier (%)	Total AIP Target Achieved (%)	Total AIP Paid ($)
Lawrence S. Coben(1)	1,450,000	125	183	9	200	1,519,520
Bruce Chung	725,000	100	183	9	200	1,450,000
Brian Curci	600,000	100	183	7	196	1,174,860
Robert J. Gaudette	725,000	100	183	9	200	1,450,000
Rasesh Patel	725,000	60	183	9	200	870,000
(1)	Dr. Coben’s AIP award for 2024 was prorated for his partial year of service as CEO from August 1, 2024 through December 31, 2024.
LONG-TERM INCENTIVE COMPENSATION
We believe that equity awards directly align our NEOs’ interests with those of our stockholders. Our typical practice is to award our NEOs a combination of RPSUs, which are based on the Company’s TSR performance relative to the S&P 500, and time-based RSUs. The larger proportion of compensation (67%) to such NEOs is delivered using RPSUs, demonstrating the Compensation Committee’s focus on pay for performance.
Dr. Coben, our CEO, transitioned from interim CEO to permanent CEO in August 2024. For information about Dr. Coben’s LTIP award for 2024, see the description under “Elements of Compensation — CEO Compensation” above and “Employment Agreements — Dr. Coben” below.

TARGET LTIP AWARD OPPORTUNITY
The 2024 target LTIP award opportunities for the NEOs, as of the applicable grant dates, are set forth in the table below.
Name	Base Salary as of Grant Date(1) ($)	LTIP Target as Percent of Base Salary (%)	Target LTIP Award Opportunity ($)
Lawrence S. Coben(2)	1,450,000	N/A	3,300,791
Bruce Chung	700,000	350	2,450,000
Brian Curci	530,450	350	1,856,575
Robert J. Gaudette	597,400	350	2,090,901
Rasesh Patel(3)	695,564	N/A	3,000,000

(1)
For the NEOs other than Dr. Coben, such grant date was January 2, 2024 with respect to their RSUs and RPSUs. The date of Dr. Coben’s grant of RPSUs was August 1, 2024, pursuant to the Coben Employment Agreement.

(2)	Dr. Coben’s LTIP award opportunity was set pursuant to the Coben Employment Agreement. See “Employment Agreements — Dr. Coben” below.
(3)	Mr. Patel’s LTIP award opportunity was set pursuant to the Vivint Employment Agreement. See “Employment Agreements — Mr. Patel” below.
LTIP AWARDS
The target LTIP awards for Dr. Coben and Mr. Patel were set pursuant to their respective employment agreements, which are described below under “Employment Agreements.” The aggregate value of equity awards granted to each of our other NEOs for fiscal year 2024 was reviewed against select peer companies and market data. Pay Governance provided this compensation benchmark data to the Compensation Committee. The LTIP awards are set forth in the “Stock Awards” column of the Summary Compensation Table for Fiscal Year ended December 31, 2024, as well as the Grants of Plan-Based Awards for Fiscal Year ended December 31, 2024 table.
RELATIVE PERFORMANCE STOCK UNITS
Each RPSU represents the potential to receive shares of common stock after the completion of three years of service from the date of grant, based on the Company’s TSR performance during the three-year measurement period ranked against the TSR performance of the constituents of the S&P 500 as of the grant date, which the Compensation Committee has identified as the performance peer group. Relative measures are designed to minimize the impact of externalities, ensuring the program appropriately reflects management’s impact on the Company’s TSR.
The table that follows illustrates the design of our RPSUs in 2024. As the table shows, above-median TSR is required in order to earn target awards under the plan. In addition, if our absolute TSR is less than negative 15% over the performance period, the threshold for target payouts is increased from the 55th to the 65th percentile. The Compensation Committee believes that this increased performance requirement addresses the concern that a disproportionate award may be paid in the event that our relative performance is high, but absolute performance is low.
RPSU awards limit the maximum award value that a NEO may receive to six times (6x) the fair market value of the target award, determined as of the date of grant.
RPSU awards that vested on January 2, 2025 were paid at 200% of target as a result of NRG’s 98th percentile TSR achievement and approximately 156% increase in absolute TSR as ranked against the TSR of its performance peer group.
RESTRICTED STOCK UNITS
Each RSU represents the right to receive one share of common stock after the completion of the applicable vesting period. The RSU awards granted in 2024 vest ratably, meaning that one-third of the award vests each year on the anniversary of the grant date, over a three-year period, subject to continued employment on the vesting date. Occasionally, the Compensation Committee will use alternate RSU vesting periods, but only on an exception basis, such as for a new-hire with a specific skill set or to serve as an enhanced retention tool. See the description under “Elements of Compensation — CEO Compensation” above and “Employment Agreements — Dr. Coben” below for information about Dr. Coben’s LTIP awards for 2023 and 2024.
DIVIDEND EQUIVALENT RIGHTS
In connection with each equity award, each NEO also receives DERs, which accrue with respect to the award to which they relate. Accrued DERs are paid at the same time that the shares of common stock underlying each award are delivered to the NEO. No DERs are paid if the underlying equity award fails to vest.
EQUITY GRANT PRACTICES
In fiscal year 2024, we did not grant any stock options, stock appreciation rights, or similar awards as part of our equity compensation programs, and none of our NEOs held any such awards during 2024. Our policy is to grant annual equity awards on a predetermined schedule (on January 2 for RSUs and RPSUs, and during the first week of June for DSUs to directors).
In addition, pursuant to our Amended and Restated Employee Stock Purchase Plan, eligible employees may enroll to purchase shares with purchase dates generally on the last day of September and March using payroll deductions accumulated during the previous six-month period.
CLAWBACK OF CERTAIN COMPENSATION
In accordance with applicable NYSE rules, the Board adopted a clawback policy (Clawback Policy) effective as of December 1, 2023. The Clawback Policy, which is administered by the Compensation Committee, applies to our current and former executive officers, including the president, vice president in charge of a principal unit, division or function or any other person who performs similar policy making functions for the Company (each, a Covered Executive). Under the Clawback Policy, if we must prepare an accounting restatement to correct material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (collectively, a Restatement), we are obligated to promptly recover erroneously awarded incentive-based compensation received by a Covered Executive.
“Incentive-based compensation” includes any compensation that is granted, earned or vested based, in whole or in part, on the attainment of a financial reporting measure. “Erroneously awarded” incentive-based compensation is the amount of incentive-based compensation received by the Covered Executive that exceeds the amount of incentive-based compensation that otherwise would have been received by the Covered Executive had it been determined based on an applicable Restatement.
Notwithstanding the terms of any indemnification or insurance policy or any contractual arrangement with any Covered Executive, the Company will not indemnify any Covered Executives against the loss of any erroneously awarded incentive-based compensation including any payment or reimbursement for the cost of third-party insurance purchased by any Covered Executives to fund potential clawback obligations. A copy of the Clawback Policy is included as Exhibit 97 to our Annual Report on Form 10-K.
In addition, the Company’s compensation plans and award agreements (including for time-based equity awards) include “clawback” provisions with regard to awards in the case of a material financial restatement, including a restatement that was the result of employee misconduct. The Board and/or the Compensation Committee retains discretion regarding the application of the clawback provisions. These clawback provisions are in addition to other remedies that are available to the Company. If the Company is required to restate its earnings as a result of noncompliance with a financial reporting requirement due to misconduct, under the Sarbanes-Oxley Act of 2002 (SOX), the CEO and the CFO would also be subject to a clawback, as required by SOX.
BENEFITS
NEOs participate in the same retirement, life insurance, health and welfare plans as other salaried employees of the Company. Dr. Coben also receives a financial planning reimbursement benefit as provided in the Coben Employment Agreement. In 2024, the Company paid for certain one-time expenses for Mr. Patel, including a payment in connection with executive benefits continued from his service with Vivint and certain expenses associated with Mr. Patel’s relocation, at the request of the Company, from our office in Utah to our office in Houston. These expenses are considered imputed income and are reflected in the “All Other Compensation” column of the Summary Compensation Table.
We do not provide any tax gross-ups on perquisites for NEOs, other than for standard relocation benefits when the relocation is required by the Company, in connection with our normal-course compensation program. Mr. Patel received certain tax gross-ups in 2024 for compensation arrangements assumed by NRG in connection with the Vivint acquisition. Such arrangements have been or will be discontinued by NRG.
See the “All Other Compensation” column of the Summary Compensation Table for additional information regarding NEO benefits.
POTENTIAL SEVERANCE AND CHANGE IN CONTROL BENEFITS
Severance and change in control agreements are market practice among publicly held companies. Most often, these agreements are utilized to encourage executives to remain with the Company during periods of extreme job uncertainty and to evaluate a potential transaction in an impartial manner. We choose to provide severance and change in control arrangements to assist with career transitions of our executives as well as to create an environment that provides for an adequate business transition and knowledge transfer during times of change. Further, in order to enable a smooth transition during an interim period, severance and change in control agreements provide a defined level of security for the executive and the Company, enabling a more seamless implementation of a particular acquisition or an asset sale or purchase, and subsequent integration.
For a more detailed discussion, including the quantification of potential payments, please see “Termination, Severance and Change in Control” following the executive compensation tables below.
OVERSIGHT OF RISKS RELATED TO COMPENSATION POLICIES
The Compensation Committee oversees risks related to our compensation policies and practices. The Company’s Enterprise Risk Management team assists the Compensation Committee with its oversight and analysis of these risks. To assist the Compensation Committee with determining whether the Company’s compensation policies and practices subject the Company to unnecessary risk or could potentially motivate employees to take excessive risk, the Company’s Enterprise Risk Management team conducts reviews of these policies and practices and reports to the Compensation Committee its findings as follows:
•
base salaries are a sufficient component of total compensation to discourage excessive risk taking;

•
earnings goals under the Company’s AIP are based upon its audited financial statements and the Company believes that the goals are attainable without the need to take inappropriate risks or make material changes to the Company’s business or strategy;

•
NEOs who receive payment under the AIP and the LTIP may be required to reimburse the Company for all or a portion of the payment (commonly referred to as a clawback) as described under “Elements of Compensation — Clawback of Certain Compensation” above;

•
the Company awards RPSUs under the LTIP that are based upon TSR over three-year periods, which mitigates short-term risk taking;

•
the Company utilizes a balanced mix of absolute and relative metrics;

•
earnings under our AIP and performance equity program are capped;

•
because incentive compensation has a large equity component, value is best realized through long-term appreciation of stockholder value, especially when coupled with the stock ownership guidelines, which expose the Company’s NEOs to loss of the value of the retained equity if stock appreciation is jeopardized; and

•
the use of incentive compensation components that are paid or vest over an extended period mitigates against unnecessary or excessive risk taking.

The Compensation Committee engages Pay Governance to conduct a risk assessment with respect to the Company’s executive compensation plan designs. Following the results of its study, Pay Governance reported its assessment to the Compensation Committee for purposes of evaluating any risks in our compensation policies and practices. As a result of the review, management and the Compensation Committee have concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
INSIDER TRADING POLICY
The Company has adopted a Securities Trading and Non-Disclosure Policy (Insider Trading Policy) governing the purchase, sale, and other dispositions of the Company’s securities by its directors, officers, employees, and other covered personnel. The Company also follows procedures for the repurchase of NRG securities. The Company believes that the Insider Trading Policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the applicable exchange listing standards. A copy of the Insider Trading Policy, including any amendments thereto, was filed as Exhibit 19.1 to our Annual Report on Form 10-K.
ANTI-HEDGING AND ANTI-PLEDGING POLICIES
The Insider Trading Policy prohibits executive officers, directors and employees from directly or indirectly engaging in any kind of hedging transaction that could reduce or limit their economic risk with respect to their holdings, ownership or interest in the Company’s securities, including prepaid variable forward contracts, equity swaps, collars, puts, calls and options. The Insider Trading Policy also prohibits executive officers, directors and employees from directly or indirectly engaging in any transaction in which the Company’s securities are being pledged.
OTHER MATTERS
STOCK OWNERSHIP GUIDELINES
The Compensation Committee and the Board require each NEO to hold NRG stock with a value equal to a multiple of their base salary until termination, as set forth in the table below. Personal holdings, vested awards and unvested, time-based RSUs count towards the ownership multiple. Unvested RPSUs and stock options, should we grant stock options in the future, do not count towards the ownership multiple. Although the NEOs are not required to make purchases of our common stock to meet their target ownership multiple, NEOs are restricted from divesting any securities until such ownership multiples are attained, except in the event of a hardship or to make a required tax payment and must maintain their ownership multiple after any such transactions. The current stock ownership for our NEOs is shown below, based on the closing share price of  $100.25 on March 3, 2025, the record date:
Name	Target Ownership Multiple	Actual Ownership Multiple
Lawrence S. Coben	6.0x	28.7
Bruce Chung	3.0x	9.4
Brian Curci	3.0x	19.0
Robert J. Gaudette	3.0x	8.8
Rasesh Patel	3.0x	23.5
TAX AND ACCOUNTING CONSIDERATIONS
The Compensation Committee takes into account tax consequences to NEOs in designing the various elements of our compensation program, such as designing the terms of awards to defer immediate income recognition in accordance with Section 409A of the Internal Revenue Code (Code). The Compensation Committee remains informed of and takes into account the accounting implications of its compensation programs. However, the Compensation Committee approves programs based on their alignment with our strategy and long-term goals.

COMPENSATION TABLES
SUMMARY COMPENSATION TABLE FOR FISCAL YEAR ENDED DECEMBER 31, 2024
The following table sets forth information regarding the compensation awarded to, earned by or paid to our NEOs during the fiscal year ended December 31, 2024.
Name and Principal Position	Year	Base Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Lawrence S. Coben(4) President and Chief Executive Officer	2024	629,615	—	3,300,791	1,519,520	13,228	5,463,154
	2023	10,000	—	11,924,989	—	489,029	12,424,018
Bruce Chung Executive Vice President and Chief Financial Officer	2024	717,192	—	2,433,804	1,450,000	20,551	4,621,547
	2023	631,515	—	2,550,047	1,400,000	16,500	4,598,062
Brian Curci Executive Vice President and General Counsel	2024	554,354	—	1,844,270	1,174,860	19,949	3,593,433
	2023	527,479	—	1,785,860	1,060,900	14,075	3,388,314
	2022	512,692	—	1,238,977	272,950	3,077	2,027,696
Robert J. Gaudette Executive Vice President, President of NRG Business & Wholesale Operations	2024	618,203	—	2,076,999	1,450,000	18,405	4,163,607
	2023	594,054	—	2,011,267	1,194,800	19,800	3,819,921
	2022	570,139	—	929,891	307,400	12,200	1,819,630
Rasesh Patel Executive Vice President, President of NRG Consumer	2024	724,684	1,600,000(5)	2,980,109	870,000	137,082	6,311,875
	2023	559,854	850,000	2,999,968	834,676	155,071	5,399,569
(1)	Reflects actual base salary earnings.
(2)
Reflects the grant date fair value determined in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The assumptions made in these valuations are discussed in our Annual Report on Form 10-K in Item 15 — Consolidated Financial Statements. For RPSUs granted in 2024, if the maximum level of performance is achieved, the fair value will be approximately $6,601,581 for Dr. Coben, $3,283,066 for Mr. Chung, $2,487,779 for Mr. Curci, $2,801,775 for Mr. Gaudette, and $4,020,019 for Mr. Patel.

(3)	The amounts shown in this column represent the AIP bonuses paid to the NEOs. Further information regarding the AIP bonuses is included in the “2024 AIP Results and Payments” table of the CD&A.
(4)	Dr. Coben was appointed as CEO effective August 1, 2024. Prior to that, he had served as our interim CEO.
(5)	The amount provided in the Bonus column for Mr. Patel for 2024 represents $1,600,000 in retention payments received in connection with the terms of the Vivint Employment Agreement.

The amounts provided in the All Other Compensation column represent the additional benefits paid by the Company to each NEO as identified in the table below.
Name	Year	Financial Advisor Services ($)	401(k) Employer Matching Contributions ($)	Director Compensation ($)	Relocation Expenses ($)	Event Tickets ($)	Vivint Programs ($)	Vivint Executive Benefit ($)	Vivint Tax Gross-Ups ($)	Total ($)
Lawrence S. Coben	2024	8,475	2,769	—	—	1,984	—	—	—	13,228
	2023	—	—	489,029	—	—	—	—	—	489,029
Bruce Chung	2024	—	20,551	—	—	—	—	—	—	20,551
	2023	—	16,500	—	—	—	—	—	—	16,500
Brian Curci	2024	—	19,949	—	—	—	—	—	—	19,949
	2023	—	14,075	—	—	—	—	—	—	14,075
	2022	—	3,077	—	—	—	—	—	—	3,077
Robert J. Gaudette	2024	—	18,405	—	—	—	—	—	—	18,405
	2023	—	19,800	—	—	—	—	—	—	19,800
	2022	—	12,200	—	—	—	—	—	—	12,200
Rasesh Patel(1)	2024	—	13,800	—	113,045(2)	1,663	2,809	3,942	1,823	137,082
	2023	—	13,200	—	966	—	77,003	4,739	59,163	155,071
(1)	Mr. Patel received certain benefits and perquisites under historical Vivint compensation programs that have been or will be discontinued.
(2)	Amount includes a tax gross-up of $39,778 received in association with Mr. Patel’s relocation, at the Company’s request, from our office in Utah to our office in Houston in 2024.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR ENDED DECEMBER 31, 2024
				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
Name	Award Type	Grant Date	Approval Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)(5)
Lawrence S. Coben	AIP	—	—	379,880	759,760	1,519,520	—	—	—	—	—
	RPSU	8/1/2024	7/24/2024	—	—	—	9,176	36,704	73,408	—	3,300,791
Bruce Chung	AIP	—	—	362,500	725,000	1,450,000	—	—	—	—	—
	RPSU	1/2/2024	12/1/2023	—	—	—	6,177	24,707	49,414	—	1,641,533
	RSU	1/2/2024	12/1/2023	—	—	—	—	—	—	15,776	792,271
Brian Curci	AIP	—	—	300,000	600,000	1,200,000	—	—	—	—	—
	RPSU	1/2/2024	12/1/2023	—	—	—	4,681	18,722	37,444	—	1,243,890
	RSU	1/2/2024	12/1/2023	—	—	—	—	—	—	11,955	600,380
Robert J. Gaudette	AIP	—	—	362,500	725,000	1,450,000	—	—	—	—	—
	RPSU	1/2/2024	12/1/2023	—	—	—	5,271	21,085	42,170	—	1,400,887
	RSU	1/2/2024	12/1/2023	—	—	—	—	—	—	13,463	676,112
Rasesh Patel	AIP	—	—	217,500	435,000	870,000	—	—	—	—	—
	RPSU	1/2/2024	12/1/2023	—	—	—	7,563	30,253	60,506	—	2,010,009
	RSU	1/2/2024	12/1/2023	—	—	—	—	—	—	19,317	970,100
(1)	Threshold non-equity incentive plan awards include AIP threshold payments, as presented in the CD&A.
(2)	Target non-equity incentive plan awards include AIP target payments, as presented in the CD&A.
(3)	Maximum non-equity incentive plan awards include AIP maximum payments, as presented in the CD&A.
(4)
These columns represent shares issuable pursuant to RPSU awards in the event that the threshold, target, and maximum performance targets are attained during the applicable performance period. See “Elements of Compensation — Long-Term Incentive Compensation — Relative Performance Stock Units” above for a description of the terms of the RPSUs and the performance targets.

(5)
Reflects the grant date fair value determined in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The assumptions made in these valuations are discussed in our Annual Report on Form 10-K in Item 15 — Consolidated Financial Statements.

2024 Annual Incentive Plan
Eligible NEOs were provided the opportunity to earn an AIP award based on the attainment of certain pre-established Company and individual goals for fiscal year 2024. The dollar amount of the possible AIP award payments for achieving the threshold, target or maximum levels of performance during the fiscal year 2024 are shown in the “2024 AIP Results and Payments” table above. The performance criteria and weight given to each are described in detail in the CD&A.
2024 Long-Term Equity Incentives
Long-term equity incentive grants to NEOs in 2024 (other than for Dr. Coben, who transitioned from interim CEO to permanent CEO in August 2024 and received only RPSUs in 2024) consisted of RPSU awards and RSU awards. Consistent with our policy, other than the RPSU grant to Dr. Coben, such awards for 2024 were granted to such NEOs on January 2, 2024. See the description under “Elements of Compensation — CEO Compensation” above and “Employment Agreements — Dr. Coben” below for information about Dr. Coben’s LTIP award for 2024.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR FISCAL YEAR ENDED DECEMBER 31, 2024
Stock Awards
Equity Incentive Plan Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Number of Unearned Shares that Have Not Vested (#)(2)	Market Value of Unearned Shares that Have Not Vested ($)(3)
Lawrence S. Coben	—	—	36,876	3,326,953
Bruce Chung	37,157	3,352,305	81,971	7,395,424
Brian Curci	29,053	2,621,162	68,194	6,152,463
Robert J. Gaudette	31,393	2,832,276	70,750	6,383,065
Rasesh Patel	163,869	14,784,261	78,091	7,045,370
(1)	These amounts represent RSUs vested/vesting (inclusive of DERs) as follows:
Name	Number of RSUs vested on 1/2/2025	Number of RSUs vesting on 3/31/2025	Number of RSUs vesting on 5/16/2025	Number of RSUs vesting on 6/5/2025	Number of RSUs vesting on 1/2/2026	Number of RSUs vesting on 3/31/2026	Number of RSUs vesting on 5/16/2026	Number of RSUs vesting on 6/5/2026	Number of RSUs vesting on 1/2/2027
Lawrence S. Coben	—	—	—	—	—	—	—	—	—
Bruce Chung	14,646	—	—	2,421	12,268	—	—	2,429	5,393
Brian Curci	14,239	—	—	—	10,728	—	—	—	4,086
Robert J. Gaudette	14,710	—	—	—	12,081	—	—	—	4,602
Rasesh Patel	6,590	10,145	61,905	—	6,590	10,144	61,905	—	6,590
(2)	These amounts represent RPSUs vested/vesting (inclusive of DERs) as follows:
Name	Number of RPSUs vested on 1/2/2025	Number of RPSUs vesting on 1/2/2026	Number of RPSUs vesting on 3/31/2026	Number of RPSUs vesting on 6/5/2026	Number of RPSUs vesting on 1/2/2027	Number of RPSUs Vesting on 8/1/2027
Lawrence S. Coben	—	—	—	—	—	36,876
Bruce Chung	10,938	34,107	—	11,639	25,287	—
Brian Curci	16,109	32,924	—	—	19,161	—
Robert J. Gaudette	12,091	37,079	—	—	21,580	—
Rasesh Patel	—	—	47,128	—	30,963	—
(3)
Assumes achievement target award levels for 2022 RPSU, 2023 RPSU and 2024 RPSU awards as discussed in the CD&A. On January 2, 2025, the 2022 RPSU awards vested at 200% of target based on relative TSR performance over the three-year performance period.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR ENDED DECEMBER 31, 2024
Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)(3)	Value Realized on Vesting ($)(2)
Lawrence S. Coben	251,024	23,842,260
Bruce Chung	34,478	2,041,633
Brian Curci	35,968	2,051,638
Robert J. Gaudette	37,913	2,166,367
Rasesh Patel	169,173	13,877,315
(1)	Includes DERs that vested and converted to common stock pursuant to underlying awards vested in 2024.
(2)
Value of awards and DERs that vested on January 2, 2024 are based on a share price of $51.25. Value of awards and DERs that vested on March 31, 2024 are based on a share price of $67.69. Value of awards and DERs that vested on May 16, 2024 are based on a share price of $82.93. Value of awards and DERs that vested on June 5, 2024 are based on a share price of $81.55. Value of awards and DERs that vested on September 3, 2024 are based on a share price of $79.75. Value of awards and DERs that vested on December 15, 2024 are based on a share price of $94.98, all of which relate to RSUs granted to Dr. Coben in connection with his service as interim CEO. Such RSUs vested in full on December 15, 2024 and convert to common stock over three years in increments of one-third of the vested amount on each of December 15, 2024, 2025 and 2026, respectively.

(3)	Represents the following:
Name	Number of 2021 RSUs vested on 1/2/2024 (#)	Number of DERs vested on 1/2/2024 (#)	Number of 2022 RSUs vested on 1/2/2024 (#)	Number of DERs vested on 1/2/2024 (#)	Number of 2023 RSUs vested on 1/2/2024 (#)	Number of DERs vested on 1/2/2024 (#)	Number of 2023 RSUs vested on 3/31/2024 (#)	Number of Ders vested on 3/31/2024 (#)	Number of 2022 RSUs vested on 5/16/2024 (#)	Number of 2023 RSUs vested on 6/5/2024 (#)	Number of DERs vested on 6/5/2024 (#)	Number of 2021 RSUs vested on 9/3/2024 (#)	Number of DERs vested on 9/3/2024 (#)	Number of 2023 RSUs vested on 12/15/2024 (#)	Number of DERs vested on 12/15/2024 (#)	Number of 1/2021 RPSUs vested on 1/2/2024 (#)	Number of DERs vested on 1/2/2024 (#)	Number of 9/2021 RPSUs vested on 9/3/2024 (#)	Number of DERs vested on 9/3/2024 (#)
Lawrence S. Coben	—	—	—	—	—	—	—	—	—	—	—	—	—	244,565	6,459	—	—	—	—
Bruce Chung	1,523	174	2,165	171	6,448	265	—	—	—	2,322	74	589	63	—	—	12,780	1,467	5,810	627
Brian Curci	1,790	205	3,188	251	6,224	256	—	—	—	—	—	607	65	—	—	15,022	1,724	5,990	646
Robert J. Gaudette	1,929	221	2,393	189	7,010	288	—	—	—	—	—	651	70	—	—	16,189	1,858	6,422	693
Rasesh Patel	—	—	—	—	—	—	9,624	363	159,186	—	—	—	—	—	—	—	—
PENSION BENEFITS FOR FISCAL YEAR ENDED DECEMBER 31, 2024
None of the NEOs received qualified retirement income benefits for fiscal year 2024.
NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR ENDED DECEMBER 31, 2024
We have no nonqualified defined contribution or other nonqualified deferred compensation plans for our NEOs.
EMPLOYMENT AGREEMENTS
The Company has not entered into employment agreements with NEOs other than Dr. Coben and Mr. Patel, as described below. The following descriptions do not purport to be complete and are qualified in their entirety to the full text of the Coben Employment Agreement and the Vivint Employment Agreement, respectively, which are incorporated by reference as exhibits on our Annual Report on Form 10-K.

DR. COBEN
Dr. Coben serves as our CEO under the terms of the Coben Employment Agreement. The term of the Coben Employment Agreement will continue until the date that Dr. Coben’s employment is terminated by either Dr. Coben or the Company.
Under the Coben Employment Agreement, Dr. Coben is entitled to an initial annual base salary of $1,450,000. Each year, the Board will review and determine whether to increase Dr. Coben’s base salary. The Board may decrease Dr. Coben’s base salary in the case of an across-the-board adjustment for senior executives, but not in excess of the same percentage as other senior executives as a group. Each year, Dr. Coben is eligible to receive an annual bonus with a target amount equal to 125% of his base salary, based on achievement of criteria determined by the Board. For the 2024 fiscal year, such annual bonus was prorated for Dr. Coben’s partial year of service as CEO from August 1, 2024 through December 31, 2024.
The Coben Employment Agreement also provides that Dr. Coben is eligible to participate in the LTIP in accordance with its terms. For the 2024 fiscal year, under the Coben Employment Agreement, Dr. Coben received an equity grant entirely in the form of RPSUs with a grant date target value equal to $3,300,791 at the time of his transition from interim CEO to CEO. For the 2025 fiscal year, Dr. Coben’s LTIP target award is 825% of his base salary.
Dr. Coben is also entitled to health, welfare, disability insurance and retirement benefits, paid time off in accordance with NRG’s policy applicable to senior executives of the Company, and coverage under the NRG’s director and officer liability insurance coverage. Dr. Coben is also entitled to reimbursement for (i) reasonable business expenses, (ii) annual tax return preparation expenses and tax advice and financial planning up to a maximum of $25,000 per year, (iii) up to $10,000 in legal fees and expenses incurred in connection with negotiation of the Coben Employment Agreement, and (iv) the costs of litigation or other disputes incurred in asserted any claims under the Coben Employment Agreement, unless the court finds in favor of the Company.
The Coben Employment Agreement also entitles Dr. Coben to certain severance payments and benefits in the event his employment terminates under certain circumstances. These severance payments and benefits are described under the section “Termination, Severance and Change in Control” below. In addition, under the Coben Employment Agreement, NRG has agreed to indemnify Dr. Coben against any claims arising as a result of his position with the Company to the maximum extent permitted by law, except with respect to any applicable clawback of his compensation required under the Company’s Clawback Policy.
MR. PATEL
Mr. Patel has served as the Executive Vice President of Smart Home (and subsequently, Executive Vice President of NRG Consumer) since the acquisition of Vivint in March 2023 pursuant to the terms of the Vivint Employment Agreement, which was not amended, modified or otherwise changed during 2024. In March 2024, Mr. Patel assumed leadership of the NRG Home business. The Vivint Employment Agreement automatically expires 30 days after the 24-month anniversary of the closing of our acquisition of Vivint (April 9, 2025). Following the expiration of the Vivint Employment Agreement, Mr. Patel will participate in NRG’s standard executive compensation program.
The Vivint Employment Agreement sets forth the terms of Mr. Patel’s initial base salary and initial annual target bonus, subject to annual review as determined by the Compensation Committee. In addition, the Vivint Employment Agreement entitles Mr. Patel to two separate cash retention bonuses: (i) $1,500,000, with the first installment of $750,000 payable 12 months following the closing of our acquisition of Vivint, which payment was made in March 2024, and the second installment of $750,000 payable 24 months following the closing of our acquisition of Vivint (March 10, 2025), subject to Mr. Patel’s continuous service through the respective dates; and (ii) payments of $850,000 on May 16, 2022 and each of the next three anniversaries, subject to Mr. Patel’s continuous service to

NRG through the respective dates. Mr. Patel is further entitled to receive an annual target long-term incentive award of RSUs and RPSUs valued, in the aggregate, at $3,000,000.
Mr. Patel is entitled to participate in NRG’s employee benefit, fringe and perquisite plans, practices, policies and arrangements as in effect from time to time on generally the same terms of the employee benefits available to other senior executives of NRG (other than with respect to annual bonuses, incentive plans or severance plans). In addition, Mr. Patel is entitled to participate in NRG’s flexible time off policy and to reimbursement of reasonable business expenses and relocation expenses covered under NRG’s relocation policy for up to $100,000.
The acquisition of Vivint constituted a change in control under the Vivint Employment Agreement. As a result, Mr. Patel received 24 months of protection under the Vivint Employment Agreement, which was agreed to by NRG in connection with the acquisition and not amended, modified or otherwise changed during 2024. Therefore, during the term of the Vivint Employment Agreement, the Vivint Employment Agreement entitles Mr. Patel to certain severance payments and benefits in the event his employment terminates under certain circumstances as further described in “Termination, Severance and Change in Control” below. In addition, for 25 months following the closing of our acquisition of Vivint, subject to his continued employment with NRG, Mr. Patel’s base salary, target incentive awards and retention bonuses may not be reduced.
TERMINATION, SEVERANCE AND CHANGE IN CONTROL
The following section describes certain payments and other benefits to which our NEOs are entitled in the event of certain termination events, including in connection with a change in control.
SEVERANCE AND CHANGE IN CONTROL
DR. COBEN
Pursuant to the Coben Employment Agreement, Dr. Coben may be entitled to severance payments and benefits in the event of termination of employment, including termination following a change in control, as further described below. All equity awards received by Dr. Coben will be treated by the Company in accordance with the plans or agreements under which such awards were created or maintained. See “Termination, Severance and Change In Control — Treatment of Equity Awards for Termination and Change in Control” below.
In the event Dr. Coben’s employment with the Company is terminated by the Company without “cause” or by Dr. Coben for “good reason” (in each case, as defined in the Coben Employment Agreement), subject to executing a release of claims, Dr. Coben will be entitled to (i) 2 times (2x) his base salary (without regard for any reduction of base salary constituting good reason); (ii) a payment equal to the current target bonus opportunity, prorated for the number of days he was employed with the Company during the bonus plan year in which termination occurs; (iii) reimbursement for COBRA benefits continuation cost for 18 months; and (iv) earned but unpaid base salary, bonuses, incentive compensation, deferred compensation, other compensation, vacation pay, expense reimbursements, other cash entitlements and retirement benefits.
In the event Dr. Coben’s employment with the Company is terminated by the Company without “cause” or by Dr. Coben for “good reason,” each within 24 months following a change in control, Dr. Coben will receive the above severance benefits, except, instead of 2 times (2x) his base salary, he will be entitled to 3 times (3x) the sum of (i) his base salary (without regard for any reduction of base salary constituting good reason) and (ii) his target annual bonus for the year of termination (without regard for any reduction in such target annual bonus constituting good reason).
In the event Dr. Coben’s employment with NRG is terminated for “cause” or if he voluntarily resigns his employment with NRG for any reason other than “good reason” (in each case, as defined in the Coben Employment Agreement),

Dr. Coben will be entitled to his base salary through the date of termination; any bonus, incentive compensation, deferred compensation and other compensation earned, but unpaid, as of the date of termination for the immediately preceding fiscal year; and any earned, but unpaid, vacation pay, expense reimbursements, other cash entitlements and retirement benefits.
In the event Dr. Coben’s employment with the Company is terminated due to his death or disability (as defined in the Coben Employment Agreement), Dr. Coben (or his estate or legal representative) will be entitled to receive a lump-sum amount equal to Dr. Coben’s then current target bonus opportunity, prorated for the number of days he was employed with the Company in the year of termination; and earned but unpaid base salary, bonuses, incentive compensation, deferred compensation, other compensation, vacation pay, expense reimbursements, other cash entitlements and retirement benefits.
As the Company has eliminated all tax gross-ups for all NEOs, other than for standard relocation benefits, if an excise tax under section 4999 of the Code would be triggered by any payments under the Coben Employment Agreement or otherwise upon a change in control, the Company will either (a) pay Dr. Coben any amounts subject to section 4999 of the Code (and Dr. Coben will be responsible for the excise tax), or (b) reduce such payments so that no amounts are subject to section 4999 of the Code, whichever results in a better after-tax amount for Dr. Coben (known as the “best net” approach).
The Coben Employment Agreement includes non-competition and non-solicitation of employees and customers restrictions on Dr. Coben during the term of his employment and for one year after his termination of employment. The Coben Employment Agreement also includes confidentiality, non-disparagement and indemnification obligations and intellectual property restrictions and an obligation for Dr. Coben to cooperate with the Company in the event of any internal, administrative, regulatory, or judicial proceeding.
MR. PATEL
The acquisition of Vivint constituted a change in control under the Vivint Employment Agreement. As a result, Mr. Patel received 24 months of protection under the Vivint Employment Agreement, which was agreed to by NRG in connection with the acquisition. Pursuant to the Vivint Employment Agreement, Mr. Patel may be entitled to severance payments and benefits in the event of termination of employment as described below.
In the event Mr. Patel’s employment with NRG is terminated for “cause” (as defined in the Vivint Employment Agreement), Mr. Patel will be entitled to his base salary through the date of termination; reimbursement of certain business expenses properly incurred and such employee benefits to which Mr. Patel is entitled under NRG’s tax qualified employee benefits plans (together, the accrued rights).
In the event of resignation by Mr. Patel without “good reason” (as defined in the Vivint Employment Agreement), Mr. Patel will be entitled to the accrued rights; any annual bonus earned, but unpaid, as of the date of termination for the immediately preceding fiscal year; and any retention bonus earned but unpaid as of the date of termination.
In the event Mr. Patel’s employment with NRG is terminated due to his death or disability, Mr. Patel (or his estate) will be entitled to the accrued rights; any annual bonus earned, but unpaid, as of the date of termination for the immediately preceding fiscal year; a pro rata portion of his annual target bonus payable for the fiscal year in which such termination occurs; any retention bonus earned but unpaid as of the date of termination; vesting at target level of performance of 100% of his unvested equity awards and vesting of RSUs that are outstanding as of the date of such termination; and death or disability benefits under any applicable plans or programs of NRG.
In the event Mr. Patel’s employment with NRG is terminated without “cause” by the Company, Mr. Patel resigns with “good reason”, Mr. Patel resigns for any reason during the 30 day period following the 24 month anniversary of the closing of the acquisition of Vivint, or NRG delivers a notice of non-renewal of the Vivint Employment Agreement on or prior to April 10, 2025, Mr. Patel will be entitled to the accrued rights; a pro rata portion of his annual target bonus payable for the fiscal year in which such termination occurs; any retention bonus earned but unpaid as of the date of termination; vesting at target level of performance of 100% of his unvested equity awards and vesting of RSUs that are outstanding as of the date of such termination that were granted prior to the date of the Vivint Employment Agreement or those granted in respect of 2023; and subject to compliance with the terms of his employment agreement and the execution and non-revocation of a release of claims, a lump sum cash payment within 55 days of such termination of (a) 150% of his base salary as of the date immediately prior to termination, (b) 150% of the actual annual bonus paid in respect of the immediately preceding year, and (c) the monthly COBRA costs of providing health and welfare benefits to Mr. Patel and his dependents.
Under the Vivint Employment Agreement, Mr. Patel agrees for a period of 18 months following termination not to directly or indirectly, solicit or assist in soliciting in competition with NRG or its subsidiaries in the business or certain of Mr. Patel’s or his direct reports’ current or prospective clients and customers during the one-year period preceding Mr. Patel’s termination. In addition, Mr. Patel agrees for a period of 18 months following termination not to directly or indirectly, solicit employees or consultants of NRG or its subsidiaries. Further, Mr. Patel agrees not to divulge confidential information of NRG.
OTHER NEOS
The NEOs, except for Dr. Coben and Mr. Patel whose severance benefits are described above, participate in the Company’s Amended and Restated Executive Change in Control and general Severance Plan for Tier IA and Tier IIA Executives (Severance and CIC Plan). In the event of an involuntary termination of such NEO’s employment other than for “cause” (as defined in the Severance and CIC Plan), death or disability (as defined in the Severance and CIC Plan), the NEO is entitled to (i) unpaid base salary, accrued vacation pay, unreimbursed business expenses and other items earned by and owed to the NEO (the accrued benefits), (ii) a general severance benefit equal to 1.5 times (1.5x) base salary payable in a lump sum amount and (iii) reimbursement for COBRA benefits continuation cost for a period of 18 months. The treatment of equity awards will be as described in “Termination, Severance and Change In Control — Treatment of Equity Awards for Termination and Change in Control.”
In the event that, within six months prior to or 24 months following a “change in control” (as defined in the Severance and CIC Plan) of the Company, the NEO’s employment is either involuntarily terminated by the Company without “cause” or voluntarily terminated by the executive for “good reason” (in each case, as defined in the Severance and CIC Plan), the NEO is entitled to a change in control benefit that consists of (i) the accrued benefits; (ii) an amount equal to 2.99 times the sum of (a) the executive’s base salary plus (b) the annual target bonus opportunity for the year of termination, payable in a lump sum amount; (iii) an amount equal to the NEO’s target bonus for the year of termination, prorated for the number of days during the performance period that the NEO was employed by the Company; and (iv) reimbursement for COBRA benefits continuation cost for a period of 18 months. In the event of a change in control, vesting of equity awards will not accelerate unless the NEO is terminated in connection with the change in control, in which case the treatment of equity awards will be as described in “Termination, Severance and Change In Control — Treatment of Equity Awards for Termination and Change in Control.”
Under the Severance and CIC Plan, the applicable executive agrees not to divulge confidential information and, during and for a period of one year after the termination of the employment agreement, disparage or compete with the Company, or solicit the customers or employees of the Company.
TREATMENT OF EQUITY AWARDS FOR TERMINATION AND CHANGE IN CONTROL
RESTRICTED STOCK UNITS
The treatment of the RSUs granted to NEOs in 2024 in the event of certain termination events are described below. See “Elements of Compensation — Long-Term Incentive Compensation — Restricted Stock Units” above for a description of the terms of the RSUs.

Death or Disability
In the event of a termination of service by reason of death or a qualifying disability, whereby the NEO’s employment is terminated due to a total and permanent disability, the RSU award will vest in full and the common stock underlying the award will be issued to the NEO or in the case of death, the NEO’s legal representatives, heirs, legatees, or distributees.
Retirement
A qualifying retirement occurs in the event that a NEO, who is at least 55 years of age at the time of retirement, retires with more than 10 years of service to the Company. In such event, if the retirement occurs at least 12 months after the grant date, the unvested portion of an RSU award will continue to vest according to the vesting schedule. If the retirement occurs within the first 12 months of the grant date, the award is forfeited.
Eligible Termination
NEOs are entitled to the vesting and delivery of a pro-rata portion of their award in the event of an involuntary eligible termination, which means an involuntary termination of service (not for “cause”) in connection with the sale of a business segment, restructuring or reduction in workforce. The pro-rated portion will be equal to the pro-rated percentage of the total number of RSUs awarded that is equal to the percentage of time during the aggregate vesting period for all RSUs awarded that the NEO was actually continuously employed by NRG. The pro-rated award is subject to the NEO’s execution of a general release of claims.
Change in Control
If a NEO’s employment is terminated without “cause” in connection with a “change in control” (in each case as defined in the applicable plan or agreement) during the period beginning six months prior to the change in control and ending 24 months following the change in control, an RSU award vests in full upon the later of such change in control or termination of employment and the common stock underlying the RSU will be issued and delivered to the NEO.
Termination for Cause or Voluntary Termination
If the NEO’s employment is terminated for any reason not stated above (including in the event of voluntary resignation or termination for “cause”), any unvested portion of the RSU award is forfeited.
RELATIVE PERFORMANCE STOCK UNITS
The treatment of the RPSUs granted to NEOs in 2024 in the event of certain termination events are described below. See “Elements of Compensation — Long-Term Incentive Compensation — Relative Performance Stock Units” above for a description of the terms of the RPSUs.
Death or Disability
In the event of a termination of service by reason of death or a qualifying disability, whereby the NEO’s employment is terminated due to a total and permanent disability, the RPSU award will vest in full at the target level and the common stock underlying the award will be issued to the NEO, or in the case of death, the NEO’s legal representatives, heirs, legatees, or distributees.
Retirement
A qualifying retirement occurs in the event that a NEO, who is at least 55 years of age at the time of retirement, retires with more than 10 years of service to the Company. In such event, if the retirement occurs at least 12 months after the grant date, the final RPSU award will continue to vest throughout the remainder of the performance period and is paid out based on actual performance at the end of the cycle. If the retirement occurs within the first 12 months of the grant date, the award is forfeited.
Eligible Termination
NEOs are entitled to the payment of a pro-rata portion of their award in the event of an involuntary eligible termination, which means an involuntary termination of service (not for “cause”) in connection with the sale of a business segment, restructuring or reduction in workforce. At the end of the performance period, NRG will determine the final RPSU award that the NEO would have received had the NEO been continuously employed by NRG throughout the performance period. The award for an eligible termination will then be pro-rated such that the total number of shares of common stock paid to the NEO will be the percentage of the award that is equal to the percentage of time that the NEO was actually continuously employed by NRG during the performance period. The pro-rated award is subject to the NEO’s execution of a general release of claims.
Change in Control
If the NEO’s employment is terminated without “cause” in connection with a “change in control” (in each case as defined in the applicable plan or agreement) during the period beginning six months prior to the change in control and ending 24 months following the change in control, a final RPSU award payable to the NEO, if any, will be determined by the Compensation Committee.
Termination for Cause or Voluntary Termination
If the NEO’s employment is terminated for any reason not stated above (including in the event of voluntary resignation or termination for “cause”), the RPSU award will expire and be forfeited.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The amount of compensation payable to each NEO in certain circumstances is shown in the table below, assuming that termination of employment occurred as of December 31, 2024, and including payments that would have been earned as of such date. However, the amounts shown below do not include benefits payable under the 401(k) plan.
	Not in Connection with a Change in Control		In Connection with a Change in Control, Involuntary Termination Without Cause or Voluntary Termination for Good Reason ($)(2)	Death or Disability ($)	Retirement ($)(3)
Name	Involuntary Termination Without Cause ($)(1)	Voluntary Termination for Good Reason ($)
Lawrence S. Coben	5,189,611	5,189,611	14,939,664	5,139,496	—
Bruce Chung	3,972,029	—	15,846,963	11,473,285	—
Brian Curci	2,184,963	—	13,000,290	9,374,111	—
Robert J. Gaudette	3,855,540	—	14,312,477	9,940,691	—
Rasesh Patel	23,663,334	23,663,334	26,225,523	26,204,475	—
(1)
Amounts in this column include vesting of equity awards in the event of “eligible termination”, as described in the “Termination, Severance and Change In Control — Treatment of Equity Awards for Termination and Change in Control” section above, if applicable in the underlying award agreement.

(2)	Amounts in this column for NEOs assume 100% vesting of outstanding RPSUs at target level.
(3)
None of our NEOs were eligible for a qualified retirement in 2024, with the exception of Dr. Coben. No amount is reported in this column for Dr. Coben because (i) his 2023 RSU award is fully vested as of December 31, 2024, and (ii) his 2024 RPSU award was issued within 12 months of December 31, 2024, and, under the applicable terms, will be forfeited upon hypothetical retirement on such date.

CEO PAY RATIO
We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create stockholder value. We monitor the relationship between the compensation of our executive officers and the compensation of our non-managerial employees. For 2024, the ratio of the total compensation of Dr. Coben, our CEO, of $5,463,154, as shown in the Summary Compensation Table (CEO Compensation), as compared to the total compensation of our median employee of $88,545, calculated in the same manner, was 62:1.
We calculated the ratio of the pay of our CEO to that of our median employee as permitted under SEC rules. We selected October 31, 2024 as the determination date for identifying the median employee for purposes of this pay ratio disclosure. As of October 31, 2024, we and our consolidated subsidiaries had 11,247 employees in the United States, 194 employees in Canada, and 205 employees located in Australia. As allowed under Item 402 of Regulation S-K, we excluded the 399 employees in Australia and Canada from our median employee determination since they represent less than 5% of our total employee population.
For purposes of determining the median employee, we compared the total taxable wages as reported on each employee’s Form W-2 (U.S) as of December 31, 2024, for all individuals, other than our CEO, who were employed by us on October 31, 2024 (whether employed on a full-time, part-time, or seasonal basis). Also included in our workforce are independent contractors (approximately 4,000 as of October 31, 2024), which we have excluded for purposes of identifying the “median employee” as these individuals are, by statutory definition, non-employees and are compensated on a 1099 basis. We then identified a median employee from that group for purposes of preparing the ratio of CEO pay to median employee pay. We calculated the compensation for our median employee based upon the same components of compensation used to determine CEO Compensation. We believe that the ratio of CEO Compensation to that of this median employee is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.
PAY VERSUS PERFORMANCE
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (PEO) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.
	Summary Compensation Table Total for First PEO(1) ($)	Summary Compensation Table Total for Second PEO(1) ($)	Compensation Actually Paid to First PEO(1) (2)(3) ($)	Compensation Actually Paid to Second PEO(1) (2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1) (2)(3) ($)	Value of Initial Fixed $100 Investment based on:(4)		Net Income ($ Millions)	Adjusted EBITDA Achievement ($ Millions)(5)
Year							TSR ($)	Peer Group TSR ($)
2024	—	5,463,154	—	18,050,391	4,672,616	12,174,239	268.43	134.24	1,125	3,690
2023	13,128,160	11,934,989	(5,193,935)	12,654,011	4,570,504	7,585,995	150.26	111.05	(202)	3,289
2022	10,151,847	—	(938,751)	—	2,484,712	812,036	88.79	122.25	1,221	1,910
2021	10,854,224	—	10,696,698	—	2,042,570	1,466,079	116.01	121.46	2,187	2,168
2020	9,879,276	—	8,778,527	—	2,159,739	1,950,890	97.86	102.72	510	2,057
(1)
Mauricio Gutierrez was our PEO from 2020 to November 2023 (First PEO). Dr. Coben has been our PEO since November 2023 (Second PEO). The 2023 total compensation of the Second PEO differs from that set forth in the Summary Compensation Table as it does not include compensation received for his services as a director and Chair of the Board. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023	2024
Kirkland Andrews	Alberto Fornaro	Alberto Fornaro	Bruce Chung	Rasesh Patel
Elizabeth Killinger	Elizabeth Killinger	Brian Curci	Alberto Fornaro	Bruce Chung
Christopher Moser	Christopher Moser	Elizabeth Killinger	Elizabeth Killinger	Robert Gaudette
Robert Gaudette	Robert Gaudette	Christopher Moser	Robert Gaudette	Brian Curci
	Gaetan Frotte		Rasesh Patel
Kirkland Andrews
(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Second PEO ($)	Exclusion of Stock Awards for Second PEO ($)	Inclusion of Equity Values for Second PEO ($)	Compensation Actually Paid to Second PEO ($)
2024	5,463,154	(3,300,791)	15,888,028	18,050,391
Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	4,672,616	(2,333,796)	9,835,419	12,174,239
The amounts in the Inclusion of Equity Values columns in the tables above are derived from the amounts set forth in the following tables:
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Second PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Second PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Second PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Second PEO ($)	Total — Inclusion of Equity Values for Second PEO ($)
2024	4,757,636	11,130,392	—	—	15,888,028

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total — Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	5,212,594	4,351,759	271,066	—	9,835,419
(4)
The Peer Group TSR set forth in this table utilizes the Philadelphia Utility Sector Index (UTY), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the UTY, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
We determined Adjusted EBITDA achievement to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2024. Adjusted EBITDA achievement is a non-GAAP measure that refers to EBITDA plus adjustments, and is defined in “Elements of Compensation — Annual Incentive Compensation — 2024 AIP Award Performance Criteria” above for each of the listed years. Adjusted EBITDA achievement may not have been the most important financial performance measure for all years prior to 2024, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID, COMPANY TSR AND PEER GROUP TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years to that of the UTY Index over the same period.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
20
15
10
5
0
-5
-10
TSR (12/31/2019 Indexed to $100)
$320
$240
$160
$80
$0
2019
2020
2021
2022
2023
2024
Fiscal Year
100.00
8.8
102.72
97.86
2.0
10.7
121.46
116.01
1.5
122.25
88.79
-0.9
0.8
150.26
12.7
111.05
-5.2
7.6
18.1
268.43
12.2
134.24
Mauricio Gutierrez Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
NRG Energy, Inc. TSR
Lawrence Coben Compensation Actually Paid
Philadelphia Utility Sector Index TSR

RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID AND NET INCOME
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
Net Income ($ Millions)
20
15
10
5
0
-5
-10
$3,200
$2,400
$1,600
$800
$0
-$800
-$1,600
8.8
2.0
510
10.7
1.5
2,187
-0.9
0.8
1,221
-5.2
12.7
7.6
-202
18.1
12.2
1,125
2020
2021
2022
2023
2024
Fiscal Year
Mauricio Gutierrez Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
NRG Energy, Inc. Net Income
Lawrence Coben Compensation Actually Paid

RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID AND ADJUSTED EBITDA ACHIEVEMENT
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted EBITDA Achievement during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Adjusted EBITDA Achievement
Compensation Actually Paid ($ Millions)
Adjusted EBITDA Achievement ($ Millions)
20
15
10
5
0
-5
-10
$4,000
$3,000
$2,000
$1,000
$0
2,057
2,168
1,910
3,289
3,690
8.8
2.0
10.7
1.5
-0.9
0.8
-5.2
12.7
7.6
18.1
12.2
2020
2021
2022
2023
2024
Fiscal Year
Mauricio Gutierrez Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Adjusted EBITDA Achievement
Lawrence Coben Compensation Actually Paid

TABULAR LIST OF MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2024 to Company performance. The measures in this table are not ranked.
Adjusted EBITDA Adjusted FCFbG ESG (as described in the CD&A) Relative TSR

Compensation Committee Report on
Executive Compensation
The Compensation Committee has reviewed and discussed the CD&A included in this Proxy Statement required by Item 402(b) of Regulation S-K with management and, based upon such review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement.
Compensation Committee:
E. Spencer Abraham, Chair
Antonio Carrillo
Matthew Carter, Jr.
Heather Cox
Alexander Pourbaix
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of the Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Audit Committee Report
The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting process. The Audit Committee’s function is more fully described previously in this Proxy Statement and in its charter. The Audit Committee reviews the charter on an annual basis. The Board reviews the NYSE listing standards’ definition of independence for audit committee members at least annually and has determined that each member of the Audit Committee meets that standard. The Board has also determined that two members of the Audit Committee — Alexandra Pruner and Marcie C. Zlotnik — met the requirements of an “audit committee financial expert.” The Board has further determined that Kevin T. Howell and Alexander Pourbaix met the “financial literacy” requirements set forth in the listing standards under the NYSE.
Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent registered public accounting firm for the fiscal year 2024, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and auditing the Company’s internal control over financial reporting.
The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2024 with the Company’s management and has discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB). In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by Statement on the PCAOB Auditing Standard No. 1301, “Communication with Audit Committees,” and the Audit Committee has discussed with KPMG LLP their independence. The Audit Committee also reviewed, and discussed with management and KPMG LLP, management’s report and KPMG LLP’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.
Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K, for filing with the SEC.
Audit Committee:
Alexandra Pruner, Chair
Kevin T. Howell
Alexander Pourbaix
Marcie C. Zlotnik

Independent Registered Public Accounting Firm
AUDIT AND NON-AUDIT FEES
The following table presents fees for professional services rendered by KPMG LLP, our principal independent registered public accounting firm, for the years ended December 31, 2024, and December 31, 2023.
	Year Ended December 31,
	2024	2023
	(in thousands)
Audit Fees	$13,244	$13,195
Audit-Related Fees	—	—
Tax Fees	988	1,641
All Other Fees	—	—
Total	$14,232	$14,836
AUDIT FEES
For 2024 and 2023 audit services, KPMG LLP billed us approximately $13,244,000 and $13,195,000, respectively, for the integrated audit of the Company’s annual consolidated financial statements, internal control over financial reporting, and the review of the Company’s quarterly consolidated financial statements on our Quarterly Report on Form 10-Q that are customary under the standards of the PCAOB (United States), and in connection with subsidiary financial statement audits. The amounts also include other services that are normally provided by KPMG LLP in connection with these audits and regulatory filings.
AUDIT-RELATED FEES
There were no audit-related fees billed to us by KPMG LLP for 2024 and 2023.
TAX FEES
Tax fees relate to services provided for tax compliance, tax planning, technical assistance, and advice on both domestic and international matters. For 2024 and 2023 tax services, KPMG LLP billed us approximately $988,000 and $1,641,000, respectively.
ALL OTHER FEES
There were no other fees billed to us by KPMG LLP for 2024 and 2023.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL
The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre- approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.
The Audit Committee annually reviews and pre-approves services that are expected to be provided by the independent registered public accounting firm. The term of the pre-approval is 12 months from the date of the pre-approval, unless the Audit Committee approves a shorter time period. The Audit Committee may periodically amend and/or supplement the pre-approved services based on subsequent determinations.
Any engagement to provide audit or non-audit services must be pre-approved by the Audit Committee if it is to be provided by the independent registered public accounting firm. The Audit Committee must also pre-approve any services exceeding the pre-approved budgeted fee levels for a specified type of service.
The Audit Committee has authorized its Chair to pre-approve services in amounts up to $500,000 per engagement. Engagements exceeding $500,000 must be approved by the Audit Committee. Engagements pre-approved by the Chair of the Audit Committee are reported to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all services rendered by and associated fees paid to the KPMG LLP for 2024 and 2023.

Questions and Answers
WHAT IS THE PURPOSE OF THE ANNUAL MEETING?
The purpose of the Annual Meeting is to:
1.
elect eleven directors;

2.
approve, on a non-binding advisory basis, the Say on Pay Proposal;

3.
ratify the KPMG Ratification Proposal;

4.
approve the Charter Amendments Proposal; and

5.
vote on the Simple Majority Vote Stockholder Proposal, if properly presented at the meeting.

We may also conduct such other business as may properly come before the Annual Meeting and any adjournment or postponement. Other than Proposals 1 to 5, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting.
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
All of our stockholders may attend the Annual Meeting. However, only stockholders who owned our common stock at the close of business on March 3, 2025, the record date for the Annual Meeting, or their duly appointed proxies, are entitled to vote at the Annual Meeting.
Many stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:
•
Stockholder of Record — If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record of those shares.

•
Beneficial Owner — If your shares are held in a stock brokerage account, or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online during the Annual Meeting unless you follow the procedures of your broker, trustee or nominee for obtaining a legal proxy. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use to vote during the Annual Meeting.

HOW MANY VOTES DO I HAVE?
You have one vote for each share of our common stock you owned as of the record date for the Annual Meeting.

WHAT ARE THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS?
The Board recommends a vote:
1.
FOR the election of the director nominees;

2.
FOR the approval, on a non-binding advisory basis, of the Say on Pay Proposal;

3.
FOR the KPMG Ratification Proposal;

4.
FOR the Charter Amendments Proposal; and

5.
AGAINST the Simple Majority Vote Stockholder Proposal.

If you grant a proxy and any additional matters are properly presented for a vote at the Annual Meeting, either of the persons named as proxy holders, Lawrence S. Coben or Christine A. Zoino, will have the discretion to vote your shares.
HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
We will have a quorum, and will be able to conduct the business of the Annual Meeting, if the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting are represented in person or by proxy at the Annual Meeting. As of the record date, 203,666,967 shares of our common stock, representing the same number of votes, were outstanding. The presence of the holders of at least 101,833,484 shares of our common stock will be required to establish a quorum. Both abstentions and broker non-votes, if any, are counted as present for determining the presence of a quorum. For more information regarding the treatment of abstentions and broker non-votes, see “What are abstentions and broker non-votes and how are they treated?”
WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?
1.
Election of Directors — The nominees for election as directors at the Annual Meeting will be elected by a majority of the votes cast at the Annual Meeting. A majority of the votes cast means that the number of shares voted “FOR” the director nominee must exceed the number of votes cast “AGAINST” that director nominee. In a contested election, each director nominee will be elected by the vote of a plurality of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the director nominees who receive the most votes will be elected to fill the available seats on the Board.

2.
Say on Pay Proposal — This proposal requires the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. While this is an advisory vote, the Board and the Compensation Committee value the opinions of stockholders and if there are a significant number of votes against this proposal, the Board and the Compensation Committee will consider stockholders’ concerns and evaluate actions necessary to address those concerns.

3.
KPMG Ratification Proposal — This proposal requires the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If the selection of KPMG LLP as our independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection.

4.
Charter Amendments Proposal — This proposal requires the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the outstanding shares of the Company eligible to be cast in the election of directors.

5.
Simple Majority Vote Stockholder Proposal — This proposal requires the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

WHAT ARE ABSTENTIONS AND BROKER NON-VOTES AND HOW ARE THEY TREATED?
An abstention occurs when a stockholder abstains from voting or does not vote on a proposal. A “broker non-vote” occurs when a broker has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote the shares because the proposal is non-routine. Brokers who do not receive instructions from the beneficial owner are entitled to vote on the KPMG Ratification Proposal, but not on the other proposals. Broker non-votes and abstentions, if any, will be treated as follows with respect to votes on each of the proposals:
Proposal	Treatment of Abstentions	Treatment of Broker Non-Votes
1. Election of Directors	Not considered votes properly cast and therefore will have no effect on this proposal.	No effect on this proposal.
2. Say on Pay Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	No effect on this proposal.
3. KPMG Ratification Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	Not applicable since brokers have discretionary authority to vote on this proposal.
4. Charter Amendments Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.
5. Simple Majority Vote Stockholder Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	No effect on this proposal.
HOW DO I VOTE BEFORE THE ANNUAL MEETING?
If you hold shares directly as the stockholder of record, you may vote by granting a proxy or, if you hold shares in street name (through a bank, broker, trustee or other nominee), by submitting voting instructions to your bank, broker, trustee, or nominee. You may vote over the Internet, by telephone, by mail if you have a paper copy of the proxy materials, or online during the Annual Meeting. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your bank, broker, trustee, or nominee.
•
Vote by Internet before the Annual Meeting: If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time on April 30, 2025 by visiting the website provided on the Notice of Internet Availability of Proxy Materials (Notice of Availability) or voting instruction card. If you vote by using the Internet, you do not need to return your proxy card or voting instruction card.

•
Vote by Telephone: You may use any touch-tone telephone to vote your proxy toll-free 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time on April 30, 2025. The telephone number is printed on your proxy card or voting instruction card. If you vote by telephone, you do not need to return your proxy card or voting instruction card.

•
Vote by Mail: If you received or requested a paper copy of the materials, you may submit your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker, trustee, or nominee, and mailing it in the enclosed, postage-paid, addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends. Mark, sign, and date your proxy card and return it in the postage-paid envelope provided as soon as possible as it must be received by the Company prior to May 1, 2025, the Annual Meeting date.

•
Vote by Internet during the Annual Meeting: For information on how stockholders can vote during the Annual Meeting, please refer to “How can I vote during the Annual Meeting?” below.

MAY I CHANGE MY VOTE?
You may change your proxy instructions or revoke your proxy at any time prior to the vote at the Annual Meeting. You may accomplish this by: (a) delivering a written notice of revocation bearing a later date than the proxy being revoked, (b) signing and delivering a later dated written proxy relating to the same shares, or (c) attending the Annual Meeting and voting online during the Annual Meeting (attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).
HOW CAN I VOTE DURING THE ANNUAL MEETING?
To participate and vote during the virtual meeting, visit www.virtualshareholdermeeting.com/NRG2025 and enter the 16-digit control number included in your Notice of Internet Availability of proxy materials, proxy card or the instructions that accompany your proxy materials. You may begin to log into the meeting platform beginning at 8:45 a.m. Eastern Time on Thursday, May 1, 2025. The Annual Meeting will begin promptly at 9:00 a.m. Eastern Time on Thursday, May 1, 2025.
The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should plan for a sufficient time to log in and ensure they have a strong internet connection and can hear streaming audio prior to the start of the Annual Meeting.
If you encounter technical difficulties with the virtual meeting platform on the day of the Annual Meeting, please call the technical support number that will be posted on the Annual Meeting website. Technical support will be available starting at 8:45 a.m. Eastern Time and until the end of the Annual Meeting.
WHAT HAPPENS IF I DO NOT PROVIDE INSTRUCTIONS AS TO HOW TO VOTE?
If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.
WHERE CAN I OBTAIN THE LIST OF STOCKHOLDERS ENTITLED TO VOTE?
The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting for any purpose germane to the Annual Meeting, between the hours of 8:30 a.m. and 5:00 p.m. Eastern Time at our principal executive office at 804 Carnegie Center, Princeton, New Jersey 08540. Please contact our Corporate Secretary if you wish to review the list of stockholders at our principal executive office.
HOW CAN I ASK QUESTIONS DURING THE ANNUAL MEETING?
Only our stockholders of record of our common stock as of March 3, 2025 are permitted to ask questions during the Annual Meeting.
If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/NRG2025, type your question into the “Ask a Question” field, and click “Submit.” Questions relevant to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Stockholder questions or remarks must be relevant to the agenda items or matters addressed at the Annual Meeting. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together.
WHO PAYS THE COST OF SOLICITATION OF PROXIES?
We will pay for the cost of preparing, assembling, printing, mailing and distributing these proxy materials. Our directors, officers and employees may solicit proxies or votes in person, by telephone, or by electronic communication. Such individuals will not receive any additional compensation for these solicitation activities. We have retained MacKenzie Partners, Inc. to assist us in soliciting your proxy for an estimated fee of $27,500, plus reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and any other solicitation materials to beneficial owners of our common stock.
WHO IS THE COMPANY’S TRANSFER AGENT?
Our transfer agent is Computershare. Correspondence concerning stockholder inquiries can be handled by contacting NRG Energy, Inc. c/o Computershare, P.O. Box 43006, Providence, Rhode Island 02940-3006, or by telephone at 866-214-2213. Their website is: http://www.computershare.com. Certificates for transfer and address changes should be sent to: Computershare, P.O. Box 43006, Providence, Rhode Island 02940-3006. Overnight correspondence should be sent to Computershare, 150 Royall St., Suite 101, Canton, Massachusetts 02021.
WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?
Pursuant to rules adopted by the SEC, we are using the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, we are sending a Notice of Availability to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Availability or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Availability. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

WHAT IS “HOUSEHOLDING”?
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple stockholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the proxy materials or the Notice of Availability. We have undertaken householding to reduce our printing costs and postage fees. Stockholders may elect to receive individual copies of the proxy materials or Notice of Availability at the same address by contacting Broadridge Financial Solutions, Inc. by telephone at 1-866-540-7095, by mail at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by e-mail at sendmaterial@proxyvote.com. Stockholders who are receiving individual copies of such materials and who would like to receive single copies at a shared address may contact Broadridge Financial Solutions, Inc. with this request by using the contact information provided above.
HOW CAN I REQUEST ADDITIONAL MATERIALS?
Stockholders may request additional copies of the proxy materials or Notice of Availability by contacting Broadridge Financial Solutions, Inc. by telephone at 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com.
WHOM SHOULD I CALL IF I HAVE QUESTIONS ABOUT THE ANNUAL MEETING?
If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:
MacKenzie Partners, Inc.
7 Penn Plaza, 5th Floor
New York, New York 10001
Toll Free: (800) 322-2885
Collect: (212) 929-5500
Fax: (646) 439-9201
Email: proxy@mackenziepartners.com

Stockholder Proposals and Director Nominations for the
2026 Annual Meeting of Stockholders
All proposals discussed below must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, NRG Energy, Inc., 804 Carnegie Center, Princeton, New Jersey 08540. Proposals must contain the information required under our By-laws, as applicable, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC’s regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials, as applicable.
STOCKHOLDER PROPOSALS FOR INCLUSION IN THE PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
In order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2026 Annual Meeting of Stockholders (2026 Annual Meeting), our Corporate Secretary must receive the proposal no later than the close of business on November 19, 2025, the 120th day prior to the first anniversary of the date on which this Proxy Statement was first released to our stockholders in connection with this year’s Annual Meeting. If we change the date of the 2026 Annual Meeting by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail the proxy materials for the 2026 Annual Meeting in order to be considered for inclusion in the proxy materials.
DIRECTOR NOMINEES FOR INCLUSION IN THE PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS (PROXY ACCESS)
Eligible stockholders who do not seek to use the advance notice provisions for nomination of directors in Article II, Section 11 of our By-laws as described below, but who instead intend to nominate a person for election as director under the proxy access provision in our By-laws for inclusion in our proxy materials for the 2026 Annual Meeting, must comply with the requirements set forth in Article II, Section 15 of our By-laws and summarized below:
•
Stockholder Eligibility to Submit Nominees: A stockholder, or group of up to 20 stockholders, continuously owning at least 3% of our outstanding common stock for a period of at least three years prior to the date of the nomination may submit director nominations for inclusion in our proxy materials for the 2026 Annual Meeting.

•
Number of Nominees: An eligible stockholder or group of stockholders (as described above) may nominate directors constituting up to 20% of the Board.

•
Deadline: For the 2026 Annual Meeting, our Corporate Secretary must receive the nomination between October 20, 2025 and on November 19, 2025. If the 2026 Annual Meeting is held earlier than April 1, 2026 or later than May 31, 2026, the nomination must be received by the later of the close of business on (a) the date that is 150 days prior to such annual meeting or (b) the 10th day following the announcement of the date of such annual meeting.

•
Nomination Information: The nomination must contain the information required by Article II, Section 15 of the By-laws, a copy of which is available upon request to our Corporate Secretary.

If the stockholder does not meet the applicable deadlines or comply with the requirements of Article II, Section 15 of our By-laws, we may omit the nomination from our proxy materials for the 2026 Annual Meeting.

DIRECTOR NOMINEES FOR INCLUSION IN THE PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS (UNIVERSAL PROXY CARD)
In addition to complying with the advance notice provisions set forth below, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees (other than nominees of the Board) for the 2026 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and postmarked or transmitted electronically no later than March 2, 2026. If the 2026 Annual Meeting is held earlier than April 1, 2026 or later than May 31, 2026 then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by us.
STOCKHOLDER PROPOSALS AND BUSINESS TO BE BROUGHT BEFORE THE 2026 ANNUAL MEETING OF STOCKHOLDERS (WITHOUT BEING INCLUDED IN THE PROXY MATERIALS)
Stockholders intending to present a proposal or nominate a director for election at the 2026 Annual Meeting without having the proposal or nomination included in our proxy materials must comply with the requirements set forth in our By-laws and summarized below.
Our By-laws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of this year’s Annual Meeting, unless the 2026 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date. For our 2026 Annual Meeting, our Corporate Secretary must receive the proposal or nomination between January 1, 2026 and February 2, 2026. If the 2026 Annual Meeting is held earlier than April 1, 2026 or later than July 10, 2026, the proposal or nomination should be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to the date of the 2026 Annual Meeting or (b) the 10th day following the day on which the date of the 2026 Annual Meeting is first publicly announced by the Company.
The proposal or nomination must contain the information required by Article II, Section 11 of the By-laws, a copy of which is available upon request to our Corporate Secretary. If the stockholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.
STOCKHOLDER RECOMMENDATIONS FOR DIRECTOR CANDIDATES
The Governance and Nominating Committee will also consider nominations by stockholders who recommend candidates for election to the Board in a similar manner as described under “Director Nominee Selection Process” above. A stockholder seeking to recommend a prospective candidate for the Committee’s consideration may do so by writing to the Corporate Secretary, NRG Energy, Inc., 804 Carnegie Center, Princeton, New Jersey 08540 and by following the requirements to submit nominees discussed under “Stockholder Proposals and Business to be Brought Before the 2026 Annual Meeting of Stockholders (Without Being Included in the Proxy Materials).”

APPENDIX A
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NRG ENERGY, INC.
Pursuant to Sections 242 and 245 of the Delaware General Corporation Law, NRG Energy, Inc.~~, a Corporation~~ (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, the date of the filing of its original Certificate of Incorporation with the Secretary of State of Delaware (the “Secretary of State”) being May 29, 1992, as such Certificate of Incorporation was amended and restated by that Amended and Restated Certificate of Incorporation filed with the Secretary of State on May 1, 2012 and further amended by that Certificate of Amendment of Amended and Restated Certificate of Incorporation filed with the Secretary of State on December 14, 2012, and as further amended by that Certificate of Designation filed with the Secretary of State on March 9, 2023 hereby certifies as follows:
ARTICLE ONE
The name of the Corporation is NRG Energy, Inc.
ARTICLE TWO
The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE THREE
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.
ARTICLE FOUR
Section 1.    Authorized Shares.    The total number of shares of capital stock which the Corporation has authority to issue is 510,000,000 shares, consisting of:
(a)
10,000,000 shares of Preferred Stock, par value $.01 per share (“Preferred Stock”)~~; and~~, of which 650,000 has been designated as “10.25% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock” pursuant to that Certificate of Designation filed with the Secretary of State of Delaware on March 9, 2023, attached hereto as Exhibit A, as the same may be amended or restated from time to time and the terms of which are hereby incorporated herein by reference; and

(b)
500,000,000 shares of Common Stock, par value $.01 per share (“Common Stock”).

The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.

Section 2.    Preferred Stock.    The Preferred Stock may be issued from time to time and in one or more series. By resolution adopted by the affirmative vote of at least a majority of the total number of Directors then in office, the Board of Directors of the Corporation is authorized to determine or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors adopted by the affirmative vote of at least a majority of the total number of Directors then in office, originally fixing the number of shares constituting any series of Preferred Stock to increase or decrease (but not below the number of shares of any such series of Preferred Stock, then outstanding) the number of shares of any such series of Preferred Stock and to fix the number of shares of any series of Preferred Stock. In the event that the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock subject to the requirements of applicable law. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions granted to or imposed upon, any such series of Preferred Stock may be made dependent upon facts ascertainable outside the resolutions or resolutions providing for the issue of such Preferred Stock, adopted by the affirmative vote of at least a majority of the total number of Directors then in office, provided that the manner in which such facts shall operate upon the powers, preferences and rights of, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Any of the powers, preferences and rights of, and the qualifications, limitations and restrictions granted to or imposed upon, such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the affirmative vote of at least a majority of the total number of Directors then in office.
Section 3.    Common Stock.
(a)   Dividends and Other Distributions.   Except as otherwise provided by the Delaware General Corporation Law or this Certificate of Incorporation (this “Certificate”), the holders of Common Stock, subject to the rights of holders of any series of Preferred Stock, shall share ratably in all dividends as may from time to time be declared by the Board of Directors of the Corporation in respect of the Common Stock out of funds legally available for the payment thereof and payable in cash, stock or otherwise, and in all other distributions (including, without limitation, the dissolution, liquidation and winding up of the Corporation), whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise, after payment of liabilities and liquidation preference on any outstanding Preferred Stock.
(b)   Preemptive Rights.    No holder of Common Stock shall have any preemptive rights with respect to the Common Stock or any other securities of the Corporation, or to any obligations convertible (directly or indirectly) into securities of the Corporation, whether now or hereafter authorized.
(c)   Voting Rights.    Except as otherwise provided by the Delaware General Corporation Law or this Certificate and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation.
ARTICLE FIVE
The Corporation is to have perpetual existence.
ARTICLE SIX
Except as provided by the Certificate of Incorporation (including any duly authorized certificate of designation of any series of Preferred Stock), each Director shall be elected by the vote of the majority of the votes cast with respect to that Director’s election at any meeting for the election of Directors at which a quorum is present, provided that if the number of nominees at any such meeting exceeds the number of Directors to be elected at the meeting, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. For purposes of this Article, a majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of votes cast “against” that Director.
ARTICLE SEVEN
Subject to any rights of the holders of any series of Preferred Stock to elect additional Directors under specified circumstances, the ~~number of Directors which shall constitute the~~ Board of Directors shall ~~initially be established at eleven and, thereafter, may be enlarged up to fifteen by the affirmative vote of a majority of the total number of directors then in office or may otherwise be enlarged with the approval of the holders of at least a majority of the shares of Common Stock then outstanding, and may be reduced by resolution adopted~~have no more than sixteen (16) nor less than three (3) members, with the exact number of Directors constituting the full board to be determined from time to time by the affirmative vote of a majority of the total number of Directors then in office. Newly created directorships resulting from an increase in the size of the Board of Directors may be filled by the affirmative vote of a majority of the total number of Directors then in office or by vote of the stockholders.
ARTICLE EIGHT
In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-laws of the Corporation.
ARTICLE NINE
Section 1.   Indemnification; Limitation of Liability.
(a)   To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended, and excepts as otherwise provided in the Corporation’s By-laws, (i) no Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders; and (ii) the Corporation shall indemnify its officers and Directors.
(b)   Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation in respect of any act, omission or condition existing or event or circumstance occurring prior to the time of such repeal or modification.
ARTICLE TEN
Section 1.    ~~Classification~~Term of Directors.
~~(a)   From the effective date of this Amended and Restated Certificate of Incorporation until the election of directors at the 2013 Annual Meeting of stockholders, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, the Board of Directors shall be divided into three classes of Directors, Class I, Class II and Class III, with the Directors in Class I having a term expiring at the 2013 Annual Meeting, the directors in Class II having a term expiring at the 2014 Annual Meeting and the directors in Class III having a term expiring at the 2015 Annual Meeting.~~

~~(b)   Commencing with the election of directors at the 2013 Annual Meeting of stockholders, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, the Board of Directors shall be divided into two classes of directors, Class I and Class II, with the Directors in Class I having a term that expires at the 2014 Annual Meeting and the Directors in Class II having a term that expires at the 2015 Annual Meeting. The successors of the Directors who, immediately prior to the 2013 Annual Meeting, were members of Class I (and whose terms expire at the 2013 Annual Meeting) shall be elected to Class I; the directors who, immediately prior to the 2013 Annual Meeting, were members of Class II and whose terms were scheduled to expire at the 2014 Annual Meeting shall become members of Class I; and the directors who, immediately prior to the 2013 Annual Meeting, were members of Class III and whose terms were scheduled to expire at the 2015 Annual Meeting shall become members of Class II with a term expiring at the 2015 Annual Meeting.~~
~~(c)   Commencing with the election of directors at the 2014 Annual Meeting of stockholders, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, there shall be a single class of Directors, Class I, with all Directors of such class having a term that expires at the 2015 Annual Meeting. The successors of the Directors who, immediately prior to the 2014 Annual Meeting of stockholders, were members of Class I (and whose terms expire at the 2014 Annual Meeting) shall be elected to Class I for a term that expires at the 2015 Annual Meeting, and the Directors who, immediately prior to the 2014 Annual Meeting, were members of Class II and whose terms were scheduled to expire at the 2015 Annual Meeting shall become members of Class I with a term expiring at the 2015 Annual Meeting.~~
~~(d)   From and after the election of directors at the 2015 Annual Meeting of stockholders, the Board of Directors shall cease to be classified as provided in Section 141(d) of the General Corporation Law of the State of Delaware, and the Directors elected at the 2015 Annual Meeting (and each Annual Meeting thereafter) shall be elected for a term expiring at the next Annual Meeting and may be removed with or without cause.~~ Each Director ~~elected at any Annual Meeting~~ shall hold office until ~~such Director’s~~the next annual meeting of stockholders and until such Director’s successor shall have been duly elected and qualified or until the Director’s earlier death, resignation, or removal.
Section 2.    Removal.    ~~Until the cessation of the classified Board of Directors, pursuant to Article Ten Section 1(d) and subject to the rights, if any, of the holders of any series of Preferred Stock to remove Directors (~~ Any Director may be removed, with or without cause~~) and fill the vacancies thereby created (as specified in any duly authorized certificate of designation of any series of Preferred Stock), no. Director may be removed from office except for cause and the affirmative vote of the~~, by the holders of a majority of the shares ~~of Common Stock then outstanding~~then entitled to vote at an election of Directors. Notwithstanding the foregoing, if the holders of any class or series of capital stock are entitled by the provisions of this Certificate (including any duly authorized certificate of designation of any series of Preferred Stock) to elect one or more Directors, such Director or Directors so elected may be removed with or without cause by the vote of the holders of a majority of the outstanding shares of that class or series entitled to vote in the election of such Director or Directors or as otherwise provided in a duly authorized certificate of designation of a class or series of Preferred Stock.
Section 3.    Vacancies.    Subject to the rights of the holders of any series of Preferred Stock to remove Directors and fill the vacancies thereby created (as specified in any duly authorized certificate of designation of any series of Preferred Stock) and subject to ARTICLE SEVEN, vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next ~~election of the class for which such Directors shall have been chosen~~annual meeting of stockholders and until his or her successor shall have been duly elected and qualified or until such Director’s earlier death, resignation, or removal.
ARTICLE ELEVEN
Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation

Law) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.
ARTICLE TWELVE
Subject to the rights of holders of any series of Preferred Stock to act by written consent as specified in any duly authorized certificate of designation of any series of Preferred Stock, the stockholders of the Corporation may not take any action by written consent in lieu of a meeting, and must take any actions at a duly called annual or special meeting of stockholders and the power of stockholders to consent in writing without a meeting is specifically denied. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of Directors then in office, by the chief executive officer of the Corporation or, if there is no chief executive officer, by the most senior executive officer of the Corporation.
ARTICLE THIRTEEN
~~Notwithstanding any other provisions of this Certificate or any provisions of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Certificate (including any duly authorized certificate of designation of any series of Preferred Stock), the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then outstanding shares of the Corporation eligible to be cast in the election of Directors generally shall be required to alter, amend or repeal or ARTICLES NINE, TEN or TWELVE hereof, or this ARTICLE THIRTEEN, or any provision thereof or hereof.~~
~~ARTICLE FOURTEEN~~
~~The~~Subject to any duly authorized certificate of designation of any series of Preferred Stock, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, Directors or any other person herein are granted subject to this reservation.
ARTICLE ~~FIFTEEN~~FOURTEEN
The Corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law.
*****

IN WITNESS WHEREOF, the undersigned on behalf of the Corporation for the purpose of amending and restating the Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this ~~Certificate of~~Amended and Restated Certificate of Incorporation this ~~1st~~       day of ~~May, 2012~~                     , 2025.
NRG Energy, Inc.,
a Delaware corporation
By:
Name:  ~~Michael R. Bramnick~~
Title:   ~~Executive Vice President and General Counsel~~

Exhibit A
Certificate of Designation
(Filed as Exhibit 3.1 to NRG Energy, Inc.’s Form 8-K filed on March 10, 2023, available at
sec.gov/Archives/edgar/data/1013871/000110465923030928/tm238056d3_ex3-1.htm)

PRELIMINARY PROXY CARD--SUBJECT TO COMPLETION NRG ENERGY, INC. C/O OFFICE OF GENERAL COUNSEL 804 CARNEGIE CENTER PRINCETON, NJ 08540-6213 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 30, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NRG2025 You may attend the meeting via the Internet and vote during the meeting. Have available the information that is printed in the box marked by the arrow below and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 30, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V62013-P26350 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NRG ENERGY, INC. The Board of Directors recommends a vote FOR each of the nominees listed under Proposal 1, and FOR Proposals 2, 3, and 4. 1. To elect eleven directors. Nominees: 1a. E. Spencer Abraham 1b. Antonio Carrillo 1c. Matthew Carter, Jr. 1d. Lawrence S. Coben 1e. Heather Cox 1f. Elisabeth B. Donohue 1g. Marwan Fawaz 1h. Kevin T. Howell 1i. Alexander Pourbaix 1j. Alexandra Pruner 1k. Marcie C. Zlotnik For Against Abstain ! ! ! ! ! ! 2. To approve, on a non-binding advisory basis, NRG Energy, Inc.’s executive compensation. ! ! ! 3. To ratify the appointment of KPMG LLP as NRG Energy, Inc.’s independent registered public accounting firm for the 2025 fiscal year. ! ! ! 4. To approve NRG Energy, Inc.'s Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements. ! ! ! ! ! ! The Board of Directors recommends you vote AGAINST Proposal 5. ! ! ! 5. A stockholder proposal for simple majority vote, if properly presented at the meeting. ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain ! ! ! ! ! ! ! ! ! For Against Abstain ! ! ! Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. V62014-P26350 Proxy — NRG Energy, Inc. ANNUAL MEETING OF STOCKHOLDERS May 1, 2025 9:00 A.M. ET This Proxy/Voting Instruction Card is Solicited on Behalf of the Board of Directors for the 2025 Annual Meeting of Stockholders. The undersigned hereby constitutes and appoints Lawrence S. Coben and Christine A. Zoino, and each of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of common stock, par value $0.01 per share, of NRG Energy, Inc. (the "Company"), that the undersigned would be entitled to vote if personally present at the 2025 Annual Meeting of Stockholders of the Company to be held on May 1, 2025, at 9:00 a.m. (Eastern Time) live via the Internet at www.virtualshareholdermeeting.com/NRG2025, and at any and all adjournments or postponements thereof (the "Meeting"), as herein specified and in such proxyholders' discretion upon any other matter that may properly come before the Meeting including without limitation to vote on the election of such substitute nominees as such proxies may select in the event nominee(s) named on the card become(s) unable to serve as director(s). By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned. THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED UNDER PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 4, AND "AGAINST" PROPOSAL 5. PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY, EVEN IF YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING. (Continued and to be signed on reverse side)